UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ADVANCE AUTO PARTS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ADVANCE AUTO PARTS, INC.
5008 AIRPORT ROAD
ROANOKE, VIRGINIA 24012
______________

 NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
May 14, 2014
_____________

It is my pleasure to invite you to attend the 2014 Annual Meeting of the Stockholders (the "Annual Meeting") of Advance Auto Parts, Inc. (the "Company"), a Delaware corporation, on Wednesday, May 14, 2014 at 8:30 a.m. Eastern Daylight Time (EDT).  The meeting will be held at Advance Auto Parts, Inc., 5008 Airport Road, Roanoke, Virginia 24012.

At the Annual Meeting, stockholders will vote on the following matters, which are further described in the attached proxy statement (the "Proxy Statement"):

1.	Election of the ten nominees named in the Proxy Statement to the Board of Directors to serve until the 2015 annual meeting of stockholders;

2.Advisory vote to approve the compensation of the Company’s named executive officers;

3.	Approval of the 2014 Long-Term Incentive Plan;

4.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014;

5.	Advisory vote on a stockholder proposal, if presented at our Annual Meeting, regarding the ability of stockholders to act by written consent; and

6.	Action upon such other matters, if any, as may properly come before the meeting.

The Board of Directors recommends a vote FOR Proposal Nos. 1 through 4 and AGAINST Proposal No. 5. The persons named as proxies will use their discretion to vote on other matters that may properly arise at the Annual Meeting.

The Board of Directors set March 18, 2014 as the Record Date.  Only holders of record of our common stock at the close of business on that day are entitled to vote at our Annual Meeting or any adjournment of our Annual Meeting.

We invite you to attend our Annual Meeting and vote.  We urge you, after reading the Proxy Statement, to sign and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope or vote your proxy by Internet or telephone by following the instructions on the form of proxy.  If you attend our Annual Meeting, you may vote in person, even if you previously voted by proxy.
By order of the Board of Directors,
Sarah E. Powell
Senior Vice President, General Counsel
and Corporate Secretary
Roanoke, Virginia
April 9, 2014

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING AND VOTING	1

PROPOSAL NO. 1 ELECTION OF DIRECTORS	7

Nominees for Election to Our Board	7

CORPORATE GOVERNANCE	7

MEETINGS AND COMMITTEES OF THE BOARD	7

DIRECTOR COMPENSATION	7

COMPENSATION COMMITTEE REPORT	9

COMPENSATION DISCUSSION AND ANALYSIS	9

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION	10

Summary Compensation Table	10

2013 Grants of Plan-Based Awards Table	10

Outstanding Equity Awards at 2013 Fiscal Year-End Table	10

2013 Option Exercises and Stock Vested Table	10

2013 Non-Qualified Deferred Compensation Table	10

Potential Payments Upon Termination of Employment or Change in Control Table	10

PROPOSAL NO. 2 STOCKHOLDER ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS	10

INFORMATION CONCERNING OUR EXECUTIVE OFFICERS	10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10

STOCK OWNERSHIP GUIDELINES FOR DIRECTORS AND EXECUTIVE OFFICERS	10

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	10

PROPOSAL NO. 3 APPROVAL OF THE 2014 LONG-TERM INCENTIVE PLAN	11

Equity Compensation Plan Information Table	18

PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014	18

AUDIT COMMITTEE REPORT	18

PROPOSAL NO. 5 STOCKHOLDER ADVISORY VOTE ON A STOCKHOLDER PROPOSAL	18

OTHER MATTERS	19

APPENDIX A 2014 LONG-TERM INCENTIVE PLAN	A-1

______________

ADVANCE AUTO PARTS, INC.
PROXY STATEMENT
FOR 2014 ANNUAL MEETING OF STOCKHOLDERS
______________

ABOUT THE ANNUAL MEETING AND VOTING

Important Notice Regarding Availability of Proxy Materials for Stockholder Meeting to be Held on May 14, 2014.

This Proxy Statement and the 2013 annual report to stockholders are available on our Internet website at www.AdvanceAutoParts.com.

What is the purpose of the Annual Meeting?

At our Annual Meeting, the stockholders will act upon the matters outlined in the Notice of Meeting on the first page of this Proxy Statement, including the election of the ten nominees named below as directors, an advisory vote to approve the compensation of our named executive officers, approval of the Company's 2014 Long-Term Incentive Plan, ratification of our independent registered public accounting firm (the "independent auditors"), and an advisory vote on a stockholder proposal, if presented at the Annual Meeting, regarding the ability of stockholders to act by written consent. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting.  This Proxy Statement and form of proxy were first mailed to stockholders on or about April 9, 2014.

When and where will the Meeting be held?

The 2014 Annual Meeting will be held on Wednesday, May 14, 2014 at 8:30 a.m. (EDT), at the Advance Auto Parts Store Support Center located at 5008 Airport Road, Roanoke, Virginia 24012.  Our Store Support Center is accessible to persons with disabilities.  If you have a disability, we can provide reasonable assistance to help you participate in the meeting upon request.

Who is soliciting my vote?

Our Board of Directors ("Board") is soliciting your proxy to vote at the Annual Meeting.

Will a proxy solicitor be used?

Yes, we have engaged MacKenzie Partners, Inc. ("MacKenzie Partners") to assist in the solicitation of proxies for the Annual Meeting and we estimate we will pay MacKenzie Partners a fee of approximately $30,000. We have also agreed to reimburse MacKenzie Partners for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation and indemnify MacKenzie Partners against certain losses, costs and expenses.

What will I be voting on?

At the Annual Meeting, stockholders will vote on the following matters:

1.	The election of the following nominees to the Board to serve until the 2015 annual meeting of stockholders:

• John F. Bergstrom	• J. Paul Raines
• John C. Brouillard	• Gilbert T. Ray
• Fiona P. Dias	• Carlos A. Saladrigas
• Darren R. Jackson	• O. Temple Sloan, III
• William S. Oglesby	• Jimmie L. Wade

2.	Advisory vote to approve the compensation of the Company’s named executive officers;

3.	Approval of the Company's 2014 Long-Term Incentive Plan;

4.	Ratification of the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for 2014;

5.	Advisory vote on a stockholder proposal, if presented at our Annual Meeting, regarding the ability of stockholders to act by written consent; and

6.	Such other matters, if any, as may properly come before the meeting.

What are the voting recommendations of the Board?

The Board recommends the following votes:

1.	FOR the election of each of the ten director nominees to the Board ("Proposal No. 1");

2.	FOR the advisory vote on the approval of the compensation of the Company’s named executive officers ("Proposal No. 2");

3.	FOR the approval of the Company's 2014 Long-Term Incentive Plan ("Proposal No. 3");

4.	FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for 2014 ("Proposal No. 4"); and

5.	AGAINST the advisory stockholder proposal regarding the ability of stockholders to act by written consent, if presented at our Annual Meeting ("Proposal No. 5").

Will any other matters be voted on?

The Board does not intend to present any other matters at the Annual Meeting.  We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting.  If any other matter is properly brought before the Annual Meeting, your signed proxy card gives authority to Sarah E. Powell and Michael A. Norona as proxies, with full power of substitution ("Proxies"), to vote on such matters in their discretion in accordance with their best judgment.

Who is entitled to vote?

Stockholders of record as of the close of business on March 18, 2014 (the "Record Date") are entitled to vote at the Annual Meeting.

How many votes do I have?

You will have one vote for every share of Company common stock that you owned at the close of business on the Record Date.  You are not entitled to cumulate your votes.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a broker or bank rather than directly in their own names.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company.

Beneficial Owner
If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your bank or broker, which is considered the stockholder of record of these shares.  As the beneficial owner, you have the right to direct your bank or broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record.  Your bank or broker has enclosed a voting instruction card for you to use for providing directions for how to vote your shares.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	By Internet at www.proxyvote.com;

•	By toll-free telephone at 1-800-690-6903;

•	By completing and mailing your proxy card; or

•	By written ballot at the Annual Meeting.

If you vote by Internet or telephone, your vote must be received by 11:59 P.M. (EDT) on May 13, 2014, the day before the Annual Meeting.  Your shares will be voted as you indicate.  If you sign and return your proxy card but you do not indicate your voting preferences, the Proxies will vote your shares FOR Proposal Nos. 1 through 4 and AGAINST Proposal No. 5.

If your shares are held in street name, you should follow the voting directions provided by your bank or broker.  You may complete and mail a voting instruction card to your bank or broker or, in most cases, submit voting instructions by the Internet or telephone to your bank or broker.  If you provide specific voting instructions by mail, the Internet or telephone, your shares should be voted by your bank or broker as you have directed.  AS A RESULT OF THE NEW YORK STOCK EXCHANGE’S RULES, YOUR BANK OR BROKER CANNOT VOTE WITH RESPECT TO ANY PROPOSAL, EXCEPT FOR PROPOSAL NO. 4, UNLESS IT RECEIVES VOTING INSTRUCTIONS FROM YOU.

We will distribute written ballots at the Annual Meeting to any stockholder who wants to vote.  If you hold your shares in street name, you must request a legal proxy from your bank or broker to vote in person at the Annual Meeting.

Can I change my vote or revoke my proxy?

Yes.  If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	Entering a new vote by Internet or telephone by 11:59 P.M. (EDT) on May 13, 2014;

•	Returning a later-dated proxy card;

•
Sending written notice of revocation to Sarah E. Powell, Senior Vice President, General Counsel and Corporate Secretary, at the Company’s address of record, which is 5008 Airport Road, Roanoke, VA 24012; or

•	Completing a written ballot at the Annual Meeting.

If your shares are held in street name, you must follow the specific directions provided to you by your bank or broker to change or revoke any instructions you have already provided to your bank or broker.

Is my vote confidential?

It is the policy of the Company that all proxies, ballots, voting instructions and tabulations that identify the vote of a stockholder will be kept confidential from the Company, its directors, officers and employees until after the final vote is tabulated and announced, except in limited circumstances, including: any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against the Company or to assert a claim by the Company and when written comments by a stockholder appear on a proxy card or other voting material.

How are votes counted?

Votes are counted by inspectors of election designated by the corporate secretary.

Who pays for soliciting proxies?

We will pay for the cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy to our stockholders, as well as the cost of soliciting proxies relating to the Annual Meeting, including those of MacKenzie Partners. We may request banks and brokers to solicit their customers, on whose behalf such banks and brokers hold our common stock in street name.  We will reimburse these banks and brokers for their reasonable out-of-pocket expenses for these solicitations.  We will pay no additional compensation to our officers, directors or employees for these activities.

What is the quorum requirement of the Annual Meeting?

A majority of the outstanding shares of our common stock on the Record Date, represented in person or by proxy at the Annual Meeting, constitutes a quorum for voting on proposals at the Annual Meeting.  If you vote, your shares will be part of the quorum.  Abstentions, including those recorded by brokers holding their customers’ shares, and broker non-votes will be counted in determining the quorum.  On the Record Date, there were 72,940,548 shares outstanding and 1,765 stockholders of record.  A majority of our common stock, or 36,470,275 shares, will constitute a quorum. A majority of the shares present at the Annual Meeting may adjourn the meeting even if the number of shares present do not constitute a quorum.

What are broker non-votes?

Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners by the date specified in the statement requesting voting instructions that has been provided by the bank or broker.

If that happens, the bank or broker may vote those shares only on matters as permitted by The New York Stock Exchange.  The New York Stock Exchange prohibits banks and brokers from voting uninstructed shares in, among other things, the election of directors and matters related to executive compensation; accordingly, banks and brokers cannot vote with respect to any Proposal presented for consideration in this Proxy Statement except for Proposal No. 4 unless they receive voting instructions from the beneficial owners.  Broker non-votes are not treated as votes cast under Delaware law.

What vote is required to approve each proposal?

Proposal No. 1.  For the election of directors, the ten nominees for director will be elected if they receive a majority of the votes cast at the Annual Meeting for the election of directors.  For purposes of the election of directors, a majority of votes cast means that the number of shares voted "for" a director’s election exceeds 50 percent of the number of votes cast with respect to that director’s election, and votes cast include votes to withhold authority and exclude abstentions and broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the proposal.

Proposal No. 2.  For the advisory vote to approve the compensation of the Company’s named executive officers, the vote is non-binding and, therefore, no specific vote is required to approve the proposal.  However, the Board and the Compensation Committee will review the voting results and consider them in making future decisions about executive compensation programs.

Proposal No. 3. Approval of the Company's 2014 Long-Term Incentive Plan requires the approving vote of a majority of the votes cast on this proposal by the holders of shares of our common stock who are present, or represented by proxy, and entitled to vote at the annual meeting. Abstentions count as votes cast and have the effect of a vote against the proposal. The number of shares entitled to vote excludes broker non-votes, and broker non-votes will have no effect on the outcome of the proposal.

Proposal No. 4. Ratification of our independent registered public accounting firm requires the approving vote of a majority of the votes cast on this proposal by the holders of shares of our common stock who are present, or represented by proxy, and entitled to vote at the Annual Meeting.  Abstentions count as votes cast and have the effect of a vote against the proposal.  The number of votes cast excludes broker non-votes, and broker non-votes will have no effect on the outcome of the proposal.

Proposal No. 5. For the advisory vote on the stockholder proposal regarding the ability of stockholders to act by written consent, the vote is non-binding and, therefore, no specific vote is required to approve this proposal.

Who can attend the Annual Meeting?

Only Advance Auto Parts stockholders as of the close of business on the Record Date may attend the Annual Meeting.

What do I need to do to attend the Annual Meeting?

If you are a stockholder of record, your proxy card is your admission ticket to the Annual Meeting.  If you own shares in street name, you will need to ask your broker or bank for an admission ticket in the form of a legal proxy.  You will need to bring the legal proxy with you to the Annual Meeting along with valid picture identification.  If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the Annual Meeting.  We can use your statement to verify your ownership of our common stock and admit you to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting without a legal proxy.

What does it mean if I get more than one proxy card?

It means you own shares in more than one account.  You should vote the shares on each of your proxy cards.

How can I consolidate multiple accounts registered in variations of the same name?

If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address.  You may do this by contacting our transfer agent, Computershare, toll-free at (866) 865-6327 or at P.O. Box 43006, Providence, RI 02940-3006, Attention: Shareholder Correspondence.

I own my shares indirectly through my broker, bank or other nominee, and I receive multiple copies of the annual report, proxy statement and other mailings because more than one person in my household is a beneficial owner.  How can I change the number of copies of these mailings that are sent to my household?

If you and other members of your household are beneficial owners, you may eliminate this duplication of mailings by contacting your broker, bank or other nominee.  Duplicate mailings in most cases are wasteful for us and inconvenient for you, and we encourage you to eliminate them whenever you can.  If you have eliminated duplicate mailings, but for any reason would like to resume them, you must contact your broker, bank or other nominee.

I own my shares directly as a registered owner of Company stock and so do other members of my family living in my household.  How can I change the number of copies of the annual report and proxy statement being delivered to my household?

Family members living in the same household generally receive only one copy per household of the annual report, proxy statement and most other mailings.  The only item which is separately mailed for each registered stockholder or account is a proxy card.  If you wish to start receiving separate copies in your name, apart from others in your household, you must contact Computershare toll-free at (866) 865-6327 or at P.O. Box 43006, Providence, RI 02940-3006, Attention: Shareholder Correspondence, and request that action.  Within 30 days after your request is received we will start sending you separate mailings.  If, for any reason, you and members of your household are receiving multiple copies and you want to eliminate the duplications, please also contact Computershare and request that action.  That request must be made by each person in the household entitled to receive the materials.

Multiple stockholders live in my household and together we received only one copy of this year’s annual report and Proxy Statement.  How can I obtain my own separate copy of those documents for the Annual Meeting in May?

You may pick up copies in person at the Annual Meeting or download them from our Internet website, www.AdvanceAutoParts.com (click on the homepage link to 2014 Annual Meeting materials).  If you want copies mailed to you and you are a beneficial owner, you must request them from your broker, bank, or other nominee.  If you want copies mailed to you and you are a stockholder of record, we will mail additional copies to you promptly at no charge if you request them from our corporate office by phone at (952) 715-5015 or by mail to 5008 Airport Road, Roanoke, VA 24102, Attention: Investor Relations.  We cannot guarantee you will receive mailed copies before the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and publish final results in a Report on Form 8-K within four business days following the Annual Meeting.

What is the deadline for consideration of stockholder proposals or director nominations for the 2015 annual meeting of stockholders?

If you are a stockholder and you want to present a proposal at the 2015 annual meeting and have it included in our proxy statement for that meeting, you must submit the proposal in writing at our offices at 5008 Airport Road, Roanoke, Virginia 24012, Attention: Corporate Secretary, on or before December 10, 2014.  Applicable Securities and Exchange Commission ("SEC") rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in next year’s proxy statement.

If you want to present a proposal at the 2015 annual meeting (other than pursuant to SEC rules and regulations) or to nominate a person for election as a director, you must comply with the requirements set forth in our by-laws.  Our by-laws require, among other things, that our corporate secretary receive written notice from the stockholder of intent to present such proposal or nomination no less than 120 days and no more than 150 days prior to the first anniversary of the date of the preceding year’s annual meeting.  Therefore, we must receive notice of such proposal no earlier than December 15, 2014, and no later than January 14, 2015.  The notice must contain the information required by our by-laws.  You may obtain a print copy of our by-laws by submitting a request to: Advance Auto Parts, 5008 Airport Road, Roanoke, Virginia 24012, Attention: Corporate Secretary.  Our by-laws are also available on our website at www.AdvanceAutoParts.com.  Our Chair or any other person presiding at the meeting may exclude any matter that is not properly presented in accordance with these requirements.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, you will vote to elect as directors the ten nominees listed below to serve until our 2015 Annual Meeting of stockholders or until their respective successors are elected and qualified.  Our Board has nominated John F. Bergstrom, John C. Brouillard, Fiona P. Dias, Darren R. Jackson, William S. Oglesby, J. Paul Raines, Gilbert T. Ray, Carlos A. Saladrigas, O. Temple Sloan, III and Jimmie L. Wade for election as directors.  All of the nominees are current members of our Board.  Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected.  None of the nominees to our Board has any family relationship with any other nominee or with any of our executive officers.  In the normal course of its deliberations, our Board may decide at a later time to add one or more directors who possess skills and experience that may be beneficial to our Board and our Company.

The persons named as Proxies in the accompanying form of proxy have advised us that at the Annual Meeting, unless otherwise directed, they intend to vote the shares covered by the proxies FOR the election of the nominees named above.  If one or more of the nominees are unable to serve, or will not serve, the persons named as Proxies may vote for the election of any substitute nominees that our Board may propose.  The persons named as Proxies may not vote for a greater number of persons than the number of nominees named above. Our by-laws provide that a nominee for director in an uncontested election must receive a majority of the votes cast at the Annual Meeting for the election of directors in order to be elected. If a nominee for director who is an incumbent director is not elected and no successor has been elected at the Annual Meeting, the director is expected to tender his or her resignation from the Board contingent on acceptance of such resignation by the Board.

Nominees for Election to Our Board

The following table provides information about our nominees for director as of the Record Date, March 18, 2014.

Name	Age	Position
John F. Bergstrom (2)	67	Director
John C. Brouillard(1)(4)	65	Chair
Fiona P. Dias(2)	48	Director
Darren R. Jackson	49	Director and Chief Executive Officer
William S. Oglesby(3)	54	Director
J. Paul Raines(2)(4)	49	Director
Gilbert T. Ray(1)(4)	69	Director
Carlos A. Saladrigas(1)	65	Director
O. Temple Sloan, III(3)	53	Director
Jimmie L. Wade(3)	59	Director
_______________

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Finance Committee

(4)	Member of Nominating and Corporate Governance Committee

Mr. Bergstrom, Director, became a member of our Board in May 2008.  Mr. Bergstrom is the Chairman and Chief Executive Officer of Bergstrom Corporation, which is one of the top 50 automobile dealership groups in America.  Mr. Bergstrom has served in his current role at Bergstrom Corporation for more than five years.  Mr. Bergstrom has served as a director of Associated Banc-Corp, a diversified bank holding company, since December 2010; Kimberly-Clark Corporation, a global health and hygiene company, since 1987; Wisconsin Energy Corporation, a diversified energy company, since 1987; and Midwest Airlines, a passenger airline company, from 1993 to July 2009.

Bergstrom Corporation has been cited as the number one quality automotive dealer in the country and highlighted for its focus on outstanding customer service. With over 35 years of experience in automotive sales, service and parts management in an organization representing all major automotive manufacturers that distribute cars in the United States, Mr. Bergstrom brings a unique and valuable point of view to our Board. In addition, as a result of his service as a director of several other public companies, including membership on the compensation committee of Wisconsin Energy, he is in a position to share with the Board his experience with governance issues facing public companies.

Mr. Brouillard, Chair, became a member of our Board in May 2004 and was appointed Lead Director on February 14, 2007. Mr. Brouillard served as the interim Chair, President and Chief Executive Officer of the Company from May 2007 until January 2008, when he became the non-executive Chair of the Board. Mr. Brouillard retired as Chief Administrative and Financial Officer of H.E. Butt Grocery Company, a regional food retailer, in June 2005, a position that he had held since February 1991. From 1977 to 1991, Mr. Brouillard held various positions with Hills Department Stores, a discount department store company, including serving as President of that company. Mr. Brouillard also served as a director of Eddie Bauer Holdings, Inc., a multi-channel retailer, from June 2005 to May 2009.

Mr. Brouillard's background as a chief administrative and financial officer with a grocery retail company recognized for outstanding customer service provides him with strong insights into the types of management and financial issues that face companies in the retail sector. After having served on our Board for over nine years, including six years as the independent Board Chair and eight months as the interim Chief Executive Officer of the Company, Mr. Brouillard is uniquely situated to understand the inner workings of Advance's Board and management processes. His considerable experience in finance and accounting matters are particularly valuable to the deliberations of the Audit Committee, and his past service on the board of another public company has strengthened his understanding of the governance concerns facing public companies.

Ms. Dias, Director, became a member of our Board in September 2009. Ms. Dias is currently Chief Strategy Officer of ShopRunner, an online shopping service, and has held this position since August 2011. Previously she was Executive Vice President, Strategy & Marketing, of GSI Commerce, Inc., a provider of e-commerce and interactive marketing services, from February 2007 to June 2011. Ms. Dias also served as Executive Vice President and Chief Marketing Officer at Circuit City Stores, Inc., a specialty retailer of consumer electronics, from May 2005 to August 2006 and held Senior Vice President positions at Circuit City from November 2000 to April 2005. Prior to 2000, Ms. Dias held senior marketing positions with PepsiCo, Inc., Pennzoil-Quaker State Company and The Procter & Gamble Company. Ms. Dias has served as a director of Realogy Holdings Corp., a real estate brokerage company, since June 2013, and she served as a director of Choice Hotels, Inc., a hotel franchisor, from November 2004 to April 2012.

Ms. Dias possesses extensive experience in marketing and managing consumer and retail brands. Her experience with developing, implementing and assessing marketing plans and initiatives allows the Board to benefit from her marketing expertise. In addition, Ms. Dias' e-commerce and digital marketing experience with a broad spectrum of brands aligns well with the Board's assessment of the Company's multi-channel strategies. Her position as a director of other public companies, including membership on the compensation committee of Realogy Holdings and past membership on the compensation committee of Choice Hotels, also enables her to share with the Board her experience with governance issues facing public companies.

Mr. Jackson, Director and Chief Executive Officer, became a member of our Board in July 2004. Since January 2008, Mr. Jackson has continuously served as our Chief Executive Officer. During that time period, Mr. Jackson also served as President from January 2008 to January 2009 and from January 1, 2012 to April 21, 2013, when George E. Sherman became our President. Prior to becoming our Chief Executive Officer, Mr. Jackson served in various executive positions with Best Buy Co., Inc., a specialty retailer of consumer electronics, office products, appliances and software, ultimately serving from July 2007 to December 2007 as Executive Vice President of Customer Operating Groups. He joined Best Buy in 2000 and was appointed as its Executive Vice President-Finance and Chief Financial Officer in February of 2001. Prior to 2000, he served as Vice President and Chief Financial Officer of Nordstrom, Inc., Full-line Stores, a fashion specialty retailer, and held various senior positions, including Chief Financial Officer of Carson Pirie Scott & Company, a regional department store company. He began his career at KPMG. Mr. Jackson has served as a director of Fastenal Company, which sells industrial and construction supplies, since July 2012. Mr. Jackson also serves on the Board of Trustees at Marquette University.

Mr. Jackson has served as a member of our Board for over nine years and as the Company's Chief Executive Officer for over six years. Mr. Jackson's experience in customer service and high growth with large retail companies (including both organic growth and growth by means of strategic acquisitions) and his experience in leading the Company provide him with unique insights into the challenges and opportunities of overseeing the operations, expansion and management of the Company.

Mr. Oglesby, Director, became a member of our Board in December 2004. Mr. Oglesby is currently Senior Managing Director for The Blackstone Group, L.P., a global investment and advisory firm, and has held this position since April 2004. Mr. Oglesby has over 30 years of investment banking experience as a result of his current position with The Blackstone Group, L.P., and previous managing director positions with Credit Suisse First Boston; Donaldson Lufkin & Jenrette; and Kidder, Peabody & Co.

Mr. Oglesby has served on our Board for over nine years. With his broad experience in the investment banking business, Mr. Oglesby is uniquely equipped to provide the Board with insights into capitalization strategies, capital markets mechanics and strategic expansion opportunities. His experience with us and in the automotive aftermarket industry enables him to provide critical insights into strategic opportunities for our Company, including our recent acquisition of GPI.

Mr. Raines, Director, became a member of our Board in February 2010. Mr. Raines is Chief Executive Officer of GameStop Corporation, the world's largest multichannel retailer of video games, and has held this position since June 2010. From September 2008 to June 2010 he served as Chief Operating Officer of GameStop. Mr. Raines has served as a director of GameStop since June 2012. Prior to joining GameStop, Mr. Raines spent eight years with The Home Depot, Inc., a home improvement specialty retailer, in various management positions in retail operations, including serving as Executive Vice President for U. S. Stores and President of the Southern Division for the Atlanta-based company. He also has extensive international expertise covering Latin America, Asia and Europe.

Under Mr. Raines’ leadership, GameStop has undergone a transformation to become a global hybrid physical and digital specialty retailer in the video game, consumer electronics and technology space. The company has operations in 15 countries across Europe, Canada, Australia and the United States, and is a Fortune 500 and S&P 500 company, employing more than 40,000 people.  The Board draws on Mr. Raines’ insights gained from his expertise in the areas of retail strategy, store operations, customer service, merchandising, manufacturing, marketing, loss prevention, real estate, supply chain and global sourcing.

Mr. Ray, Director, became a member of our Board in December 2002. Mr. Ray was a partner of the law firm of O'Melveny & Myers LLP until his retirement in February 2000. Mr. Ray has been a member of the boards of Towers Watson & Co., formerly Wyatt Worldwide, Inc., a professional services company, since 2000; Dine Equity, Inc., the restaurant holding company of Applebee's and IHOP, since 2004; and Diamond Rock Hospitality Company, a lodging-focused real estate company, since 2004.

Mr. Ray's service on our Board provides institutional knowledge and continuity to our Board. His experience as an attorney allows Mr. Ray to provide guidance to the Company on legal and fiduciary matters. He has extensive experience with conventional corporate and tax-exempt transactions, as well as international finance. In addition, Mr. Ray's service as a director on the boards of other public companies provides the Company with valuable insights on corporate governance issues that face the Board and the Company.

Mr. Saladrigas, Director, became a member of our Board in May 2003. Mr. Saladrigas has been the Chairman and Chief Executive Officer of Regis HR Group, a Professional Employee Organization, since July 2009. Also, Mr. Saladrigas founded and has been the Chairman and Chief Executive Officer of Concordia Behavioral Health, a privately held managed behavioral health care organization, since January 2011. Mr. Saladrigas served as Chairman of the Premier American Bank in Miami, Florida from September 2001 until June 2007. Mr. Saladrigas served as the Vice Chairman of Premier American Bank until his resignation in July 2008. A receiver was appointed for Premier American Bank in January 2010. From November 1984 to May 2002, he was the Chief Executive Officer of ADP TotalSource (previously The Vincam Group, Inc.), a human resources outsourcing company that provides human resource functions to small and mid-sized businesses. Mr. Saladrigas has served as a director of Progress Energy, Inc., an energy utility company, from 2001 to July 2012, when he became a director of Duke Energy Corporation, an electric power holding company following its acquisition of Progress Energy; Carolina Power & Light Company, an energy utility company, since 2001; and Florida Progress Corporation, a diversified holding company whose primary businesses are fuel supply and power, since 2001. From June 2006 to April 2009, Mr. Saladrigas served as a director of MBF Healthcare Acquisition Corporation, an acquisition company focused in the healthcare industry. He has also served as a member of the Latino/Hispanic Advisory Board for PepsiCo.

Mr. Saladrigas provides stability and continuity to the Board as well as valuable leadership related to his experience in financial management and as a human resources professional. He has been designated by the Board as an Audit Committee financial expert consistent with SEC regulations. Mr. Saladrigas provides the Board with relevant insights into the Latino/Hispanic segment of the Company's customer base.

Mr. Sloan, Director and President of General Parts International, Inc. ("GPI"), became a member of our Board on January 2, 2014. Prior to our acquisition of GPI, he served as President and Chief Executive Officer of GPI from 2008 to January 2, 2014 and as President of GPI from 2001 to 2008. Mr. Sloan has over 30 years of experience in the automotive aftermarket. He currently serves as a director of Car Care Council and a member of a Wells Fargo Bank Regional Advisory Board. Mr. Sloan is also a member of the Board of Trustees of Northwood University.

Mr. Sloan’s extensive experience in the automotive aftermarket industry is an invaluable asset to the Company. He has particular expertise in the Commercial business, which is a key focus of the Company, and will assist the Company in the integration of GPI. Mr. Sloan's experience in acquisitions and the subsequent integration of businesses equips him to serve a key role in our future success and in the Board's analysis of steps to achieve the full integration of GPI.

Mr. Wade, Director and Past President, became a member of our Board in September 2011. Mr. Wade served as our President from January 2009 to January 1, 2012 and from October 1999 to May 2005. He continues to provide strategic leadership to the Company, such as playing an integral role in the Company's acquisitions of B.W.P. Distributors, Inc. ("BWP") and GPI. Mr. Wade joined us in February 1994 and has held several key senior executive roles with the Company including as Executive Vice President from May 2005 until January 2009 and as Chief Financial Officer from March 2000 through August 2003. Prior to 1993, Mr. Wade was Vice President, Finance and Operations of S.H. Heironimus, Inc., a regional department store company. Mr. Wade has served as a director of Lumber Liquidators, a specialty retailer of hardwood flooring, since September 2011, and he also serves on numerous non-profit boards.

Mr. Wade has 20 years of experience with the Company in various business, finance and strategic leadership roles and has broad expertise and knowledge of the automotive aftermarket industry, as well as experience in retail finance and operations prior to joining the Company in 1994. During his career, he has gained and developed extensive business, finance, distribution, marketing and leadership skills, as well as solid instincts and understanding regarding acquisition opportunities, challenges and processes. Further, he possesses an understanding of strategic business planning, risk assessment and store operations that makes him uniquely suited to serve as a member of the Board. Mr. Wade's experience and expertise in business integration and in the automotive aftermarket industry are critical to our successful integration of GPI and the Board's evaluation of key milestones in the GPI integration process.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR EACH OF OUR BOARD’S NOMINEES.

CORPORATE GOVERNANCE

 Overview

Our Company believes that good corporate governance practices reflect our values and support our strong strategic and financial performance.  The compass of our corporate governance practices can be found in our by-laws, our Guidelines on Significant Governance Issues and our Code of Ethics and Business Conduct, which were adopted by our Board to guide our Company, our Board and our employees ("Team Members").  Our by-laws provide that in an uncontested election, directors must receive a majority of the votes cast at the Annual Meeting for the election of directors.  Each standing committee of the Board has a charter, which can be found at www.AdvanceAutoParts.com, that spells out the committee’s roles and responsibilities assigned to it by the Board.  In addition, the Board has established policies and procedures that address matters such as chief executive officer succession planning, transactions with related persons, risk oversight, communications with the Board by stockholders and other interested parties, and the independence and qualifications of our directors.  This "Corporate Governance" section provides insights into how the Board has implemented these policies and procedures to benefit our Company and our stockholders.

 Guidelines on Significant Governance Issues

The responsibility of our Board is to review, approve and regularly monitor the effectiveness of our fundamental operating, financial and other business plans, as well as our policies and decisions, including the execution of our strategies and objectives. Accordingly, our Board has adopted guidelines on the following significant governance issues:

•
the structure of our Board, including, among other things, the size, mix of independent and non-independent members, membership criteria, term of service, compensation and assessment of performance of our Board;

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Board procedural matters, including, among other things, selection of the chair of the Board, Board meetings, Board communications, retention of counsel and advisers and our expectations regarding the performance of our directors;

•
committee matters, including, among other things, the types of committees, charters of committees, independence of committee members, chairs of committees, service of committee members, committee agendas and committee minutes and reports;

•	chief executive officer evaluation, management development and succession planning;

•	codes of conduct; and

•
other matters, including auditor services, Board access to management and interaction with third parties, directors and officers insurance and the indemnification/limitation of liability of directors, our policy prohibiting Company loans to our executive officers and directors, use of the corporate airplane, and confidential stockholder voting.

A complete copy of our Guidelines on Significant Governance Issues is available on our website at www.AdvanceAutoParts.com under the Investor Relations section.

 Director Independence

Our Board, after consultation with and upon the recommendation of the Nominating and Corporate Governance Committee, determined that Messrs. Bergstrom, Brouillard, Raines, Ray and Saladrigas and Ms. Dias are each “independent” directors under the listing standards of the New York Stock Exchange ("NYSE"), because each of these directors: (1) has no material relationship with us or our subsidiaries, either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with us or our subsidiaries and (2) satisfies the “bright line independence” criteria set forth in Section 303A.02(b) of the NYSE’s listing standards.  In addition, based on such standards, the Board determined that Mr. Jackson is not independent because he is our Chief Executive Officer, that Mr. Sloan is not independent because he is an executive officer of the Company and serves as the President of the Company’s subsidiary GPI and that Mr. Wade is not independent because he is currently employed by the Company. Separately, in assessing the materiality of other relationships, the Board also has determined that Mr. Oglesby is not independent for this year because his employer, The Blackstone Group L.P., provided advisory services to the Company during 2013 related to the Company’s acquisition of GPI. The Board noted that this was the first time Mr. Oglesby's employer received compensation from the Company for investment banking services during his tenure on the Board and that it was not currently expected that any other such compensation would be paid to his employer during 2014. The Board noted the addition of Mr. Sloan to the Board and the payment of compensation to Mr. Oglesby's employer, both in connection with the acquisition of GPI, resulted in two directors being determined to not be independent. Given the increased size and complexity of the Company resulting from the acquisition, the Board is currently seeking to increase its size by identifying additional candidates to serve as independent directors with the goal of no less than 75 percent of the Board being determined to be independent under applicable standards. The Board assessed the issue of materiality of any relationship not merely from the standpoint of each director or nominee, but also from that of persons or organizations with which the director or nominee may have an affiliation. Based upon such assessment and all facts and circumstances known to the Board, including, among other things, a review of questionnaires submitted by these directors and a review of a recent resume or biography of each director, the Board made a determination of independence.  Our Board reviews each director’s status under this definition annually with the assistance of the Nominating and Corporate Governance Committee.  Each director is required to keep the Nominating and Corporate Governance Committee fully and promptly informed as to any developments that might affect his or her independence.

Meetings of Independent Directors

During 2013, the independent directors on our Board met a total of 5 times.  During 2013, these meetings were presided over by Mr. Brouillard, the non-executive Chair of the Board.  For 2014, our independent directors are scheduled to meet separately in conjunction with each of the four scheduled non-telephonic meetings of the Board.  Mr. Brouillard is expected to preside over these meetings during 2014.

Board Leadership Structure

Our Guidelines on Significant Governance Issues and by-laws allow the Board to combine or separate the roles of the Chair of the Board and the Chief Executive Officer.  Immediately prior to Mr. Jackson’s appointment as President and Chief Executive Officer, Mr. Brouillard served as the Company’s interim Chair, President and Chief Executive Officer.  At the time of Mr. Jackson’s appointment, his prior experience had primarily been in financial management and leadership roles at various retail companies. The Board decided to retain Mr. Brouillard as the independent Chair of the Board in order to provide Mr. Jackson with an opportunity to lead the Company’s management with the support and guidance of an experienced chief executive officer serving in the role of the independent Board Chair.  The Board regularly considers whether to maintain the separation of the roles of Chair and Chief Executive Officer.  The Board believes that Mr. Brouillard has continued to serve a valuable role in supporting Mr. Jackson and providing leadership to the Board as a whole and has decided to maintain the separation of those roles at this time.  In the event that the Board chooses to combine these roles, the Company’s governance guidelines provide for the selection of an independent lead director.  The responsibilities of the independent Chair or independent lead director include presiding over meetings of the Board or of the independent directors and participating in development of the Board’s agenda, as well as facilitating the discussions and interaction of the Board to ensure that all directors’ viewpoints are heard and considered.

Stockholder and Interested Party Communications with our Board

Any interested party, including any stockholder, who desires to communicate with our Board generally or directly with a specific director, one or more of the independent directors, our non-management directors as a group or our Board Chair, including on an anonymous or confidential basis, may do so by delivering a written communication to the Board, the independent directors, the non-management directors as a group or to our Board Chair, c/o Advance Auto Parts, Inc., 5008 Airport Road, Roanoke, Virginia  24012, Attention: General Counsel.  The general counsel will not open a communication that is conspicuously marked "Confidential" or is addressed to one or more of our independent directors, our non-management directors as a group or our Board Chair and will forward each such communication to the appropriate individual director or group of directors, as specified in the communication.  Such communications will not be disclosed to the non-independent or management members of our Board or to management unless so instructed by the independent or non-management directors. Communications will be forwarded by the general counsel on a bi-monthly basis.  The general counsel will ensure the timely delivery of time sensitive communications to the extent such communication indicates time sensitivity.

In addition, we have a policy that each of our directors should make every reasonable effort to attend each annual meeting of stockholders.  Eight directors were in attendance at our 2013 annual meeting of stockholders.

Nominations for Directors

Identifying Director Candidates.  The Nominating and Corporate Governance Committee is responsible for leading the search for and evaluating qualified individuals to become nominees for election as directors.  The Committee is authorized to retain a search firm to assist in identifying, screening and attracting director candidates.  During 2013 the Committee retained an executive search firm to assist in identifying potential director candidates. Immediately following our acquisition of GPI in January 2014, Mr. O. Temple Sloan, III, the former Chief Executive Officer and President of GPI, was elected to serve as a director. As discussed in the "Director Independence" section of this Proxy Statement, in conjunction with the GPI acquisition we may further increase the size of the Board. The Committee expects to continue its search in 2014 for potential candidates to serve as independent directors. After a director candidate has been identified, the Committee evaluates each candidate for director within the context of the needs of the Board in its composition as a whole.  The Committee considers such factors as the candidate’s business experience, skills, independence, judgment and ability and willingness to commit sufficient time and attention to the activities of the Board.  At a minimum, committee-recommended candidates for nomination must possess the highest personal and professional ethics, integrity and values, and commit to representing the long-term interests of our stockholders.

In addition to determining whether a candidate for director possesses the qualifications and experience that are a prerequisite for nomination, the Nominating and Corporate Governance Committee considers whether a candidate’s background and experience would complement the skills and experience of the existing Board members.  The Nominating and Corporate Governance Committee also considers whether the nominee would likely provide a diverse viewpoint and actively and constructively participate in the Board’s discourse and deliberations. The Board has not adopted a formal policy with regard to diversity (as to gender, ethnic background and experience) in the composition of the Board although the Nominating and Corporate Governance Committee strives to compose a Board that reflects sensitivity to the need for an appreciation of such diversity.

Stockholder Recommendations for Director Candidates.  The Nominating and Corporate Governance Committee will consider stockholder suggestions for nominees for directors.  Any stockholder who desires to recommend a candidate for director must submit the recommendation in writing and follow the procedures set forth in our by-laws.  The by-laws require that a stockholder’s nomination be received by the corporate secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of the preceding year’s annual meeting.  The notice should include the following information about the proposed nominee: name, age, business and residence addresses, principal occupation or employment, the number of shares of Company stock owned by the nominee and additional information required by our by-laws as well as any information that may be required by the SEC’s regulations.  In addition, the stockholder providing the notice should provide his or her name and address as they appear on the Company’s books, the number and type of shares or other equitable interests that are beneficially owned by the stockholder and additional information required by the Company’s by-laws.  The Committee does not evaluate any candidate for nomination as a director any differently solely because the candidate was recommended by a stockholder.  You may obtain a copy of our by-laws by submitting a request to: Advance Auto Parts, Inc., 5008 Airport Road, Roanoke, Virginia  24012, Attention: Corporate Secretary.  Our by-laws also are available on our website at www.AdvanceAutoParts.com under the Investor Relations section.

Code of Ethics and Business Conduct

We expect and require all of our Team Members, our officers and our directors, and any parties with whom we do business to conduct themselves in accordance with the highest ethical standards.  Accordingly, we have adopted a Code of Ethics and Business Conduct, which outlines our commitment to, and expectations for, honest and ethical conduct by all of these persons and parties in their business dealings.  A complete copy of our Code of Ethics and Business Conduct is available on our website at www.AdvanceAutoParts.com under the Investor Relations section.

 Code of Ethics for Finance Professionals

We have also adopted a Code of Ethics for Finance Professionals to promote and provide for ethical conduct by our finance professionals, as well as for full, fair and accurate financial management and reporting.  Our finance professionals include our chief executive officer, chief financial officer, chief accounting officer, controller and any other person performing similar functions.  We expect all of these finance professionals to act in accordance with the highest standards of professional integrity, to provide full and accurate disclosure in any public communications as well as reports and other documents filed with the SEC and other regulators, to comply with all applicable laws, rules and regulations and to deter wrongdoing.  Our Code of Ethics for Finance Professionals is intended to supplement our Code of Ethics and Business Conduct.  A complete copy of the Code of Ethics for Finance Professionals is available on our website at www.AdvanceAutoParts.com under the Investor Relations section.

Related Party Transactions

Pursuant to our Code of Ethics and Business Conduct and the Board’s policy with respect to related party transactions, officers and directors are required to disclose to the Chair of the Nominating and Corporate Governance Committee of the Board or to our general counsel any transaction or relationship that may create an actual or perceived conflict of interest.  Pursuant to the Board’s policy, our general counsel’s office reviews such transactions or relationships and advises the Nominating and Corporate Governance Committee in the event that a transaction or relationship is determined to be a related party transaction.  The Nominating and Corporate Governance Committee then reviews the transaction in light of the relevant facts and circumstances and make a determination of whether to ratify or approve the transaction.  In the case of a transaction involving a director, the Nominating and Corporate Governance Committee would also review the transaction to determine whether it might have an effect on the independence of the director.  The Nominating and Corporate Governance Committee reports its conclusions and recommendations to the Board for its consideration.

In addition, our Guidelines on Significant Governance Issues require directors to disclose to the Board (or Audit Committee) any interest that he or she has in any contract or transaction that is being considered by the Board (or Audit Committee) for approval. After making such a disclosure and responding to any questions the Board may have, the interested director is expected to abstain from voting on the matter and leave the meeting while the remaining directors discuss and vote on such matter.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. The annual Director and Officer Questionnaire is prepared and distributed by our general counsel’s office, and each director or executive officer returns the completed questionnaire to the general counsel’s office for review. Any related party transactions with directors or executive officers that have been identified through the processes described above are disclosed consistent with applicable rules and regulations.

During 2013 the Company retained Blackstone Advisory Partners, L.P., to provide financial advisory services and assist with negotiations related to the potential acquisition of GPI by the Company. The Company agreed to pay certain fees upon the execution of a definitive acquisition agreement and additional fees upon the closing of the acquisition by the Company. As a result of the successful completion of the GPI acquisition, the Company paid Blackstone Advisory Partners a total of $8 million for its services. Mr. Oglesby, who is a member of our Board, is a partner of Blackstone Advisory Partners and Blackstone Holdings and an equity owner of The Blackstone Group, L.P. Mr. Oglesby did not receive any compensation directly from us or from The Blackstone Group for the services provided. Mr. Oglesby will share in the profit of The Blackstone Group, L.P. generated by the fees we paid to Blackstone Advisory Partners to the extent of his ownership interest in The Blackstone Group, L.P. The terms of the engagement agreement and Mr. Oglesby's role in the project were reviewed and approved by the Board prior to the execution of the agreement by the Company. No other investment banking fees have been paid by us to Mr. Oglesby or to The Blackstone Group during Mr. Oglesby's tenure on the Board, and Mr. Oglesby has not served as a member of any independent committee of the Board since December 2009.

Prior to our acquisition of GPI in early 2014, GPI was a privately held company controlled by Mr. Sloan and his family. Since the commencement of Fiscal Year 2013, Mr. Sloan and/or various members of his immediate family and/or entities owned, directly or indirectly, wholly or substantially, by any of them (each a "Sloan-related Party"), have been involved in various transactions with GPI or its subsidiaries (a "GPI Entity"), including the following:

•	GPI Entities received aggregate rent of approximately $415,000 for Fiscal 2013 through March 1, 2014, from a Sloan-related Party for two real property subleases.

•	GPI Entities paid aggregate rent of approximately $122,000 for Fiscal 2013 through March 1, 2014, to Sloan-related Parties for multiple real property leases and subleases.

•
A GPI Entity guarantees equipment lease obligations of certain GPI customers to a Sloan-related Party lessor. The largest aggregate amount of principal of these guarantee obligations outstanding since the beginning of Fiscal 2013 is approximately $1,823,000. This liability generally decreases on a monthly basis as customers pay off their lease obligations.

•
Certain Sloan-related Parties have been, and continue to be, both customers and suppliers of certain GPI Entities. For fiscal year 2013 through March 28, 2014, these Sloan-related Parties, as customers, paid GPI Entities approximately $1,033,000 and, as suppliers, received approximately $1,621,000 from GPI Entities.

•
In connection with our acquisition of GPI in early 2014, the Sloan-related Parties, including Mr. Sloan, are entitled in the aggregate to approximately 12% of the purchase price the Company paid to acquire GPI. For more information regarding the GPI acquisition, see the "Subsequent Event" footnote to the Company's Consolidated Financial Statements contained in the Company's 2013 Annual Report on Form 10-K filed with the SEC on February 25, 2014.

•
To acquire certain assets (including inventory, fixtures, fixed assets, agreements and national accounts) in connection with the Company's acquisition of BWP, a GPI Entity paid BWP approximately $19,733,000 during Fiscal 2013. In turn, BWP paid a GPI Entity approximately $1,854,000 during Fiscal 2013 for transition services related to the BWP acquisition. In addition, following the transfer to GPI of a distribution center related to the BWP acquisition, BWP paid approximately $5,487,000 to a GPI Entity as a customer of GPI and a GPI Entity paid approximately $11,056,000 to BWP as a customer of BWP during Fiscal 2013. At the time of these transactions, GPI was controlled directly or indirectly by Mr. Sloan and his family.

•
In connection with the Company's acquisition of BWP, a Sloan-related Party purchased certain accounts receivable from BWP for $7,315,000 upon the closing of the acquisition of BWP. A GPI Entity subsequently purchased those accounts receivable from such Sloan-related Party for $7,346,000.

Since the outset of Fiscal 2013, car dealerships owned by Bergstrom Corporation, where Mr. Bergstrom is the Chairman and Chief Executive Officer, paid us a total of approximately $425,000 to purchase automotive parts. Such purchases were made in the ordinary course of business upon terms available to similarly situated Commercial customers of the Company.

 Succession Planning

In light of the critical importance of executive leadership to the Company’s success and consistent with the Company’s Guidelines for Significant Governance Issues, the Board has adopted a chief executive officer succession planning process that is led by the Compensation Committee.  The Compensation Committee, working in consultation with the Nominating and Corporate Governance Committee, is charged with the responsibility of developing a process for identifying and evaluating candidates to succeed the chief executive officer and to report annually to the Board on the status of the succession plan, including issues related to the preparedness for the possibility of an emergency situation involving senior management and assessment of the long-term growth and development of the senior management team.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Each director is expected to make every reasonable effort to attend each meeting of the Board and any committee of which the director is a member and to be reasonably available to management and the other directors between meetings.  Our Board met 12 times during 2013.  Each incumbent director attended 75 percent or more of the total number of meetings of the Board and meetings of the committees of the Board on which he or she served.

Committees of the Board

We currently have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which is comprised of independent directors in accordance with the listing standards of the NYSE.  In addition, we have a Finance Committee.  In 2013, the Audit Committee met eleven times, the Compensation Committee met five times, the Finance Committee met four times and the Nominating and Corporate Governance Committee met five times.  The following table sets forth the names of each current committee member and the primary responsibilities of each committee.

Name of Committee and Members	Primary Responsibilities
Audit Carlos A. Saladrigas (Chair) John C. Brouillard Gilbert T. Ray	• • • • • •
monitors the integrity of our financial statements, reporting processes, internal controls, risk management and legal and regulatory compliance;

selects, determines the compensation of, evaluates and, when appropriate, replaces our independent registered public accounting firm;

pre-approves all audit and permitted non-audit services to be performed by our independent registered public accounting firm;

monitors the qualifications, independence and performance of our independent registered public accounting firm;

monitors and reviews applicable enterprise risks identified as part of our enterprise risk management program; and

oversees our internal audit function.

Compensation John F. Bergstrom (Chair) Fiona P. Dias J. Paul Raines	• • • • • • • •
reviews and approves our executive compensation philosophy;

annually reviews and approves corporate goals and objectives relevant to the compensation of the CEO and evaluates the CEO's performance in light of these goals;

determines the compensation of our executive officers and approves compensation for key members of management;

oversees our incentive and equity-based compensation plans;

oversees development and implementation of executive succession plans, including identifying the CEO's successor and reporting annually to the Board;

reviews and approves our peer companies and data sources for purposes of evaluating our compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of compensation elements;

reviews compensation-related risks; and

reviews applicable enterprise risks identified as part of our enterprise risk management program as they relate to our human resources, compensation and employment programs and practices.

Name of Committee and Members	Primary Responsibilities
Finance William S. Oglesby (Chair) O. Temple Sloan, III Jimmie L. Wade	• • • • •
reviews and makes recommendations to the Board regarding our financial policies, including investment guidelines, deployment of capital and short-term and long-term financing;

reviews credit metrics, including debt ratios, debt levels and leverage ratios;

reviews all aspects of financial planning, cash uses and our expansion program;

reviews and recommends the annual financial plan to the Board; and

keeps apprised of applicable enterprise risks as part of the Company's enterprise risk management program as they relate to financial matters.

Nominating and Corporate Governance Gilbert T. Ray (Chair) John C. Brouillard J. Paul Raines	• • • • •
assists the Board in identifying, evaluating and recommending candidates for election to the Board;

establishes procedures and provides oversight for evaluating the Board and management;

develops, recommends and reassesses our corporate governance guidelines;

evaluates the size, structure and composition of the Board and its committees; and

keeps apprised of applicable enterprise risks as part of the Company's enterprise risk management program as they relate to corporate governance matters.

Our Board has adopted written charters for each committee setting forth the roles and responsibilities of each committee.  Each of the charters is available on our website at www.AdvanceAutoParts.com under the Investor Relations section.

Board’s Role in Risk Oversight

As part of its responsibility for the oversight of the Company’s financial matters and regulatory compliance, the Audit Committee is charged with discussing the guidelines and policies with respect to risk assessment and risk management.  The Company’s senior internal audit professional, who reports to the Audit Committee, has developed an enterprise risk management ("ERM") framework through which management has identified the key areas of risk that face our Company.  After reviewing the enterprise risks identified by management in consultation with senior management, the Audit Committee may approve management’s recommendation to assign certain risk areas for oversight to appropriate committees of the Board or to the full Board.  The Company has used elements of the Committee of Sponsoring Organizations of the Treadway Commission, or COSO, ERM framework to build a tailored approach to risk management that fits the culture and risk environment of the Company.  The Company’s senior internal audit professional also reviews risk areas with senior management on a regular basis.

Aligning Stockholder Interests and Compensation Risk Mitigation

We have reviewed all of our compensation programs and found none that would be reasonably likely to have a material adverse effect on the Company.  Our performance-based executive compensation program, as described more fully in the Compensation Discussion and Analysis ("CD&A") section of this Proxy Statement, coupled with our stock ownership guidelines, aligns the interests of our executives with stockholders by encouraging long-term superior performance without encouraging excessive or unnecessary risk-taking.  Our long-standing compensation philosophy discussed in the CD&A is a key component of our history of consistent growth, which demonstrates an alignment of the interests of participants and stockholders and rewards each with increased value over the long term.  As shown in the "Total Compensation Mix" table, the compensation of our executives is primarily based on performance over a long-term period.  We believe the performance-based vesting of our stock appreciation rights ("SARs"), restricted stock and restricted stock units ("RSUs") drives long-term decision making and mitigates adverse risk-taking that may occur due to year-over-year performance measurements, and rewards growth over the long term.  The Compensation Committee, with the guidance and assistance of its independent compensation consultant, reviews and approves compensation components for all named executive officers and other senior executives.  Annual incentives are reviewed each year, and payments are limited and subject to Compensation Committee discretion.  The bonus plans for other Team Members are linked to financial, customer or operating measures.  Management regularly reviews and audits the Company’s bonus plans to ensure short-term incentives are appropriately linked to business outcomes, and the results of the audits are regularly reported to the Compensation Committee. Directors and management are subject to the Company's insider trading policy, which prohibits hedging with Company stock and prohibits the pledging of Company stock unless certain stringent requirements are met.

 Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past fiscal year has served, as a member of the Compensation Committee (or other board committee performing equivalent functions, or in the absence of any such committee, the board of directors) or the board of directors of any entity that has one or more of its executive officers serving on our Compensation Committee or Board.

DIRECTOR COMPENSATION

Under our director compensation program, each non-management director receives annual compensation that is comprised of a combination of cash and equity-based compensation.  Management directors do not receive any additional compensation for services as a director.  Non-management directors receive an annual retainer of $67,500 and all additional applicable retainers or fees as set forth in the following paragraph.

Directors who chair Board committees receive additional retainer amounts annually for their committee chair responsibilities. The Audit Committee chair receives $20,000, and the Compensation Committee chair receives $15,000.  Each chair of the other Board committees receives $10,000.  The Board chair receives an additional $100,000 retainer.

Each non-management director may elect to receive all or a portion of his or her annual retainer on a deferred basis in the form of deferred stock units, or DSUs.  Each DSU is equivalent to one share of our common stock.  Dividends paid by the Company are credited toward the purchase of additional DSUs.  DSUs are payable in the form of common stock to participating directors over a specified period of time as elected by the participating director, or whenever their Board service ends, whichever is sooner.

In addition, each non-management director receives long-term equity incentives valued at $120,000 per year.  The long-term incentives are awarded annually in the form of DSUs.  Directors’ annual stock-based compensation is granted to them shortly after the date of the annual stockholder meeting.  Board members who are appointed at any time other than at the annual meeting receive a prorated DSU award with a grant value based upon the number of months from their election date until the next annual stockholder meeting. The long-term equity incentives are delivered in the form of DSUs which are fully vested after one year of board service and are distributed in common shares after the director’s service on the board ends.  In May 2013, each non-management director received long-term incentives valued at $120,000, which were granted in the form of 1,435 DSUs.

2013 Director Summary Compensation Table

Information provided in the following table reflects the compensation delivered to our directors who are not named executive officers for our last fiscal year:

Name	Fees Earned or Paid in Cash (a) ($)	Stock Awards (b) ($)	All Other Compensation(c) ($)	Total ($)
John F. Bergstrom	$82,500	$120,000	$ —	$202,500
John C. Brouillard	167,500	120,000	—	287,500
Fiona P. Dias	67,500	120,000	—	187,500
William S. Oglesby	77,500	120,000	—	197,500
J. Paul Raines	67,500	120,000	—	187,500
Gilbert T. Ray	77,500	120,000	—	197,500
Carlos A. Saladrigas	87,500	120,000	—	207,500
Jimmie L. Wade	—	300,085	445,585	745,670

(a)	Information includes paid or deferred board annual retainers and chair retainers during Fiscal 2013.

(b)
Except in the case of Mr. Wade, represents the grant date fair value of deferred stock units granted during Fiscal 2013.  For Mr. Wade, represents the grant date fair value of an annual grant of 2,317 time-based RSUs granted to him on December 12, 2013 and an off cycle grant of 598 time-based RSUs granted to him on May 28, 2013, pursuant to the terms of his Employment Agreement with the Company, which is described in the "CD&A" section of this Proxy Statement. Mr. Wade did not receive any compensation pursuant to the non-management director compensation program. The terms of Mr. Wade's grant are consistent with those described in the "Grants of Plan-Based Awards Table" of this Proxy Statement. The grant date fair value is calculated using the closing price of the Company’s stock on the date of grant.  For additional information regarding the valuation assumptions of this award, refer to Note 18 of the Company’s consolidated financial statements in the 2013 Form 10-K filed with the SEC on February 25, 2014.  These amounts reflect the aggregate grant date fair value computed in accordance with ASC Topic 718, and do not correspond to the actual value that will be realized by the directors.

(c)
Includes Mr. Wade's annual salary of $150,010, pursuant to the terms of his Employment Agreement with the Company, which is described in the "CD&A" section of this Proxy Statement, as well as Company matching contributions according to the terms of the Company’s 401(k) plan, life insurance premiums paid by the Company for Mr. Wade, unrealized gains for deferred compensation balance, and a $250,000 cash award for the vital role he played in negotiating the acquisition of GPI. Mr. Wade did not receive any compensation pursuant to the non-management director compensation program.

Directors’ Outstanding Equity Awards at 2013 Fiscal-Year End Table

The following table provides information about the equity awards outstanding as of the end of our last fiscal year for our directors who are not also named executive officers:

Name	Outstanding Stock Options and SARs	Outstanding Deferred Stock Units	Outstanding Restricted Stock and RSUs
John F. Bergstrom	5,709	9,244	—
John C. Brouillard(a)	20,709	13,848	—
Fiona P. Dias	—	9,621	—
William S. Oglesby	13,209	14,123	—
J. Paul Raines	—	9,118	—
Gilbert T. Ray	13,209	12,885	—
Carlos A. Saladrigas	13,209	15,250	—
Jimmie L. Wade(b)	21,087	—	6,379

(a)
Outstanding stock options and SARs for Mr. Brouillard reflect stock incentives awarded to him during his tenure as our interim Chair, President, and Chief Executive Officer which continued to vest during his service as a director and will expire in the future according to the terms of the original long-term incentive agreements.

(b)
Outstanding SARs, restricted stock and RSUs for Mr. Wade reflect equity awards granted to him as an executive of the Company. Outstanding RSUs that are subject to performance conditions are shown at the threshold level, described further in the "CD&A" section of this Proxy Statement.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee is comprised entirely of three independent directors who meet independence, experience and other qualification requirements of the NYSE listing standards, and the rules and regulations of the SEC.  Mr. Bergstrom is the chair of our Compensation Committee.  The Compensation Committee operates under a written charter adopted by the Board.  Our charter can be viewed on our website at www.AdvanceAutoParts.com under the Investor Relations section.

We have relied on management’s representation that the compensation discussion and analysis presented in this Proxy Statement has been prepared with integrity and objectivity and in conformity with SEC regulations.  Based upon our review and discussion with management, we recommended to the Board that the compensation discussion and analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
John F. Bergstrom (Chair)
Fiona P. Dias
J. Paul Raines

COMPENSATION DISCUSSION AND ANALYSIS
This section describes the compensation packages of the Company’s principal executive officer, principal financial officer, and three other most highly compensated officers who were employed by us on December 28, 2013, as well as one former executive officer (we refer to such individuals as the named executive officers, or “NEOs,” in this proxy statement). The Company’s NEOs and their positions are identified below:
•Darren R. Jackson, Chief Executive Officer
•Michael A. Norona, Executive Vice Present, Chief Financial Officer
•George E. Sherman, President
•Charles E. Tyson, Executive Vice President, Merchandising, Marketing and Supply Chain
•William H. Carter, Senior Vice President, Business Development and Integration
•Kevin P. Freeland, former Chief Operating Officer

Executive Summary
Performance Highlights
Advance Auto Parts is a customer-focused company that has a track record of delivering value to our stockholders. Our management team’s execution of customer-focused programs and services has made it possible to grow stockholder value over time. During Fiscal 2013, we achieved solid improvements in our earnings per diluted share ("EPS") and operating income on a comparable operating basis despite a decline in comparable store sales over the prior year. Our EPS and operating income results reported below are on a comparable basis to exclude the $27.0 million impact of transaction expenses ($2.0 million of which is interest related) associated with our acquisition of GPI, on January 2, 2014 and $8.0 million of integration costs associated with our integration of BWP, which we acquired at the beginning of Fiscal 2013. Our overall financial results are more fully described in our current Report on Form 8-K filed with the SEC on February 6, 2014 and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K filed with the SEC on February 25, 2014. Below is a summary of our financial performance in Fiscal 2013:

•	Total sales grew 4.7 percent compared to 0.6 percent total sales growth in Fiscal 2012.

•	Fiscal 2013 comparable store sales decreased 1.5 percent from Fiscal 2012.

•	Comparable operating income increased 5.5 percent (or $36 million) to $693.3 million, as compared to Fiscal 2012.

•	Comparable EPS was $5.67, an increase of 8.6 percent over Fiscal 2012, and exceeded our outlook for Fiscal 2013.

During Fiscal 2013, we maintained our strategic focus and achieved several important strategic and operational milestones that we believe position us well for the future, including:

•	Completion of the acquisition and significant progress toward the integration of BWP, a leading Commercial provider in the Northeast.

•	Opening of 172 stores in Fiscal 2013, in addition to the acquisition of 124 BWP stores.

•
Appointment in the first quarter of George Sherman as our President who led a number of productivity and execution improvements that contributed to our accelerated operating performance during the second half of the fiscal year.

•	Negotiations that culminated in the acquisition of GPI, which was completed in the first quarter of Fiscal 2014.

The pay-for-performance philosophy of our executive compensation programs described in this Proxy Statement has played a significant role in our ability to drive strong financial results by enabling us to attract and retain a highly experienced and successful team to manage our business.  Our pay programs strongly support our key business objectives and are aligned with the value provided to our stockholders.  Accordingly, if our stockholder value declines, so does the compensation delivered in the form of equity to our executives.  Further, as an executive’s level of responsibility within our organization increases, so does the percentage of his or her total compensation that we link to performance (see sections entitled "Compensation Philosophy and Objectives" and "Executive Compensation Components"). At our 2013 Annual Meeting, we received overwhelming stockholder support of our executive compensation programs as evidenced by a favorable vote by more than 97% of the shares voted. The Compensation Committee of the Board ("Committee") considered last year's voting results as they reviewed our compensation practices.

In Fiscal 2013, our executive team led us through a solid year where we saw our operating income accelerate during the second half of the year as we continued to execute on our long-term strategies designed to continue our long-standing traditions of delivering strong performance results for our stockholders and serving our customers and the communities in which we operate.  We believe our executive compensation programs, as more fully described in this CD&A and accompanying tables contained in this Proxy Statement, are structured in the best manner possible to support us and grow our business profitably for many years, as well as to support our culture and the traditions that have guided us for more than 80 years.

Fiscal 2013 Executive Officer Compensation Program Highlights
The following table summarizes the compensation elements provided for our named executive officers in Fiscal 2013, as well as the rationale for the key actions and decisions made by the Committee with respect to each element.  Executives’ compensation consisted primarily of the following components in addition to limited perquisites and the retirement, health and welfare plans and programs in which all of our full-time U.S. Team Members participate.  More information is provided about each compensation element later in this CD&A.

Compensation Element	Key Features	Purpose		Fiscal 2013 Actions
Base Salary	• •
Fixed annual cash amount.

Base pay increases considered on a calendar year basis to align within the median range of our peer group (as described on pages 25 and 26 of this Proxy Statement).  Actual positioning varies to reflect each officer’s skills, experience, time in job and contribution to our success.
		• •	Provide a fixed amount of cash compensation to attract and retain talented executives. Differentiate scope and complexity of executives’ positions as well as individual performance over time.	•
The Committee did not increase the base salary of the CEO but did increase the salaries of our other named executive officers in 2013 compared to 2012 to acknowledge additional responsibilities, to reward their performance and contribution to our success and to improve alignment with competitive market levels.

Annual Incentive Plan ("AIP") Cash Incentive Award	• • •
Performance-based variable pay is tied to achievement of key financial and operating objectives.  Primary measures for 2013 included:
     • Consolidated operating income
     • Key Commercial customer retention

Individual AIP opportunities are expressed as a percent of base salary and can vary for executives based on their positions. Target AIP award opportunities are generally established so that total annual cash compensation (base salary plus target AIP) approximates the median of our peer group. The range of potential payouts is zero to 200 percent of target.

AIP amount earned is determined based on the results achieved as determined by the Committee after evaluating our performance against pre-established, short-term financial and operating goals. We must achieve a minimum level of Operating Income in order for any executive to receive a payment under the AIP.
		• •	Motivate and reward achieving or exceeding Company performance objectives, reinforcing pay-for-performance. Ensure alignment of our short-term and long-term strategies.	• •
For Fiscal 2013, achievement of targeted operating income results and retention of Commercial customers were selected as performance measures to align with our key strategies and were weighted 80 percent and 20 percent, respectively, to reflect the significance of the key performance indicators in driving stockholder value.  Achievement of a minimum of 97.6 percent of the target level operating income in Fiscal 2013 was required for named executive officers to receive any 2013 AIP payments.

Actual performance in 2013 resulted in AIP payments of 88.6 percent of target for the named executive officers, largely as a result of an operating income increase which contributed to comparable EPS that exceeded our outlook for Fiscal 2013.

Long-Term Incentive ("LTI") Compensation	• • • •
Awards granted annually based on competitive market grant levels.

Beginning with the December 2013 grant, the annual awards to our CEO, President, CFO and Executive Vice President, Merchandising, Marketing and Supply Chain, were in the form of time-based restricted stock units, or RSUs (50 percent of the award value), and performance-based stock appreciation rights, or SARs (50 percent of the award value). For our Senior Vice President, Business Development and Integration, two-thirds of the award value was granted in the form of time-based RSUs and one-third was granted in the form of performance-based SARs.

Time-based vesting: The time-based RSUs vest in three approximately equal annual installments commencing on the first anniversary date of the grant based on continuing service.

Performance-based vesting:  The total number of performance-based SARs awarded to named executive officers can increase up to a maximum of an additional 100 percent if we achieve a level of operating income and comparable store sales growth that is significantly above the target level established by the Compensation Committee.

• • • •
Stock-based compensation links executive compensation directly to stockholder interests.

Multi-year vesting creates a strong retention mechanism and provides incentives for long-term creation of stockholder value.

Prior to December 2013, we used a comparison of our Economic Value Added ("EVA") (as described on page 28 of this Proxy Statement) compared with the EVA performance of the compensation peer group selected by our Compensation Committee as the performance metric for our annual LTI awards. The relative EVA metric provided a market-based indication of our relative EVA success; however, it was not easily understood by or readily accessible to LTI participants.

Beginning with the December 2013 annual grants, the Committee moved to cumulative operating income and comparable store sales growth--metrics intended to provide participants with a clearer line of sight to the Company's growth objectives and ultimately drive stockholder growth more consistently--as the key performance metrics for LTI.
• • • •
During 2013, a market competitive target award level was established for the newly created position of President, and the 2013 target award to the Executive Vice President, Merchandising, Marketing & Supply Chain was increased consistent with his promotion and increase in responsibilities. The target level awards to the other named executive officers were unchanged from the 2012 levels.

During 2013, our named executive officers also received a special one-time grant of performance-based RSUs, approximately equal in value to one times their respective base salaries. The number of shares that will vest in March 2016 will ultimately depend on our cumulative operating income performance during the 2013-2015 performance period.

For the 2014-2016 performance period, the maximum vesting amount that can be earned for achievement of maximum performance goals for the performance-based SARs is 200 percent of the target number of performance-based SARs. (The maximum vesting amount for the prior years' awards was 200 percent of the target level of the entire award--both time-based and performance-based.)

Based on our relative EVA performance for the 2011 through 2013 performance period, our named executive officers received no payout for the performance-based portions of the annual grants awarded in December 2010.

Compensation Governance Highlights

We believe good corporate governance practices that reflect our values and support our strong strategic and financial performance must include policies and procedures related to our compensation practices. Consistent with this belief, during Fiscal 2012 our Board adopted an Incentive Compensation Clawback Policy, which provides that the Incentive Compensation of a Covered Employee, as those terms are defined in the policy, may be required to be repaid if the Covered Employee's fraud or willful misconduct caused us to prepare an accounting restatement due to our material non-compliance with financial reporting requirements. The policy applies to our current and former executive officers and any other employee that the Committee or the Board may designate. As discussed in the "Employment Agreements" section of this CD&A, the employment agreements with Messrs. Jackson and Norona were amended effective during Fiscal 2013 to provide that their incentive compensation is subject to the clawback policy as well as to eliminate the provision for tax gross-up payments related to change in control payments. The employment agreements we entered into with Messrs. Sherman and Tyson during Fiscal 2013 are consistent with the amended agreements of Messrs. Jackson and Norona. As explained in the "Potential Payments Upon Termination of Employment or Change in Control Table" contained in this Proxy Statement, commencing in December 2012, the LTI awards granted to our named executive officers provide that in the event of a Change in Control, as defined in the Advance Auto Parts 2004 Long-Term Incentive Plan, as amended ("2004 LTIP"), immediate vesting of outstanding awards will not occur unless either the awards are not replaced or the executive's employment is terminated without Due Cause (as defined in the Executive's employment agreement) within 24 months following the change in control.

Our Board has established stock ownership guidelines, which require our directors and senior officers to achieve and maintain meaningful levels of stock ownership to ensure better alignment with the interests of our stockholders. In addition, LTI awards granted to our CEO during the three most recent fiscal years include a one-year holding period for shares acquired from the exercise of SARs or the vesting of restricted stock or RSUs. Our Insider Trading Policy prohibits directors and certain employees from transactions in our stock except during specified window periods and prohibits directors and all employees from engaging in hedging transactions with respect to our common stock. As discussed in the "Compensation Decision Roles" section of this CD&A, the Committee has exercised its authority to retain the services of an independent compensation consultant.

Compensation Decision Roles

The Committee has final approval on the determination of all compensation recommendations for our named executive officers and other executive officers, authorizes all awards under the 2004 LTIP, recommends or reports its decisions to the Board and oversees the administration of the compensation programs for executive officers, including the named executive officers.  Decisions regarding non-equity compensation of other employees are made by management.  The chief executive officer annually reviews the performance of each named executive officer and other senior executive officers and makes recommendations with respect to salary adjustments and incentive amounts to the Committee.  The Committee’s annual review of the chief executive officer’s performance includes feedback from the Board and members of our senior management team.  Management is responsible for developing and maintaining an effective compensation program throughout the Company.  The Committee’s charter lists the specific responsibilities of the Committee and can be found under the Investor Relations section of our website at www.AdvanceAutoParts.com.

The Committee has engaged Frederic W. Cook & Co., Inc. ("Cook"), an independent consulting firm, to provide advice and assistance to the Committee when making compensation decisions for our named executive officers, as well as for other senior executives.  Cook reports directly to the Committee, and all services provided by Cook are provided on behalf of the Committee.  Cook provides information regarding market compensation levels and practices, assists the Committee in the review and evaluation of such compensation levels and practices and advises the Committee regarding compensation decisions, particularly with respect to the compensation of our chief executive officer.  Cook also provides information and advice on non-employee director compensation.  A principal of Cook attends meetings of the Committee, as requested, and communicates with the Chair of the Committee, as necessary or advisable, between meetings.  Cook does not provide any non-executive compensation services to us directly or indirectly through affiliates.  In 2013, Cook did not provide any services to us other than those requested by the Committee Chair and those related to Cook’s engagement as independent consultant to the Committee. The Committee has considered the independence factors in applicable SEC rules and NYSE Listing Standards and other facts and circumstances and concluded that the services performed by Cook did not raise any conflict of interest.

Compensation Philosophy and Objectives

Our executive compensation philosophy is straightforward – we pay for performance.  Our executives are accountable for the performance of the business and are compensated based on that performance.  Our executive compensation programs are designed to attract and retain top executive talent and motivate them to achieve outstanding operational and financial performance.  This performance, in turn, builds value for our stockholders.  Our programs aim to ensure that:

•	compensation is linked to annual and long-term performance goals that are structured to align the interests of executive officers with those of our stockholders;

•	our executive officers are rewarded for achieving sustainable, profitable growth;

•	our executive officers are rewarded for growing and retaining customer relationships;

•	a significant portion of total compensation is stock-based, thereby further aligning the interests of executive officers and of our stockholders; and

•
compensation opportunities are competitively positioned with compensation opportunities for executive officers of our retail peers so we can attract, retain and motivate the superior management talent essential to our long-term success.

Setting Executive Compensation

In determining appropriate compensation opportunities for our named executive officers, the Committee reviews competitive market data provided by Cook on compensation practices among a peer group of other specialty retailers.  On behalf of the Committee, Cook conducts an annual review, which includes an annual competitive review of the compensation practices of our peer companies, including named executive officer pay levels and compensation mix.  This review also includes the aggregate long-term incentive grant practices of our peer companies, potential share dilution from equity compensation grants, annual share usage and aggregate long-term incentive compensation costs.

The Committee considers information from the peer group regarding executive compensation levels and practices and our relative performance against peer companies.  Peer group companies are selected based on their similarity to us with respect to several factors, including sales, store and employee count, market capitalization, customer profile, and business-to-business and direct-to-customer business models.  The companies comprising the peer group used in competitive comparisons of executive compensation levels to help the Committee evaluate compensation opportunities for 2013 were:

AutoZone	LKQ Corp.	Sherwin-Williams
Bed Bath & Beyond	OfficeMax	Tractor Supply
Dollar General	O’Reilly Automotive	Uni-Select
Dollar Tree	Pep Boys Manny Moe & Jack	Wesco Intl.
Family Dollar	PetSmart	Williams-Sonoma
Fastenal	RadioShack	W.W. Grainger
Genuine Parts

The same peer companies are used for determination of our relative EVA performance for our annual performance-based long-term incentive awards granted prior to December 2013. In August 2013, Cook completed its annual review of our comparative peer group to ensure the companies remained appropriate and relevant for use in competitive compensation analyses as well as to measure our relative performance.  No changes were made to the peer group at that time.

The Committee also utilized the 2013 National Retail Industry database provided by Hay Group, an independent consulting firm retained by management, as another reference point for executive compensation decisions in 2013.  Hay Group collected data from a broad group of over 100 retail companies with which we compete for key management and executive talent.  After adjusting the data using standard statistical methods based on revenue to make the information more comparable for a company of our size, Hay Group provided the retail compensation data to the Committee and Cook in a summary form.  The Hay Group retail compensation data provides a frame of reference for the Committee to consider as it makes decisions each year about base salary, annual incentives and long-term incentives for our named executive officers as well as other employees.  Due to the number of companies comprising the retail compensation data provided by Hay Group, the manner in which this data has been adjusted and the additional factors taken into consideration in determining the compensation for each executive, we believe that describing components of the retail compensation database in summary form better serves our investors’ understanding of our compensation policies than listing the more than 100 companies in the database.

Following the completion of our acquisition in early January 2014 of GPI, the Committee considered and adopted a revised peer group, based on further review and analysis presented by Cook, that includes several of our direct competitors as well as other specialty retailers with both retail and commercial distribution businesses more similar to our post-merger size. The companies comprising the peer group that was used in setting 2014 compensation opportunities are:

AutoZone	Genuine Parts	Sherwin-Williams
Dollar General	LKQ Corp.	Staples
Dollar Tree	Office Depot	Tractor Supply
Family Dollar	O’Reilly Automotive	Wesco Intl.
Fastenal	PetSmart	W.W. Grainger

In addition, the Committee utilized retail compensation data from Hay Group that aligned with our post-merger size to determine 2014 compensation levels for our named executive officers.

Competitive Positioning of Executive Compensation Levels

For 2013, the Committee established base salary, annual incentive opportunities and long-term incentive target grants for our named executive officers primarily with reference to the peer group data provided by Cook.  The Hay Group retail compensation data was used as a secondary reference point.  In general, we try to position total compensation, as well as each component of compensation for the named executive officers, at the competitive median. Some of our named executives may have some components of total compensation below the competitive median, for example, in the case where the executive is new to his or her position. The target annual cash compensation of our chief executive officer was significantly below the 25th percentile in order to more strongly emphasize the long-term incentive component of his compensation. Executives have the potential to earn significantly higher compensation when our performance significantly exceeds performance goals or significantly lower compensation if our performance falls short of performance goals.

Executive Compensation Components

The principal components of compensation for our executive officers are:

•	base salary, which is intended to compensate executives for their primary responsibilities and individual contributions;

•	performance-based cash incentives, which are intended to link annual incentive compensation with our annual performance achievements and operating results;

•	long-term equity incentives, which are intended to link long-term incentive compensation with our long-term value creation; and

•	retirement savings and other compensation.

Although there is no pre-established policy or target for the allocation between specific compensation components, the majority of an executive officer’s annual total target compensation is determined by our performance as compared to performance goals established for our annual and long-term incentive plans. We believe this approach reflects our objective of aligning the interests of our executives and stockholders without encouraging excessive or unnecessary risk-taking.

The table below illustrates how total compensation for our named executive officers for Fiscal 2013 was allocated between performance-based and fixed components, how performance-based compensation is allocated between annual and long-term incentive components and how total compensation is allocated between cash and equity components.  These percentages are based on annualized target total compensation values and do not necessarily correspond to, and are not a substitute for, the values disclosed in the “Summary Compensation Table” and supplemental tables provided later in this Proxy Statement.

2013 Total Compensation Mix Table (a)

	Percentage of Total Compensation that is:		Percentage of Performance- Based Total that is:		Percentage of Total Compensation that is:
Name	Performance- Based	Fixed	Annual	Long-Term	Cash	Equity
Darren R. Jackson	84%	16%	24%	76%	36%	64%
Michael A. Norona	71%	29%	37%	63%	56%	44%
George E. Sherman	83%	17%	23%	77%	36%	64%
Charles E. Tyson	69%	31%	36%	64%	56%	44%
William H. Carter	58%	42%	46%	54%	69%	31%
Kevin P. Freeland	50%	50%	100%	—%	100%	—%

(a)
Only amounts for base salary, annual incentive compensation and long-term incentive compensation (SARs and RSUs) were included in calculating the percentages in this table.  Other forms of compensation shown in the "Summary Compensation Table" are not included.

Base Salary

The Committee reviews the information provided by Cook regarding executives’ base salary levels compared to the base salaries of executives of companies in our peer group as presented in their latest available proxy statements.  The Committee also reviews the chief executive officer’s assessment of each executive’s individual performance and responsibilities to determine appropriate compensation for each executive.  The Committee has determined that, in order to enable us to attract and retain the executive talent important to our long-term growth, the compensation strategy should generally aim to position base salaries at or slightly below the median of the Cook peer group data as described in the "Competitive Positioning of Executive Compensation Levels" section above.

In determining base salaries for executives, as well as in determining incentive compensation opportunities, the Committee evaluates each executive’s individual performance on both an objective and subjective basis.  All executives have individual goals established near the beginning of the fiscal year.  Each executive’s annual goals include specific goals related to our business strategy of focusing on improving financial and operational results.  Individual goals for Fiscal 2013 included sales growth, profit growth, customer satisfaction and Team Member engagement.  These measures, as well as professional development goals, are intended to drive our business growth during the fiscal year while increasing the long-term viability of the business.  The executive’s individual goals and measurement of success vary with the individual executive’s area of responsibility.  In addition to “what” the executive achieves with respect to his or her annual goals, all executives are also evaluated on "how" he or she demonstrates our values of inspiring, serving and growing our profitability with integrity with our Team Members and customers.  For example, an executive may have a goal to improve customer satisfaction ratings by a certain percentage during the fiscal year as measured by a third party.  The Committee considers the chief executive officer’s most recent evaluation of an executive’s performance with respect to the executive’s individual goals, along with the executive’s scope of responsibilities and our performance.  Further, the Committee reviews the competitive compensation data and exercises its judgment regarding base salary decisions for each executive.  Thus, if we have performed well as measured against our strategic goals, but an individual executive has fallen short of achieving his or her individual performance goals, the Committee may exercise its judgment in maintaining the executive’s base salary at a constant level from one year to the next, or the Committee may approve a smaller salary increase than would have been the case if the executive had achieved his or her individual performance goals.  Conversely, if the executive’s individual performance has been outstanding, he or she may receive a salary increase even when our performance may have fallen short. Except for our chief executive officer and our former chief operating officer, the base salaries of all named executive officers were increased during Fiscal 2013 in recognition of their respective promotions and/or increased responsibilities. The Committee chose to continue the emphasis of annual and long-term incentives in the compensation package of our chief executive officer, rather than an increase in base salary, to further strengthen the connection of his compensation with stockholders' interests.

Annual Incentive Plan

Our compensation philosophy connects our executives’ potential annual earnings to the achievement of performance objectives designed to support execution of our business strategies.  Our AIP provides for the payment of cash bonuses based upon our performance in relation to predetermined financial targets established during the first quarter of the fiscal year.  For Fiscal 2013, we established incentive targets so that total annual cash compensation at the target level would achieve the Committee's desired positioning relative to market data, with the opportunity for higher total annual cash compensation for correspondingly higher performance.  The overall AIP potential varies depending upon the executive’s position.  For Fiscal 2013, Mr. Jackson's AIP target remained 125 percent of base salary. This target pay mix is intended to maintain the strong link of the CEO's compensation to longer-term performance and alignment with stockholders' interests through a higher proportion of equity compensation. As a result, Mr. Jackson's target total annual cash compensation is below the Cook peer group median. AIP targets as a percentage of base salary for other named executive officers were as follows: Mr. Sherman—100 percent; Mr. Norona—90 percent; Mr. Tyson—85 percent (an increase from 65 percent in 2012 in recognition of his promotion); and Mr. Carter—65 percent.  The range of potential AIP payouts for 2013 ranged from zero to 200 percent of each executive officer’s incentive target, so that executives could earn above-target payouts when performance significantly exceeded our fiscal year financial plan, or would receive below-target or no payouts when performance fell short of our goals.  All AIP target opportunities for our named executive officers are issued under the stockholder-approved 2007 Executive Incentive Plan.

The Committee approved our executives’ 2013 AIP design and financial targets in March 2013 as part of the annual financial and operating planning process established by the Board.  Under the AIP approved by the Committee for Fiscal 2013, performance measures included achieving targeted operating income results and retention of key Commercial customers based on year-over-year Commercial sales performance. These performance measures were selected based on their alignment with our key strategies, and they were weighted to reflect the significance of the key performance indicators in driving stockholder value.  Operating income comprised 80 percent and Commercial customer retention comprised the remaining 20 percent of the performance used to determine the executives’ annual incentive compensation opportunities.  We needed to achieve a minimum of 97.6 percent of the target level of operating income in Fiscal 2013 for named executive officers to receive any 2013 AIP payments.

2013 Annual Incentive Plan Performance Results Table

The following table shows the actual performance results for Fiscal 2013, as well as the threshold and target performance levels for Fiscal 2013.

		2013 Potential Payout Levels
Measure	Performance Weight	25% of Target	50% of Target	100% of Target	200% of Target (Maximum)	Actual	Payout Percentage
Operating Income ($ in millions)	80%	$670.1	$677.0	$686.6	$709.3	$685.3	93.0%
Key Commercial Customer Retention	20%	N/A	96.0%	100%	105%	97.7%	70.9%

Excluding the impact of the GPI transaction expenses and BWP integration costs, our operating income accelerated in the second half of Fiscal 2013 primarily due to improving sales and more disciplined cost control. Because our performance in Fiscal 2013 exceeded the threshold levels established by the Committee, the named executive officers earned and received 2013 AIP bonus payments of 88.6% of their respective target level bonus amounts. For purposes of measuring our annual incentive plan performance, we excluded the $25.0 million of transaction-related expenses associated with the GPI acquisition from operating income because they were not contemplated in our 2013 budgeted results.

For additional information about our AIP, please refer to the "2013 Grants of Plan-Based Awards Table" contained in this Proxy Statement, which shows the threshold, target and maximum incentive amounts payable under the plan for our Fiscal 2013 performance. The 2013 AIP design provided that the incentive amounts that would otherwise be payable to an executive based on our achievement of the Fiscal 2013 performance measures could be decreased by as much as 50 percent in the case of trailing personal performance by that executive. None of the awards for our named executive officers were reduced for this reason.

Long-Term Incentive Compensation

Our executives receive long-term incentive compensation intended to link their compensation to our long-term financial success.  We typically grant awards in December prior to the start of each three-year vesting and performance period.

December 2011 (2012-2014 Performance Period) and December 2012 (2013-2015 Performance Period) Awards

For the annual awards made in December 2011 and 2012, 50 percent of the target awards granted to Messrs. Jackson, Norona and Freeland and 25 percent of the target awards to Mr. Tyson and Mr. Carter were awarded in the form of performance-based SARs and RSUs (restricted stock in 2011), which may vest based on our three-year EVA performance relative to a defined peer group. In May 2013, Mr. Sherman received a pro-rated annual award consistent with the terms of the awards granted to Messrs. Jackson, Norona and Freeland in December 2012. The remaining portion of the target awards was awarded in the form of time-vesting SARs and RSUs (restricted stock in 2011), which vest in three approximately equal annual installments on the first three anniversaries of the date of grant, subject to the named executive officer’s continued employment. Commencing in December 2010, the terms of Mr. Jackson’s annual LTI awards require him to hold the shares realized upon the exercise of the SARs and the lapse of the restrictions on the restricted stock awards and RSUs, net of shares withheld to satisfy the applicable withholding tax requirements, for a period of one year.

The performance-based portion of each of the December 2011 and 2012 awards may vest in whole or in part as of March 1 of the calendar year following the end of the performance period after certification by the Committee of the EVA performance for the respective three-year performance period.  EVA was adopted as the performance measure for these awards because it is a measure that is strongly aligned with the creation of long-term stockholder value.  For purposes of this program, EVA is defined as net operating profit after taxes ("After-Tax Operating Earnings"), less a charge for cost of capital as calculated on our total debt and equity ("Total Invested Capital") during the three-year performance period.  We utilize an independent consultant to prepare objective EVA performance calculations for us and our peer group companies for each performance period.

Grants of performance-based SARs and restricted stock (or RSUs commencing in December 2012) made in 2011 and 2012 will be earned based on our EVA performance as compared to the EVA performance of the companies in the compensation peer group described in the "Setting Executive Compensation" section of this Proxy Statement for the 2012-2014 and 2013-2015 performance periods, respectively.  The use of a peer group for these grants serves as a measurement of alignment of long-term incentive compensation earned by executives with stockholder value created relative to that of the peer companies.  For the 2010 grants, a minimum absolute level of EVA performance for the respective three-year performance period was required to be achieved in order for any performance-based award to be earned.  The December 2011 and December 2012 grants do not include a required minimum absolute level of EVA for the performance period because the Committee decided the EVA performance relative to the defined peer group is an adequate performance requirement and the awards in the form of SARs, restricted stock or RSUs are already aligned with our absolute EVA performance.

The table below provides a summary of the performance vesting criteria of the December 2011 (performance period 2012-2014) and 2012 (performance period 2013-2015) long-term incentive grants to our named executive officers.

2012-2014 and 2013-2015 Performance Vesting Table

Long-Term Incentive Shares Vested as Percent of Target -CEO, CFO, and Former COO (a)	Long-Term Incentive Shares Vested as Percent of Target -Senior Vice Presidents (a)(b)	Company EVA Performance Compared To Peer Companies (c)
200%	200%	80th Percentile or more
100%	100%	50th Percentile
50%	75%	40th Percentile or lower

(a)
Represents the percent of SARs and RSUs issued compared to the executive's target grant, inclusive of the time-vesting portion.  For example, 1,000 SARs at target can increase to 2,000 SARs at maximum vesting. Vesting levels are pro-rated on a graduated scale between the minimum (50%) and maximum (200%) vesting levels, or between the minimum (75%) and maximum (200%) vesting levels in the case of Senior Vice Presidents.

(b)	Mr. Tyson, who is currently an Executive Vice President, was a Senior Vice President at time of December 2011 and 2012 Grants.
(c)    Peer group companies are defined in the "Setting Executive Compensation" section of this Proxy Statement.

December 2013 Awards (2014-2016 Performance Period)

For the December 2013 annual award, the Committee modified both the composition of the award and the performance measures used to determine the amount of performance-based value that may be earned. In order to simplify the long-term incentive program and improve understanding of the program by all participants, the December 2013 award reduced the number of LTI vehicles from four (time and performance-based RSUs and time and performance-based SARs) to two (time-based RSUs and performance-based SARs). Fifty percent of target grant value for Messrs. Jackson, Sherman, Norona and Tyson was awarded in the form of stock-settled performance-based SARs, and 50 percent was granted in the form of time-based RSUs under the 2004 LTIP. Mr. Carter's December 2013 award was comprised of one-third performance-based SARs and two-thirds time-based RSUs, consistent with the LTI award structure for other senior vice presidents.

In order to focus the efforts of our Team Members on two critical factors that consistently drive stockholder value, the Committee chose cumulative operating income and comparable stores sales growth, weighted equally, as the performance measures for the 2014-2016 performance period. We believe the use of these performance measures will continue to focus management's efforts on generating business results that will grow stockholder value and provide long-term incentive plan participants with performance measures that are familiar, understandable and easily communicated. The use of operating income measures as a primary performance metric for our AIP and LTI programs provides for consistency and alignment between short-term and long-term decision-making.

2014-2016 Performance-Based SARs Vesting Table

The table below provides a summary of the performance vesting criteria for the December 2013 long-term incentive grants to our named executive officers.

One half of the performance-based SARs may vest according to our operating income results during the performance period, including results of GPI and related synergies, costs to obtain synergies and transaction costs, according to the following schedule:

Potential Plan Payout Levels	Cumulative Operating Income Achieved During the Performance Period ($)	Potential Payout % of This Portion of LTI Award (a)
Maximum	109.9% of target level Operating Income	200%
Target	Target level Operating Income	100%
Threshold	92.6% of target level Operating Income	25%
Below Threshold	Below 92.6% of target level Operating Income	0%

The remaining 50 percent of the performance-based SARs may vest based upon our average annual comparable store sales growth during the performance period, including results of GPI, calculated in a manner consistent with our current comparable store sales policy, according to the following schedule:

Potential Plan Payout Levels	Average Annual Comparable Store Sales Growth During the Performance Period	% Payout of This Portion of LTI Award (a)
Maximum	233% of target level growth	200%
Target	Target level growth	100%
Threshold	Threshold level growth	25%
Below Threshold	Less than threshold level growth	0%

(a)
Represents the portion of performance-based SARs that may be earned as compared to the target level of the performance-based SARs granted to each executive.  For example, 1,000 SARs at target can increase to 2,000 SARs at maximum vesting. Vesting levels are pro-rated on graduated scales between the threshold (25%) and target (100%) vesting levels and between the target (100%) and maximum (200%) vesting levels.

The Committee established long-term incentive guidelines for each executive level after considering competitive long-term incentive grant values provided to similarly-positioned executives of the Cook peer group companies.  The Committee also considers the individual executive’s potential impact on our future performance and most recent performance evaluation when awarding individual grants.  The "Base Salary" section of this Proxy Statement provides more information regarding the factors considered to determine whether each individual executive’s award should be adjusted as compared to the guideline level previously established for the executive.

All equity awards to executive officers are approved by the Committee.  The Committee approved the guidelines for the December 2013 annual long-term incentive awards at the Committee’s meeting in October 2013. Because the Committee desired to include our anticipated performance following our acquisition of GPI, the Committee approved the final performance metrics and a grant date of December 12, 2013 by consent action in early December 2013. The approved grant values were converted into a number of SARs and RSUs based on the closing price of our common stock on the date of grant and for the SARs, the Black-Scholes value.  Newly hired or promoted executives are generally eligible to receive prorated long-term incentive grants shortly after their hire or promotion date based on the long-term grant guidelines approved by the Committee for the fiscal year.  Pro-ration is based on the time from promotion or hire through the end of the fiscal year.  For newly hired executive officers, the Committee approves compensation arrangements containing equity awards as deemed appropriate.  Grants for newly hired or promoted employees are generally granted on the third day our stock is traded on the NYSE following our earnings release for the quarter in which they were hired or promoted.  The "2013 Grants of Plan-Based Awards" and "Outstanding Equity Awards at 2013 Fiscal Year-End" tables contained in this Proxy Statement provide additional information about named executive officers’ 2013 long-term incentive awards.

The SARs awarded by the Committee have a term of seven years.  Upon exercise of the SARs, the amount of appreciation, representing the difference between the grant price and the price of our stock at the time of exercise, will be settled through issuance of shares of our stock, with any fractional shares to be paid in cash.  Dividend rights were granted in conjunction with the time-based RSU awards.

Settlement of December 2010 Awards (2011-2013 Performance Period)

The long-term incentive grants awarded between December 1, 2010 and November 30, 2011 included an opportunity to earn additional SARs and shares based on our EVA performance as compared to the companies in our peer group for the 2011-2013 performance period, as outlined in the "2010-2012 Performance Vesting Table" on page 26 of our 2011 proxy statement. In addition, achievement of a minimum absolute EVA level, which was established as $782 million at the time of grant, was required to earn any of the performance-based portion of the award. Our relative EVA did not meet the required minimum threshold of performance; accordingly, this portion of the 2010 award did not vest for any of our named executive officers.

Special Performance-Based Long-Term Incentive Award

On March 1, 2013, the Committee granted a one-time special performance-based long-term incentive award to certain Team Members, including our named executive officers. The purpose of the grant is to support our long-term strategic plan that focuses on improvement in operating performance over the next several years. The special grant was made in the form of performance-based RSUs that will be settled in shares of common stock, to the extent earned, at the end of the three-year performance period, which is comprised of our Fiscal Years 2013 through 2015. Each executive was granted a number of performance-based RSUs approximately equal in value to one times his or her base salary, as measured by the fair market value of our common stock on the date of grant. A maximum of 100 percent of the performance-based RSUs may be earned based on achievement of the specified target level of cumulative operating income during Fiscal Years 2013 through 2015. We believe the use of operating income as the performance measure will continue to focus management's efforts on generating business results which are critical to growing stockholder value. If the specified threshold level of cumulative operating income is achieved during the performance period, 50% of the target level award will vest. If the threshold performance objective is not achieved, no RSUs will vest. If our performance exceeds the threshold level but falls below the target level, a portion of the RSUs will vest in a proportional amount between the 50% threshold and 100% target level awards. Prior to vesting of the award, award recipients will not be entitled to receive dividends or voting rights with respect to the performance-based RSUs.

Retirement Savings Programs

Executives are eligible to participate in our 401(k) plan, along with our other eligible employees, once they meet eligibility requirements. We provide the same match offered to all our employees.  We match 75 percent of each dollar up to five percent of executives’ contributions or the maximum contributions permitted by Internal Revenue Service plan testing limitations, whichever is lower.  Generally, executives’ ability to accumulate retirement savings through our 401(k) plan is limited due to Internal Revenue Service limitations with respect to highly compensated employees.  Consequently, we have established a non-qualified deferred compensation plan for named executive officers and certain other eligible executives.  Pursuant to the plan, eligible employees were able to defer up to 50 percent of their annual salary and up to 50 percent of their bonus earnings in 2013.  Earnings on deferrals, if any, depend on the market-based investment funds selected by the executives.  We do not match executives’ deferrals into the non-qualified deferred compensation plan.  All compensation deferred under this plan is distributed in cash to the executive on a future date elected by the participating executive or upon termination of employment, whichever occurs first.  Distribution of deferred compensation payments must occur at least six months following termination of employment.

Executive officers and senior vice presidents may also voluntarily defer up to 50 percent of their base salary into our Deferred Stock Unit Plan.  Deferred earnings are converted into equivalent stock units of our stock at 100 percent of the market price based on the closing price of our stock on the deferral date.  Prior to the beginning of the year in which the deferrals begin, eligible executives must make irrevocable participation elections and designate future distribution dates for both the deferred compensation and deferred stock unit plans.  All deferred stock units, or DSUs, are settled in our stock.

Detailed information about deferrals made by named executive officers is presented in the "2013 Non-Qualified Deferred Compensation Table" contained in this Proxy Statement.

Other Compensation

Taxable perquisite allowances are provided to named executive officers and certain other executives under our Executive Choice Plan.  The Committee believes the allowances are reasonable and consistent with the objectives of the overall compensation program and better enable us to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of allowances for named executive officers.  For 2013, the perquisite allowance was $15,000 for our Chief Executive Officer, $8,000 for our Senior Vice Presidents, and $10,000 for our other named executive officers. Executives may apply their allowances toward personal development, legal and financial planning expenses, health club memberships, supplemental disability and life insurance policies or automobile expenses. Offering these allowances enables us to maintain a competitive total compensation package for our executives.  Allowance amounts for named executive officers are included in the "Summary Compensation Table" contained in this Proxy Statement.  Our named executive officers are also eligible for personal use of our aircraft on a limited basis subject to certain limitations set forth in the aircraft use policy approved by the Committee, which limits the maximum value to $100,000 for personal use by our Chief Executive Officer on an annual basis.  Personal use of our aircraft by other named executive officers must be approved by the Chief Executive Officer.  Executives do not receive tax gross-ups with respect to their perquisite allowances or personal use of our aircraft.

Employment Agreements

We compete for executive talent, and we believe that providing severance protection plays an important role in attracting and retaining key executives.  Accordingly, we have entered into employment agreements with all named executive officers and other selected senior executives.  The agreements for Messrs. Jackson, Sherman, Norona and Tyson automatically renew for an additional one-year term unless either party provides notice of non-renewal at least 90 days prior to the end of the then effective term.  We entered into an employment agreement with Mr. Jackson on January 7, 2008, when he became our President and Chief Executive Officer.  On October 8, 2012, his agreement was amended and renewed for a one-year term, effective January 7, 2013, and was automatically renewed on January 7, 2014 for an additional one-year term according to the terms of his agreement. We entered into an employment agreement with Mr. Norona on June 4, 2008. Effective June 4, 2013, the employment agreement with Mr. Norona was amended and renewed for a one-year term.  We entered into employment agreements with Messrs. Sherman and Tyson effective April 29, 2013, for an initial one-year term. We entered into an agreement with Mr. Carter effective May 1, 2011, for an initial one-year term. His agreement provides that after the initial one-year term, the agreement is extended each day for an additional day until we provide at least 90 days' notice of our intention not to extend his agreement.

The respective agreements for Messrs. Jackson, Sherman, Norona and Tyson specify annual base salary and annual performance-based cash target bonus amounts for each executive, calculated as a specified percentage of the executive’s base salary.  The performance measures are determined by the Committee annually and are consistent with the measures applied to other senior executives.  Mr. Carter’s agreement does not specify his annual base salary or annual cash target bonus amount. All executives are eligible to participate in all of our applicable benefit plans and programs pursuant to the terms of such programs.

If the executive’s employment is terminated in the event of the executive’s death, we have agreed to pay to the executive’s designated beneficiary or estate an amount equal to one year of base salary at the rate then in effect, plus, in the case of Messrs. Jackson, Norona, Sherman and Tyson, an amount equal to the executive’s target level bonus in effect at the time of the executive's death. In the case of Mr. Carter, if the executive’s employment is terminated in the event of his death, we have agreed to pay to his designated beneficiary or estate an amount equal to one year of base salary at the rate then in effect, plus an amount equal to the pro rata portion of any bonus that would have been payable to the executive with respect to all fiscal quarters completed prior to termination of employment, provided the criteria for such bonus other than the executive's continued employment are satisfied.

In the event of termination of employment due to disability as defined in the agreement, the executive will receive a lump sum payment amount equal to 30 percent of base salary at the rate then in effect, plus an amount equal to the executive’s target level annual bonus then in effect (or, in the case of Mr. Carter, an amount equal to the pro rata portion of any bonus that would have been payable to the executive with respect to all fiscal quarters completed prior to termination of employment, provided the criteria for such bonus other than the executive's continued employment are satisfied) in addition to the benefits payable under our qualified group disability plan.  Executives are also granted a right to continue their medical benefits for up to one year post-termination at the same cost as active employees.

In addition, under the terms of the long-term incentive awards, if the executive’s employment is terminated on account of death or disability, all time-vesting restricted stock, RSUs and SARs granted to the executive pursuant to our 2004 LTIP or any successor plan will vest and become exercisable if not then vested or exercisable.  If the executive’s employment is terminated on account of death, disability or retirement prior to the vesting date of the executive’s performance-based SARs or restricted shares or RSUs, the performance-based SARs and restricted shares or RSUs will become eligible for exercise or issuance on the normal vesting date for performance-based awards on a pro-rata basis for the time that the executive was employed during the performance period.  For grants awarded prior to December 3, 2012, the pro rata amount of performance SARs or restricted shares that will become eligible for exercise or issuance will be no fewer than the total number of shares at target level less the previously vested portion of the time-vested SARs and restricted shares. For grants awarded on or after December 3, 2012, the pro rata amount of performance SARs or RSUs that will become eligible for exercise or issuance will be based on our actual performance through the end of the performance period.

For Messrs. Jackson, Norona, Sherman and Tyson, if we terminate the executive’s employment without "Due Cause" or if the executive terminates his or her employment for "Good Reason," as defined in the agreements, other than following a Change in Control, as defined in the 2004 LTIP, the executive will be entitled to a lump sum severance payment in an amount equal to one year of base salary at the rate then in effect. Mr. Jackson is also entitled to the prorated value, if any, of the annual Executive Choice Plan.  In addition, Messrs. Jackson, Sherman and Tyson will be entitled to receive an amount equal to an average of the past three years’ annual bonus payments, and Mr. Norona will be entitled to receive an amount equal to an average of the past five years' annual bonus payments. For Mr. Carter, if we terminate his employment without "Due Cause" as defined in the agreement, other than following a Change in Control, as defined in the 2004 LTIP, he will be entitled to a lump sum severance payment in an amount equal to one year of base salary at the rate then in effect and the prorated value, if any, of the annual Executive Choice Plan.  In addition, Mr. Carter would be entitled to receive an amount equal to the pro rata portion of any bonus that would have been payable to the executive with respect to all fiscal quarters completed prior to termination of employment, provided the criteria for such bonus other than the executive's continued employment are satisfied. For grants awarded prior to December 3, 2012, any performance-based grants of SARs and restricted stock will vest immediately as of the date of the executive’s termination of employment at the target level and in the same ratio as the executive’s time-vested SARs and restricted shares.  For grants awarded on or after December 3, 2012, any performance-based grants of SARs and RSUs will vest immediately based on our performance as of the date of termination of employment. Executives are also granted a right to continue their medical benefits for one year post-termination at the same cost as active employees and to receive outplacement services for a period of up to one year.

If within twelve months after a Change in Control we terminate the executive officer’s employment other than for Due Cause, death or disability, or the executive terminates the executive officer’s employment for Good Reason, Messrs. Jackson, Norona, Sherman and Tyson will be entitled to receive a lump sum severance payment in an amount equal to two times base salary at the rate then in effect, plus two times the target annual bonus amount then in effect. Mr. Jackson is also entitled to receive the prorated value, if any, of the annual Executive Choice Plan.  Mr. Carter will be entitled to receive a lump sum severance payment in an amount equal to one year of base salary at the rate then in effect plus an amount equal to the pro rata portion of any bonus that would have been payable to the executive with respect to all fiscal quarters completed prior to termination of employment, provided the criteria for such bonus other than the executive's continued employment are satisfied, and the prorated value, if any, of the annual Executive Choice Plan.  In addition, we will provide the executive certain outplacement services for a period of up to one year.  In the event of a Change in Control, all time-vesting restricted stock, SARs and stock options granted to the executive prior to December 3, 2012, pursuant to our 2004 LTIP or any successor plan will vest and become exercisable if not then vested or exercisable.  Performance-based SARs and restricted stock will vest immediately on a pro rata basis based on our actual performance over the completed portion of the performance period prior to the Change in Control event.  However, the pro rata amount of performance SARs and restricted stock that will vest will be no fewer than the total shares at target level less the previously vested portion of the time-vested share awards. For grants made on or after December 3, 2012, all time-vesting SARs and RSUs will vest and become exercisable only if the acquiring entity does not exchange or replace the LTI grants or upon termination of employment within 24 months following the Change in Control event. Performance-based SARs and RSUs will vest at the same time on a pro rata basis based on the amount of time employed during the performance period and our performance as of the termination date. Executives are also granted a right to continue their medical benefits for up to one year post-termination at the same cost as active employees.

In the event of a Change in Control, the employment agreements with Messrs. Jackson, Norona, Sherman and Tyson provide that if payments upon termination of employment related to a Change in Control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, and if reducing the amount of the payments would result in greater benefits to him (after taking into consideration the payment of all income and excise taxes that would be owed as a result of the Change in Control payments), we will reduce the Change in Control payments by the amount necessary to maximize the benefits received by him, determined on an after-tax basis. The Change in Control payments are not eligible for tax gross-up payments.

The executives are subject to standard confidentiality and non-disparagement agreements during and following their employment.  Each executive has also agreed not to compete with us, not to recruit or employ our employees in other businesses and not to solicit our customers or suppliers for competitors during the term of the executive’s employment and for one year following termination of employment.  Mr. Jackson has agreed that he will not compete with us for two years following his termination of employment.  In order to receive any payments or benefits under the employment agreement after termination of employment, the executive or his legal representative must execute a release that is satisfactory to us. Information regarding applicable potential payments under such agreements for the named executive officers is provided under the heading "Potential Payments Upon Termination of Employment or Change in Control Table" contained in this Proxy Statement.

The employment agreements with Messrs. Jackson, Norona, Sherman and Tyson provide that any incentive compensation granted to the executive by us is subject to our Incentive Compensation Clawback Policy as adopted by our Board or the Compensation Committee from time to time. Our Board adopted an Incentive Compensation Clawback Policy in November 2012. The policy provides that the Incentive Compensation of a Covered Employee, as those terms are defined in the policy, may be required to be repaid if the Covered Employee's fraud or willful misconduct caused us to prepare an accounting restatement due to material non-compliance with financial reporting requirements.

Effective September 15, 2011, our Board appointed Mr. Jimmie L. Wade, who previously served as our President, to serve as a director and a member of the Board's Finance Committee. Effective January 1, 2012, Mr. Wade transitioned from his role as our President. He continues to be employed by us reporting to the Chief Executive Officer and continues to provide us with strategic leadership. Mr. Wade entered into a new employment agreement effective January 1, 2012, which replaced his prior employment agreement and provided for an annual base salary of $150,000 and a reduced lump sum severance payment equal to $300,000 if his employment with us ends as the result of death, disability, termination of employment by us without Due Cause or a Change in Control. Mr. Wade's employment agreement also provides for a reduction in Change in Control payments in the manner described above with regard to our named executive officers' employment agreements. Mr. Wade's agreement continues to contain standard confidentiality, non-disparagement agreements and non-compete provisions. Mr. Wade does not receive non-management director compensation, but he is eligible to receive an annual grant of restricted stock awards with a value of at least $100,000. On March 4, 2014, his agreement was amended, effective January 1, 2014, to increase his annual base salary to $250,000 and to provide that he is entitled to receive an annual grant of time-based restricted stock or RSU awards with a value of at least $250,000 in conjunction with his agreement to assume additional strategic and leadership responsibilities related to GPI integration and talent development for our senior leadership. The amended agreement also permits Mr. Wade to elect continued medical coverage following termination of employment until age 65 in the event that the medical coverage benefit provided by his agreement would otherwise expire before that time.

Effective immediately following the closing of the GPI acquisition on January 2, 2014, the Board appointed O. Temple Sloan, III to serve as a director and member of the Board's Finance Committee. We also entered into an employment agreement with Mr. Sloan, who will continue to be employed by us as the President of GPI. The agreement has an initial term of one year that automatically renews for an additional one-year term unless either party provides notice of non-renewal at least 60 days prior to the end of the then effective term.  Mr. Sloan's agreement provides for an annual base salary of $550,000 and an annual performance-based cash target bonus of 90 percent of his base salary. The agreement provides benefits upon termination of employment consistent with the agreements of Messrs. Sherman and Tyson except that if Mr. Sloan's employment is terminated at the end of a then-current employment term following a notice of non-renewal, he is entitled to the equivalent benefits he would receive if his employment is terminated by us other than for Due Cause.  We agreed to this term as part of his negotiated employment agreement because we believed it was important to retain Mr. Sloan post-closing to facilitate a successful and efficient integration of GPI due to his integral knowledge and understanding of GPI's history, business, customers and employees. Upon termination of employment, Mr. Sloan is bound by standard confidentiality, non-disparagement, and non-compete provisions for a period of 24 months. Mr. Sloan does not receive non-management director compensation, but he is eligible to receive LTI awards as a member of management.

Special Bonuses
Following the completion of our acquisition of GPI in January 2014, the Compensation Committee approved the payment of special bonuses in an aggregate amount of $1,520,000, to be allocated among certain executive officers and other Team Members, including Mr. Norona and Mr. Carter, for such officers’ and employees’ extraordinary efforts in connection with the acquisition.

Ownership Guidelines

We have had stock ownership guidelines in place since 2006 that prescribe required levels of stock ownership and the timeline for achieving the required levels of stock ownership by named executive officers and members of our Board.  These guidelines are designed to further strengthen and align our leadership with stockholders’ interests and to enhance stockholder value over the long term.  Details of the current guidelines are included in the "Stock Ownership Guidelines for Directors and Executive Officers" section of this Proxy Statement and are posted on our website.  As of the end of our 2013 fiscal year, Messrs. Jackson and Norona have achieved their required ownership levels.  All other executives are currently progressing toward meeting the required ownership guidelines.

The terms of Mr. Jackson’s awards commencing in December 2010 and continuing through December 2013 require him to hold the shares realized upon the exercise of the SARs and the lapse of the restrictions on the restricted stock awards, net of shares withheld to satisfy the applicable withholding tax requirements, for a period of one year.

Tax Deductibility of Pay

In designing our executive compensation programs, we consider the potential impact of Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1,000,000 in any taxable year paid to our named executive officers.  Compensation paid in accordance with a stockholder approved performance-based incentive plan is exempt from Section 162(m) and is tax-deductible by us.  Our 2007 Executive Incentive Plan was established and approved by our stockholders in 2007.  All 2013 annual incentives available to our named executive officers and all performance-based long-term incentives awarded in 2013, were subject to performance measures established and certified by the Committee consistent with the provisions of the Executive Incentive Plan.  The stockholder-approved 2004 LTIP enables us to exclude from the $1,000,000 limit any performance-based compensation resulting from long-term incentives or other qualifying awards granted under the plan to our named executive officers.  SARs and the performance-based portion of our restricted shares and RSUs meet the tax-deductibility requirements of Section 162(m) of the Internal Revenue Code.  We intend to structure compensation programs to meet the requirements of Section 162(m), other than time-vested restricted stock or RSUs, which are not considered performance-based under Section 162(m) of the Internal Revenue Code.  Accordingly, awards of time-vested restricted stock or RSUs are generally not deductible by us to the extent that an individual's compensation exceeds the $1,000,000 limit of Section 162(m).  However, the Committee retains the authority to award compensation which may not be fully deductible by us. At the 2012 Annual Meeting, our stockholders re-approved the performance objectives for the 2007 Executive Incentive Plan and the 2004 LTIP to maintain the Committee's ability to grant qualified "performance-based" compensation under Section162(m) of the Internal Revenue Code.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table provides the compensation earned by our chief executive officer, principal financial officer, other three most highly compensated executive officers and former chief operating officer as of the end of each of the last three completed fiscal years.

			Bonus	Stock Awards	Option or SAR Awards	Non-Equity Incentive Plan Compensation	All Other Compensation (f) (g) (h)
Name and Principal Position		Salary	(a)	(b) (d)	(c) (d)	(e)	(i) (j)	Total
	Year	($)	($)	($)	($)	($)	($)	($)

Darren R. Jackson	2013	$700,000	—	$1,375,028	$1,375,018	$774,962	$57,926	$4,282,934
Chief Executive Officer	2012	700,000	—	687,505	2,062,503	—	56,726	3,506,734
	2011	700,000	—	687,500	2,062,502	601,650	117,541	4,169,193

Michael A. Norona (k)	2013	528,847	—	400,097	400,017	425,120	16,750	1,770,831
EVP, Chief Financial Officer	2012	494,242	—	199,974	600,033	—	20,638	1,314,887
	2011	469,240	—	212,506	637,502	241,987	15,964	1,577,199

George E. Sherman (l)	2013	415,382	—	634,684	903,877	398,548	190,725	2,543,216
President	2012	—	—	—	—	—	—	—
	2011	—	—	—	—	—	—	—

Charles E. Tyson (m)	2013	436,779	—	280,348	340,906	312,658	15,924	1,386,615
EVP, Merchandising, Marketing & Supply Chain	2012	398,475	—	87,511	262,500	—	14,008	762,494
	2011	365,394	—	87,519	262,506	133,003	13,864	862,286

William H. Carter	2013	329,992	—	167,507	82,506	189,971	13,769	783,745
SVP, Business Development and Integration	2012	327,688	—	62,487	187,525	—	8,321	586,021
	2011	240,006	275,000	228,787	486,294	89,602	128,005	1,447,694

Kevin P. Freeland (n)	2013	232,698	—	—	—	—	949,566	1,182,264
Former Chief Operating Officer	2012	550,014	—	250,022	750,003	—	16,683	1,566,722
	2011	526,936	—	275,000	825,001	301,934	16,018	1,944,889

(a)	Represents signing bonus Mr. Carter received upon his employment as Senior Vice President, Commercial on April 1, 2011.

(b)
Represents the grant date fair value of RSUs or restricted stock granted for each year.  The grant date fair value is calculated using the closing price of our common stock on the date of grant. For additional information regarding the valuation assumptions of this award, refer to Note 18 of our consolidated financial statements in the 2013 Form 10-K filed with the SEC on February 25, 2014. See the "2013 Grants of Plan-Based Awards Table" and "Outstanding Equity Awards at 2013 Fiscal Year-End Table" in this Proxy Statement for information on stock awards granted in 2013 and prior years.  These amounts reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board’s Accounting Statement of Codification Topic 718 ("ASC Topic 718"), and do not correspond to the actual value that may be realized by the named executive officers.  Any performance awards included in these amounts have been valued based on the probable outcome of the performance conditions as of the grant date.

(c)
Represents the grant date fair value of SARs granted for each year.  For additional information regarding the valuation assumptions of this award, refer to Note 18 of our consolidated financial statements in the 2013 Form 10-K filed with the SEC on February 25, 2014. See the "2013 Grants of Plan-Based Awards Table" and "Outstanding Equity Awards at 2013 Fiscal Year-End Table" in this Proxy Statement for information on SARs awards granted in 2013 and prior years.  These amounts reflect the aggregate grant date fair value computed in accordance with ASC Topic 718, and do not correspond to the actual value that may be realized by the named executive officers.  Any performance awards included in these amounts have been valued based on the probable outcome of the performance conditions as of the grant date.

(d)	The maximum value for awards, assuming the highest level of performance is achieved for performance awards granted, is provided for each executive in the table below.

Name	Year	Restricted Stock or RSUs Maximum Value ($)	SARs Maximum Value ($)	Maximum Fair Value of Stock Awards and SARs ($)

Mr. Jackson	2013	$700,007	$2,750,036	$3,450,044
	2012	1,375,011	4,125,006	5,500,017
	2011	1,375,000	4,125,004	5,500,004

Mr. Norona	2013	541,790	800,034	1,341,825
	2012	399,874	1,200,066	1,599,940
	2011	425,012	1,275,004	1,700,016

Mr. Sherman	2013	802,680	1,807,755	2,610,435
	2012	—	—	—
	2011	—	—	—

Mr. Tyson	2013	505,903	681,811	1,187,714
	2012	175,023	524,942	699,965
	2011	175,038	525,012	700,050

Mr. Carter	2013	329,995	165,013	495,008
	2012	124,974	375,050	500,024
	2011	416,002	897,893	1,313,895

Mr. Freeland	2013	74,340	—	74,340
	2012	499,971	1,499,986	1,999,957
	2011	550,000	1,650,002	2,200,002

For 2013, amounts for restricted stock or RSUs represent the maximum value of the special long-term incentive grants and any off-cycle grants that executives received. Beginning with the December 2013 grant, the target award for purposes of calculating performance vesting consists solely of the performance award granted.  Therefore, the maximum value does not include RSUs granted to executives in December 2013 due to fact that they are 100 percent time-based. For Mr. Freeland, the 2013 amount represents the pro-rated maximum value of his special long-term incentive grant that he received in March based on number of days he was employed during the 2013-2015 performance period.

(e)
For 2013 and 2011, amounts in this column were paid to the named executives in February 2014 and March 2012, respectively, for the preceding fiscal year’s performance according to the terms of the annual incentive plans in effect for each respective year. No annual incentive awards were earned for 2012 performance.

(f)	Includes Company matching contributions according to the terms of the Company's 401(k) plan.

(g)	Includes life insurance premiums paid by the Company for each executive.

(h)
Includes executive allowances for each executive. Information about these taxable perquisites is discussed under the heading "Other Compensation" in the Compensation Discussion and Analysis section of this Proxy Statement.

(i)
Includes moving expenses and related tax gross-up payments for Mr. Sherman and Mr. Carter following their joining the Company in 2013 and 2011, respectively, pursuant to the terms of our relocation policy applicable to all management-level employees. For 2013, reportable compensation for Mr. Sherman's itemized moving expenses is $124,560 and related tax reimbursement payments is $58,444. For 2011, reportable compensation for Mr. Carter's itemized moving expenses is $92,982 and related tax reimbursement payments is $28,804.

(j)
This column also includes the value of any personal use of the Company aircraft calculated at the incremental cost to the Company related to personal use of the Company aircraft. Individual expenses related to aircraft use for 2011, 2012 and 2013 are provided in accordance with the Company's aircraft use policy. For 2013, reportable compensation for Mr. Jackson is $35,843 related to Company aircraft use. The incremental cost to the Company for personal use of Company aircraft is calculated based on our primary variable operating costs, including fuel, maintenance and other miscellaneous variable costs. All personal use of the Company aircraft is reportable as taxable wages for executives and no tax reimbursements are provided by the Company.

(k)
Mr. Norona received an off-cycle grant of RSUs in August 2013 in recognition of his increased job responsibilities. The grant represents a pro-rated supplemental portion of the special long-term incentive grant that other executives received in March 2013. More information is provided in the "2013 Grants of Plan-Based Awards Table" in this Proxy Statement.

(l)
Mr. Sherman received three separate grants of RSUs and SARs in 2013. The first two grants were off-cycle grants that occurred in May 2013. The first grant represents a pro-rated annual grant that he received following his joining the Company in April 2013. The second grant represents a pro-rated portion of the special long-term incentive grant that other executives received in March 2013. The third grant was the regular annual grant made to all executives in December 2013. More information is provided in the "2013 Grants of Plan-Based Awards Table" of this Proxy Statement.

(m)
Mr. Tyson also received two off-cycle grants of RSUs and SARs in May 2013 in recognition of his promotion and increased job responsibilities. The first grant represents a pro-rated supplemental annual grant that he received following his promotion in April 2013. The second grant represents a pro-rated supplemental portion of the special long-term incentive grant that other executives received in March 2013. More information is provided in the "2013 Grants of Plan-Based Awards Table" on the next page.

(n)
Mr. Freeland is a former executive officer of the Company whose employment with us ended on May 28, 2013.  Mr. Freeland received no grants of RSUs or SARs in December 2013. According to the terms of his employment and separation agreement, Mr. Freeland received cash payments in June 2013, totaling $940,922, which are included in the “All Other Compensation” column for 2013. This amount included payments made pursuant to the terms of his employment agreement of $550,014, an amount which equals one times his annual base salary, and $372,895, an amount which represents the value of the average annual incentive payments for the past three years (2010, 2011, and 2012), as well as payments for unused vacations of $16,273 and pro-rated quarterly executive allowance of $1,740.

2013 Grants of Plan-Based Awards Table
The following table sets forth information concerning grants of cash and stock-based awards made under our annual and long-term incentive plans during 2013.  The threshold, target and maximum non-equity incentive award amounts shown in the table represent the amounts to be paid if our performance had met the respective levels of the applicable performance measures.  The performance measures are more fully described under the heading "Annual Incentive Plan" in the Compensation Discussion and Analysis section of this Proxy Statement.  The threshold, target and maximum equity incentive award amounts shown in the table represent the amounts to be paid if our performance meets the respective level of applicable performance measures as more fully described under the heading "Long-Term Incentive Compensation" in the Compensation Discussion and Analysis section of this Proxy Statement.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/sh) (e)	Grant Date Fair Value of Stock and Option Awards ($) (f)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Jackson	1/1/2013(a)	$262,500	$875,000	$1,750,000	—	—	—	—	—	$—	$—
	3/1/2013(b)	—	—	—	4,583	9,166	9,166	—	—	—	—
	12/12/2013(c)	—	—	—	14,228	56,913	113,826	—	—	107.93	1,375,018
	12/12/2013(c)	—	—	—	—	—	—	12,740	—	—	1,375,028
Mr. Norona	1/1/2013(a)	144,000	480,000	960,000	—	—	—	—	—	—	—
	3/1/2013(b)	—	—	—	3,274	6,548	6,548	—	—	—	—
	8/12/2013(b)	—	—	—	253	506	506	—	—	—	—
	12/12/2013(c)	—	—	—	4,139	16,557	33,114	—	—	107.93	400,017
	12/12/2013(c)	—	—	—	—	—	—	3,707	—	—	400,097
Mr. Sherman	4/21/2013(a)	134,999	449,998	899,996	—	—	—	—	—	—	—
	5/28/2013(d)	—	—	—	2,280	10,856	32,568	—	10,857	83.63	403,862
	5/28/2013(d)	—	—	—	169	805	2,415	805	—	—	134,644
	5/28/2013(b)	—	—	—	3,189	6,378	6,378	—	—	—	—
	12/12/2013(c)	—	—	—	5,174	20,696	41,392	—	—	107.93	500,015
	12/12/2013(c)	—	—	—	—	—	—	4,633	—	—	500,040
Mr. Tyson	1/1/2013(a)	105,906	353,020	706,040	—	—	—	—	—	—	—
	3/1/2013(b)	—	—	—	2,665	5,330	5,330	—	—	—	—
	5/28/2013(d)	—	—	—	256	1,221	6,105	—	3,666	83.63	90,898
	5/28/2013(d)	—	—	—	19	90	450	272	—	—	30,274
	5/28/2013(b)	—	—	—	229	458	458	—	—	—	—
	12/12/2013(c)	—	—	—	2,587	10,348	20,696	—	—	107.93	250,008
	12/12/2013(c)	—	—	—	—	—	—	2,317	—	—	250,074
Mr. Carter	1/1/2013(a)	64,348	214,495	428,990	—	—	—	—	—	—	—
	3/1/2013(b)	—	—	—	2,161	4,321	4,321	—	—	—	—
	12/12/2013(c)	—	—	—	854	3,415	6,830	—	—	107.93	82,506
	12/12/2013(c)	—	—	—	—	—	—	1,552	—	—	167,507
Mr. Freeland	1/1/2013(a)	69,810	232,698	465,396	—	—	—	—	—	—	—
	3/1/2013(b)	—	—	—	3,601	7,202	7,202	—	—	—	—

(a)
The non-equity incentive plan information represents our 2013 annual incentive plan. For Messrs. Sherman and Freeland, the target amount represents the pro-rated value of their non-equity incentive plan awards based on the time they were employed during fiscal year 2013.

(b)
In March 2013, our executives received special long-term incentive grants which are 100 percent performance-based RSUs and may be earned on March 1, 2016, following certification by the Committee of the performance vesting achievement level during fiscal years 2013 through 2015. Our financial performance must meet the threshold level for executives to become eligible to receive any performance-based RSUs. At the threshold level of performance, executives receive 50 percent of performance-based RSUs.  In order for the executive officers to earn the full performance-based RSUs, our financial performance must meet or exceed the target level. Mr. Norona received a pro-rated supplemental portion of the special long-term incentive grant in August 2013 in recognition of his increased job responsibilities. In May 2013, Mr. Sherman received a pro-rated portion of the special long-term incentive grant following his joining us in April 2013. Mr. Tyson received a pro-rated supplemental portion of the special long-term incentive grant in May 2013 in recognition of his promotion and increased responsibilities. The attainment of threshold level for performance RSUs granted to executives as special long-term incentive awards was not deemed probable at the date of grant. Therefore, the grant date fair value was zero for those grants. For Mr. Freeland, the pro-rated target amount of 974 performance-based RSUs, which is based on the number of days he was employed during the 2013-2015 performance period, will continue to vest and may vest on March 1, 2016, depending upon our performance.

(c)
For the December 2013 grants, Messrs. Jackson, Norona, Sherman and Tyson received 50 percent of their target annual award value granted in the form of performance-based SARs and the remaining 50 percent granted in the form of time-based RSUs, which are shown in separate rows, respectively. Mr. Carter received 67 percent of his target annual award value granted in the form of time-based RSUs and the remaining 33 percent granted in the form of performance-based SARs. The performance-based SARs may be earned on March 1, 2017, following certification by the Committee of the performance vesting achievement level during fiscal years 2014 through 2016. Our financial performance must meet the threshold level for executives to become eligible to receive any performance-based SARs. At the threshold level of performance, executives receive 25 percent of performance-based SARs. In order for the executive officers to earn the full performance-based SARs, our financial performance must equal the target level. If our financial performance exceeds the target level, executive officers may receive additional SARs up to a maximum of an additional 100 percent of the performance-based SARs. The time-based RSUs awarded to each executive for the 2013 grants will vest in three approximately equal annual installments commencing on the first anniversary date of the grant.

(d)
In May 2013, Mr. Sherman received a pro-rated off-cycle annual grant following his hire in April 2013. Mr. Tyson received a pro-rated off-cycle annual grant in May 2013 in recognition of his promotion and increased job responsibilities. These grants are structured in the same way as our December 2012 grants, where 75 percent of target award value was granted in the form of SARs and 25 percent granted in the form of RSUs. At target, the performance-based portion represents 50 percent of the target level long-term incentive grant value for Mr. Sherman and 25 percent of the target level long-term incentive grant value for Mr. Tyson. These shares may be earned on May 28, 2016 based on our relative EVA performance for the 2013-2015 performance period. At the threshold level of our EVA performance, Messrs. Sherman and Tyson receive 21 percent of the performance-based SARs and RSUs. Our EVA performance must exceed 40 percent of the peer group companies for Messrs. Sherman and Tyson to become eligible to receive any performance-based shares. In order for Messrs. Sherman and Tyson to earn the full performance-based portion of the target amount (which, when added to the time-based shares, is a total of 100 percent of target), our performance must approximate the peer group median. Messrs. Sherman and Tyson may receive additional SARs and RSUs to the extent our performance exceeds the peer group median up to a maximum of an additional 100 percent of the target level award if our EVA meets or exceeds 80 percent of the peer group companies. The time-based portion of the awards will vest in three approximately equal annual installments commencing on the first anniversary date of the grant.

(e)	Stock prices shown are the exercise price of any SAR grants based on the closing price of our common stock on the date of grant.

(f)
The aggregate grant date fair value of the awards was computed in accordance with ASC Topic 718. The attainment of threshold level for performance RSUs granted to executives as special long-term incentive awards was not deemed probable at the date of grant. Therefore, the grant date fair value was zero for those grants, as described in footnote (b). The attainment of target level for performance awards was deemed probable at the date of grant for the other awards. Accordingly, the grant date fair value was calculated at target level for these awards.

The time-vested portions of the RSU awards granted in 2013 include rights to receive dividend payments in the same amount as paid to our stockholders, but do not include voting rights. Performance-based RSUs do not include dividend or voting rights. We paid quarterly cash dividends of $0.06 per share in 2013. All SAR grants have a term of seven years and must be settled in shares of our common stock.
Outstanding Equity Awards at 2013 Fiscal Year-End Table

The following table provides information concerning stock-based awards granted to our named executive officers that were outstanding at the end of our last fiscal year.

		Option Awards (a)					Stock Awards (b)
									Equity Incentive Plan Awards:
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Market Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Mr. Jackson	5/21/2007(c)	7,500	—	—	$41.64	5/21/2014	—	$—	—	$—
	12/1/2009	91,674	—	—	40.38	12/1/2016	—	—	—	—
	12/1/2010	82,893	—	—	66.15	12/1/2017	—	—	—	—
	12/1/2011	34,426	17,214	10,844	68.75	12/1/2018	—	—	—	—
	12/1/2011	—	—	—	—		1,667	183,237	1,050	115,416
	12/3/2012	17,913	35,826	11,285	73.17	12/3/2019	—	—	—	—
	12/3/2012	—	—	—	—		3,132	344,269	987	108,491
	3/1/2013(d)	—	—	—	—		—	—	4,583	503,763
	12/12/2013	—	—	14,228	107.93	12/12/2020	—	—	—	—
	12/12/2013	—	—	—	—		12,740	1,400,381	—	—
Mr. Norona	12/1/2009	38,200	—	—	40.38	12/1/2016	—	—	—	—
	12/1/2010	23,270	—	—	66.15	12/1/2017	—	—	—	—
	12/1/2011	10,641	5,321	3,352	68.75	12/1/2018	—	—	—	—
	12/1/2011	—	—	—	—		516	56,719	324	35,614
	12/3/2012	5,211	10,423	3,283	73.17	12/3/2019	—	—	—	—
	12/3/2012	—	—	—	—		912	100,247	287	31,547
	3/1/2013(d)	—	—	—	—		—	—	3,274	359,878
	8/12/2013(d)	—	—	—	—		—	—	253	27,810
	12/12/2013	—	—	4,139	107.93	12/12/2020	—	—	—	—
	12/12/2013	—	—	—	—		3,707	407,473	—	—
Mr. Sherman	5/28/2013(e)	—	10,857	2,280	83.63	5/28/2020	—	—	—	—
	5/28/2013(e)	—	—	—	—		805	88,486	169	18,576
	5/28/2013(d)	—	—	—	—		—	—	3,189	350,535
	12/12/2013	—	—	5,174	107.93	12/12/2020	—	—	—	—
	12/12/2013	—	—	—	—		4,633	509,259	—	—
Mr. Tyson	5/20/2008(f)	5,093	—	—	38.94	5/20/2015	—	—	—	—
	12/1/2009	15,602	—	—	40.38	12/1/2016	—	—	—	—
	12/1/2010	9,454	—	—	66.15	12/1/2017	—	—	—	—
	12/1/2011	6,572	3,287	690	68.75	12/1/2018	—	—	—	—
	12/1/2011	—	—	—	—		319	35,064	67	7,365
	12/3/2012	3,420	6,840	718	73.17	12/3/2019	—	—	—	—
	12/3/2012	—	—	—	—		598	65,732	63	6,925
	3/1/2013(d)	—	—	—	—		—	—	2,665	292,937
	5/28/2013(g)	—	3,666	256	83.63	5/28/2020	—	—	—	—
	5/28/2013(g)	—	—	—	—		272	29,898	19	2,088
	5/28/2013(d)	—	—	—	—		—	—	229	25,172
	12/12/2013	—	—	2,587	107.93	12/12/2020	—	—	—	—
	12/12/2013	—	—	—	—		2,317	254,685	—	—
Mr. Carter	5/23/2011(h)	7,805	3,903	—	62.99	5/23/2018	—	—	—	—
	5/23/2011(h)	—	—	—	—		660	72,547	—	—
	12/1/2011	4,695	2,348	493	68.75	12/1/2018	—	—	—	—
	12/1/2011	—	—	—	—		228	25,062	48	5,276
	12/3/2012	2,443	4,886	513	73.17	12/3/2019	—	—	—	—
	12/3/2012	—	—	—	—		428	47,046	45	4,946
	3/1/2013(d)	—	—	—	—		—	—	2,161	237,537
	12/12/2013	—	—	854	107.93	12/12/2020	—	—	—	—
	12/12/2013	—	—	—	—		1,552	170,596	—	—
Mr. Freeland	3/1/2013(d)	—	—	—	—		—	—	487	53,531

Footnotes to Outstanding Equity Awards at 2013 Fiscal Year-End Table:

(a)
Includes grants of stock options and SARs.  With the exception of the special grants to Mr. Jackson, as described in note (c) below, all stock options and time-vested SARs vest in three approximately equal annual installments commencing on the first anniversary date of the grant. The amounts shown for SARs granted in December 2009 represent the time-vested portion of the grants and the performance-based portion of the grants vesting at slightly above the target level. The amounts shown for SARs granted in December 2010 and May 2011 represent the time-vested portion of the grants only since there was no pay-out for the performance-based portion of the grants because our relative EVA results for the 2011-2013 performance period did not meet the minimum threshold level of performance. The amounts shown for SARs granted in December 2011, December 2012 and December 2013 represent the time-vested portion of the grants and the performance-based portion of the grants at threshold level. For 2011 and 2012, threshold represents a 21 percent pay-out of the performance-based SARs. For 2013, threshold represents a 25 percent pay-out of the performance-based SARs. The performance-based SAR awards shown in this table as Equity Incentive Plan Awards granted in December 2011, December 2012 and December 2013, except for the May 2013 grants to Messrs. Sherman and Tyson, may be eligible for exercise on March 1, 2015, March 1, 2016 and March 1, 2017 respectively, following certification by the Committee of the performance vesting achievement level.  The May 2013 grants to Messrs. Sherman and Tyson may be eligible for exercise on May 28, 2016 upon completion of vesting.

(b)
Stock awards listed in the table as granted prior to December 3, 2012, are awards of restricted stock; stock awards listed in the table granted on or after December 3, 2012, are awards of RSUs.  All awards of time-based restricted stock and RSUs listed in the table vest in three approximately equal annual installments commencing on the first anniversary date of the grant. The market value of the stock awards is reflective of the closing price of our common stock as of December 27, 2013 ($109.92), the last day that our common stock was traded during fiscal year 2013.  The amounts shown for restricted stock granted in May 2011 represent the time-vested portion of the grants only since there was no pay-out for the performance-based portion of the grants because our relative EVA results for the 2011-2013 performance period did not meet the minimum threshold level of performance. The amounts shown for restricted stock and RSUs granted in December 2011, December 2012 and December 2013 represent the time-vested portion of the grants and the performance-based portion of the grants at threshold level. For 2011 and 2012, threshold represents a 21 percent pay-out of the performance-based awards. For 2013, threshold represents a 25 percent pay-out of the performance-based awards. The performance-based stock awards granted in December 2011, December 2012 and December 2013, except for the May 2013 grants to Messrs. Sherman and Tyson may vest on March 1, 2015, March 1, 2016 and March 1, 2017 respectively, following certification by the Committee of the performance achievement level.  The May 2013 grants to Messrs. Sherman and Tyson may vest on May 28, 2016. The amounts shown for the special long-term incentive awards granted in March 2013, May 2013 and August 2013 represent threshold level of performance-based RSUs. These performance-based RSUs may vest on March 1, 2016 following certification by the Committee of the performance achievement level.

(c)
For Mr. Jackson, the option award granted on May 21, 2007 was granted as part of his compensation as an independent director. These stock options became exercisable in three approximately equal annual installments beginning on May 21, 2008.

(d)
On March 1, 2013, Messrs. Jackson, Norona, Tyson, Carter and Freeland received special long-term incentive grants under our 2004 LTIP. Under the same program, pro-rated grants were made on May 28, 2013 to Mr. Sherman in conjunction with his employment as our President on April 21, 2013 and to Mr. Tyson in conjunction with his promotion on April 21, 2013, and on August 12, 2013 to Mr. Norona in recognition of his increased responsibilities. These performance-based RSUs may vest on March 1, 2016 (or on the third anniversary of the grant date for the pro-rated grants to Messrs. Sherman, Tyson and Norona) following certification by the Committee of the performance vesting achievement level. The amounts shown for these performance-based RSUs represent the threshold level of performance, and for Mr. Freeland are pro-rated based on the number of days he was employed during the 2013-2015 performance period.

(e)
Effective upon Mr. Sherman's employment as our President on April 21, 2013, Mr. Sherman received a pro-rated annual equity grant and a pro-rated special long-term incentive grant under our 2004 LTIP on May 28, 2013. The pro-rated annual grant was valued at $538,506 and consisted of 75 percent SARs and 25 percent RSUs. The time-based portion of the SARs and RSUs represents 50 percent of the target awards and will vest in three approximately equal annual installments commencing on the first anniversary date of the grant. In addition, the performance-based portion of the SARs and RSUs represents the remaining 50 percent of target awards and may vest on the third anniversary of the grant date, based on the same performance measures as the December 2012 grants and our relative EVA performance for the 2013-2015 performance period.

(f)
On May 20, 2008, pursuant to the terms of Mr. Tyson's offer of employment, Mr. Tyson received an equity grant under our 2004 LTIP that included 15,093 SARs.  The SARs vested in three approximately equal annual installments commencing on the first anniversary date of the grant.

(g)
Following a promotion in April 2013, Mr. Tyson received a prorated, off-cycle equity grant under our 2004 LTIP on May 28, 2013. The grant consisted of 75 percent SARs and 25 percent restricted stock units. The time-based portion of the SARs and RSUs represent 75 percent of target awards and will vest in three approximately equal annual installments commencing on the first anniversary date of the grant. In addition, the performance-based portion of the SARs and RSUs represent the remaining 25 percent of target awards and may vest on the third anniversary of the grant date, based on the same performance measures as the December 2012 grants and our relative EVA performance for the 2013-2015 performance period.

(h)
Effective upon Mr. Carter's employment as Senior Vice President, Commercial on April 1, 2011, Mr. Carter received two equity grants totaling $465,069 under our 2004 LTIP on May 23, 2011. The first grant was valued at $200,035 and consisted of 50 percent SARs and 50 percent restricted stock. The second grant was valued at $265,034 and consisted of 75 percent SARs and 25 percent restricted stock. The time-based portion of the SARs and restricted stock represent 75 percent of target awards and will vest in three approximately equal annual installments commencing on the first anniversary date of the grant. The performance-based portion of the SARs and restricted stock, which represents 25 percent of target awards, is not reported in this table since there will be no pay-out on May 23, 2014 (the third anniversary of the grant date). These grants are based on the same performance measures as the December 2010 grants and our relative EVA results for the 2011-2013 performance period did not meet the minimum threshold level of performance on March 1, 2014.

2013 Option Exercises and Stock Vested Table

The following table sets forth information with respect to our named executive officers who exercised stock options or SARs and vested in stock awards during 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Jackson	126,188	$9,668,596	8,655	$816,567
Mr. Norona	64,391	5,051,118	2,863	263,956
Mr. Sherman	—	—	—	—
Mr. Tyson	7,225	570,836	1,413	132,505
Mr. Carter	—	—	1,100	101,239
Mr. Freeland	139,771	11,065,696	3,578	289,421

2013 Non-Qualified Deferred Compensation Table

The following table sets forth information with respect to our named executive officers concerning executive contributions to non-qualified deferred compensation plans during 2013.  We do not make any contributions to these deferred compensation plans.  Aggregate earnings information includes changes in market value of the investments plus any dividends received by the executive for their DSUs.

Name	Executive Contributions (a)	Aggregate Earnings (b)	Aggregate Withdrawals/ Distributions (c)	Aggregate Balance at December 28, 2013
Mr. Jackson	$—	$83,502	$—	$1,832,950
Mr. Norona	237,030	51	348,456	645,871
Mr. Sherman	96,923	8,245	—	105,168
Mr. Tyson	—	—	—	—
Mr. Carter	26,399	9,092	—	80,733
Mr. Freeland	—	—	—	—

(a)
Additional information is provided under "Retirement Savings Programs" in the CD&A section of this Proxy Statement.  Any amounts reported as Executive Contributions are also reported in the Salary column of the "Summary Compensation Table" of this Proxy Statement.

(b)
Represents unrealized gains or losses on market-based investments selected by executives for their deferred compensation balances.  For Mr. Jackson, the amounts reported also include the value of dividends earned on DSUs and converted to additional DSUs and the change in overall value of DSUs based on our stock price.

(c)	Mr. Norona received a partial distribution of his deferred compensation consistent with the terms of his deferral election.

Potential Payments Upon Termination of Employment or Change in Control Table

The following table provides an estimate of the inherent value of the severance payments, stock incentives, and benefits provided for in each named executive officer’s employment agreement or other compensation arrangements described above, assuming termination of employment or change in control occurred on December 28, 2013, the last day of our 2013 fiscal year.

Executive	Voluntary Termination without Good Reason or Involuntary Termination for Due Cause (a)	Retirement	Disability	Death	Involuntary Termination without Due Cause or Voluntary Termination for Good Reason not related to a Change in Control (b)	Involuntary Termination without Due Cause or Voluntary Termination for Good Reason related to a Change in Control (c)
Mr. Jackson
Cash Severance (d)	$—	$—	$1,085,000	$1,575,000	$1,158,871	$3,150,000
Stock Incentives (e) (f)	—	—	8,476,394	8,476,394	3,631,329	8,644,315
Cont'd Medical Coverage (g)	—	—	4,906	—	4,906	4,906
Outplacement	—	—	—	—	12,000	12,000
Executive Choice	—	—	—	—	15,000	15,000
Life Insurance	—	—	—	700,000	—	—
Disability Insurance Payout (h)	—	—	420,000	—	—	—
	$—	$—	$9,986,300	$10,751,394	$4,822,106	$11,826,221
Mr. Norona
Cash Severance (d)	$—	$—	$660,000	$1,045,000	$922,596	$2,090,000
Stock Incentives (e) (f)	—	—	2,595,919	2,595,919	1,153,722	2,725,148
Cont'd Medical Coverage (g)	—	—	4,906	—	4,906	4,906
Outplacement	—	—	—	—	12,000	12,000
Life Insurance	—	—	—	550,000	—	—
Disability Insurance Payout (h)	—	—	330,000	—	—	—
	$—	$—	$3,590,825	$4,190,919	$2,093,224	$4,832,054
Mr. Sherman
Cash Severance (d)	$—	$—	$780,000	$1,200,000	$998,548	$2,400,000
Stock Incentives (e) (f)		—	1,015,288	1,015,288	132,112	1,132,133
Cont'd Medical Coverage (g)	—	—	4,906	—	4,906	4,906
Outplacement	—	—	—	—	12,000	12,000
IRC 280G "Net Best" Reduction (i)						(504,368)
Life Insurance	—	—	—	600,000	—	—
Disability Insurance Payout (h)	—	—	360,000	—	—	—
	$—	$—	$2,160,194	$2,815,288	$1,147,566	$3,044,671
Mr. Tyson
Cash Severance (d)	$—	$—	$517,500	$832,500	$598,554	$1,665,000
Stock Incentives (e) (f)	—	—	1,330,430	1,330,430	405,229	1,436,466
Cont'd Medical Coverage (g)	—	—	4,906	—	4,906	4,906
Outplacement	—	—	—	—	12,000	12,000
Life Insurance	—	—	—	450,000	—	—
Disability Insurance Payout (h)	—	—	270,000	—	—	—
	$—	$—	$2,122,836	$2,612,930	$1,020,689	$3,118,372
Mr. Carter
Cash Severance (d)	$—	$—	$288,983	$519,983	$519,983	$519,983
Stock Incentives (e) (f)	—	—	1,238,976	1,238,976	338,582	1,318,137
Cont'd Medical Coverage (g)	—	—	4,906	—	4,906	4,906
Outplacement	—	—	—	—	12,000	12,000
Executive Choice	—	—	—	—	8,000	8,000
Life Insurance	—	—	—	330,000	—	—
Disability Insurance Payout (h)	—	—	198,000	—	—	—
	$—	$—	$1,730,865	$2,088,959	$883,471	$1,863,026
Mr. Freeland (j)
Cash Severance	$—	$—	$—	$—	$939,182	$—
Stock Incentives	—	—	—	—	323,923	—
Executive Choice	—	—	—	—	1,740	—
	$—	$—	$—	$—	$1,264,845	$—
Footnotes to Potential Payments Upon Termination of Employment or Change in Control Table:

(a)
Voluntary termination without Good Reason in the case of Messrs. Jackson, Norona, Sherman or Tyson (or voluntary termination for any reason in the case of Mr. Carter) or termination for Due Cause makes an executive ineligible for any employment agreement benefits other than any rights the executive may have under the normal terms of other benefit plans.  Executives must exercise vested long-term incentives within 90 days after the date of termination.  The term "Due Cause" is defined in the agreements as (i) a material breach of the executive’s obligations under the agreement or a material violation of any code or standard of conduct applicable to our officers that is willful and deliberate and committed in bad faith and that has not been cured; (ii) a material violation of the loyalty obligations as provided in the agreement; (iii) the executive’s willful engagement in bad faith conduct that is demonstrably and materially injurious to us; (iv) a conviction of a crime of moral turpitude or a felony involving fraud, breach of trust, or misappropriation; or (v) a determination that the executive is in material violation of our Substance Abuse Policy.

(b)
The employment agreements of Messrs. Jackson, Norona, Sherman and Tyson provide that the executive’s employment is deemed to be terminated by us without Due Cause if the executive elects to terminate his employment for Good Reason.  The term "Good Reason" is defined in the agreement as: (i) a material diminution in the executive’s total direct compensation; (ii) a material diminution in the executive’s authority, duties or responsibilities or those of the executive’s supervisors;  (iii) the termination of the Executive Incentive Plan without a replacement plan or the material reduction of the executive’s benefits without a similar reduction for other executives; or (iv) requiring the executive to be based more than 60 miles from our office at which the executive was principally employed immediately prior to the date of the relocation.  For Mr. Jackson, the definition of "Good Reason" includes failure of the Nominating Committee of the Board to re-nominate him for election as a director or the Board requiring that he no longer report to the Board.  Upon termination of employment by us other than for Due Cause or by the executive for Good Reason, the executive is entitled to receive a cash "termination payment" which equals the sum of the executive’s annual base salary and an amount equal to the average annual bonus payment over the past three years (five years in the case of Mr. Norona). For Mr. Carter, the bonus component of the cash termination payment is an amount equal to the pro rata portion of any bonus that would have been payable to the executive with respect to all fiscal quarters completed prior to termination of employment, provided the criteria for such bonus other than the executive's continued employment are satisfied. Messrs. Jackson and Carter are entitled to the prorated value of the annual Executive Choice Plan.  The value of the bonus amount included for each executive in the cash severance payment is the average bonus paid for fiscal years 2011, 2012 and 2013 (2009-2013 in the case of Mr. Norona). In addition, the executive will receive outplacement services and certain medical benefits coverage.

(c)
If, within 12 months of a Change in Control (as defined in our 2004 LTIP), the executive’s employment is terminated by us other than for Due Cause or, in the case of Messrs. Jackson, Norona, Sherman and Tyson, by the executive for Good Reason, the executive will be entitled to a Change in Control Termination Payment equal to (i) two times the executive’s base salary (except for Mr. Carter who receives one times his base salary); (ii) two times the amount equal to the executive’s target bonus (except for Mr. Carter who receives the pro rata portion of any bonus that would have been payable to him with respect to all fiscal quarters completed prior to termination of employment, provided the criteria for such bonus other than the his continued employment are satisfied); and (iii) for Messrs. Jackson and Carter only, the prorated value of the annual Executive Choice Plan.

(d)
In the case of voluntary termination without Good Reason in the case of Messrs. Jackson, Norona, Sherman or Tyson (or voluntary termination for any reason in the case of Mr. Carter) or termination for Due Cause, the executive would be ineligible to receive a cash severance payment.  In accordance with the employment agreements, if the executive’s employment is terminated on account of death, the executive’s beneficiary or estate is entitled to receive a lump sum payment equivalent to the executive’s annual base salary and target bonus amount in the case of Messrs. Jackson, Norona, Sherman or Tyson. In the case of Mr. Carter, the executive’s beneficiary or estate is entitled to receive a lump sum payment equivalent to the executive's base salary for one year and the pro rata portion of any bonus that would have been payable to the executive with respect to all fiscal quarters completed prior to termination of employment, provided the criteria for such bonus other than the executive's continued employment are satisfied.  In the event that employment of Messrs. Jackson, Norona, Sherman or Tyson is terminated on account of disability, the employment agreements provide that the executive is entitled to receive a cash severance amount equivalent to 30 percent of the executive’s annual base salary and an amount equal to the executive’s annual target bonus. In the event that employment of Mr. Carter is terminated on account of disability, the employment agreement provides that the executive is entitled to receive a cash severance amount equivalent to 30 percent of the executive’s annual base salary and an amount equal to the pro rata portion of any bonus that would have been payable to the executive with respect to all fiscal quarters completed prior to termination of employment, provided the criteria for such bonus other than the executive's continued employment are satisfied.

(e)
Amounts shown here are calculated as the differences between the exercise price, if any, of the outstanding stock-based incentives and the closing price of our stock on the last day our stock was traded during Fiscal 2013 ($109.92).

(f)
The terms of the executives’ SAR and restricted stock agreements provide that upon termination of employment due to death or disability, any remaining previously unvested time-based SARs or shares of restricted stock or RSUs will vest immediately.  Performance-based SARs and shares of restricted stock or RSUs will vest at the end of the applicable performance period on a pro-rata basis commensurate with the time employed prior to death or disability during the performance period.  For grants awarded prior to December 3, 2012, the SARs and shares vested will be no fewer than the total SARs and shares at the target level.  For grants awarded on December 3, 2012, or after, the SARs and RSUs vested will be based on our performance. In the event of retirement, which requires 10 years of service and a minimum age of 55 years, time-based shares will continue to vest commensurate with the vesting period of the award.  Performance-based SARs and restricted stock or RSUs vest at the end of the applicable performance period on a pro-rata basis commensurate with the time employed prior to retirement during the performance period.  For grants awarded prior to December 3, 2012, the shares vested will be no fewer than the total SARs and shares at the target level.  For grants awarded on December 3, 2012, or after, the shares vested will be based on our performance. In the event of involuntary termination without Due Cause, or voluntary termination for Good Reason in the case of Messrs. Jackson, Norona, Sherman or Tyson, performance-based SARs and restricted stock will vest immediately as of the date of termination at the target level and in the same ratio at which the time-based awards have vested for grants awarded prior to December 3, 2012. For grants awarded on December 3, 2012, or after, a pro rata portion of the performance-based SARs and RSUs will vest immediately based on the amount of time employed during the performance period and our performance as of the date of the executive's termination of employment. The terms of the executives’ SAR and restricted stock agreements for grants awarded prior to December 3, 2012, provide that any remaining previously unvested, time-based shares will immediately vest upon Change in Control.  Performance-based shares will immediately vest on a pro-rata basis commensurate with the performance period prior to the Change in Control event, provided that the pro-rata shares are no fewer than the total shares at the target level. For awards granted on December 3, 2012, or after, all time-vesting SARs and RSUs will vest and become exercisable only if the acquiring entity does not exchange or replace the LTI grants or upon termination of employment without Due Cause within 24 months following the Change in Control event. Performance-based SARs and RSUs will vest at the same time on a pro rata basis based on the amount of time employed during the performance period and our performance as of the termination date.

(g)	Amounts provided for continued medical coverage represent our cost of providing one year of health care coverage to the executive at the same cost as active employees.

(h)	Disability amounts shown consist of the amount the executives would receive under our qualified plan.

(i)
In the event of an involuntary termination without Due Cause or voluntary termination for Good Reason related to a Change in Control, Mr. Sherman would be entitled to a total severance payment in excess of the limit allowed by Section 4999 of the Internal Revenue Code, making his payment subject to an Excise Tax. In such a situation, Mr. Sherman's employment agreement allows for a reduction in payments if such reduction would provide him with a greater after tax amount than if such amounts were not reduced.

(j)
Mr. Freeland's employment terminated with us on May 28, 2013. According to the terms of his employment agreement, Mr. Freeland received a total severance payment of $1,264,845, consisting of: cash severance in the amount of $939,182, stock incentives valued at $323,923, and a pro-rated Executive Choice payment of $1,740.

PROPOSAL NO. 2

STOCKHOLDER ADVISORY VOTE ON THE COMPENSATION
OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

At the 2013 Annual Meeting of Stockholders, more than 97% of the shares voted were cast in support of our compensation program for executive officers. Stockholders previously voted to conduct an advisory vote annually as a simple means for us to obtain information on investor sentiment about our executive compensation philosophy and practices. We encourage you to review the Compensation Discussion and Analysis and vote to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this Proxy Statement.  Because your vote is advisory, it will not be binding on our Board, our Compensation Committee or us, and we will not be required to take any action as a result of the outcome of the vote on this proposal.  However, the Board’s Compensation Committee will carefully consider the voting results and take them into consideration when making future decisions regarding executive compensation policies and procedures.

We have a long history of delivering strong strategic and financial results for our stockholders and serving our customers and the community.  The executive compensation programs have played a key role in our ability to attract and retain a highly experienced, successful team to manage our Company and drive these strategic and financial results.  We believe our executive compensation programs are structured in the best manner possible to support us and our business objectives, as well as to support our culture and traditions.  We are poised to provide an engaged work force and to continue our long-standing tradition of excellence and delivery of strong results for our stockholders, our customers and the communities in which we operate.

We believe our executive compensation programs strike the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders.  This balance is evidenced by the following:

•
Our compensation programs are substantially tied into our key business objectives and the success of our stockholders.  If the value we deliver to our stockholders declines, so does the value of the compensation we deliver to our executives.

•	We maintain the highest level of corporate governance over our executive pay programs.

•
We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity so that we may ensure that our compensation programs are within the norm of a range of market practices.

•
Our Compensation Committee, in conjunction with our Nominating and Corporate Governance Committee, our Chief Executive Officer and other key leaders, engages in a talent review process annually to address succession and executive development for our Chief Executive Officer and other key executives.

The Board strongly endorses our executive compensation programs and recommends that the stockholders vote in favor of the following resolution:

"RESOLVED, that the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the "Compensation Discussion and Analysis," compensation tables and narrative discussion contained in this Proxy Statement, is hereby APPROVED."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION, THE ACCOMPANYING COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

INFORMATION CONCERNING OUR EXECUTIVE OFFICERS

The following table provides information about our executive officers as of March 18, 2014.

Name	Age	Position
Darren R. Jackson	49	Chief Executive Officer and Director
George E. Sherman	52	President
Michael A. Norona	50	Executive Vice President, Chief Financial Officer and Assistant Secretary
Charles E. Tyson	52	Executive Vice President, Merchandising, Marketing and Supply Chain
William H. Carter	43	Senior Vice President, Business Development and Integration
Tammy M. Finley	47	Senior Vice President, Human Resources
Jill A. Livesay	45	Senior Vice President, Controller and Chief Accounting Officer
Sarah E. Powell	47	Senior Vice President, General Counsel and Corporate Secretary
O. Temple Sloan, III	53	President, GPI and Director

Our executive officers are elected by and serve at the discretion of our Board.  There are no family relationships among any of our executive officers.  Set forth below is a brief description of the business experience of all executive officers other than Mr. Jackson and Mr. Sloan, who are also Directors and whose business experience is set forth in the "Nominees for Election to Our Board" section of this Proxy Statement.

Mr. Sherman, President, joined us in April 2013. Mr. Sherman is responsible for operations, merchandising, marketing, supply chain and information technology functions. Mr. Sherman served as the Senior Vice President, Best Buy Services, Best Buy Co., Inc., a national retailer of consumer electronics, from June 2009 to March 2013. Prior to that position, he served in various positions with The Home Depot, Inc., a home improvement specialty retailer, as Senior Vice President and President, Home Depot Home Services from October 2007 to February 2009, as Senior Vice President, Operations from January 2006 to October 2007 and as Vice President Store Operations from January 2005 to January 2006. Prior to January 2005, Mr. Sherman served in executive positions with Mervyn's Department Stores, and in escalating management positions with Target Corporation. Before joining Target, Mr. Sherman served as an officer in the United States Air Force.

Mr. Norona, Executive Vice President, Chief Financial Officer and Assistant Secretary, joined us in February 2008. Mr. Norona is responsible for our finance and legal functions. Before joining us, Mr. Norona served as the President of Financial Services for Best Buy Co., Inc., a specialty retailer of consumer electronics, office products, appliances and software, from March 2007 to February 2008. Prior to that position, he served Best Buy as Vice President of Financial Services from June 2006 until March 2007, as Vice President Finance-Retail Decision Support from May 2004 until June 2006, and as Vice President Finance-Shared Services from April 2002 until May 2004. From June 1988 to April 2002, Mr. Norona served in escalating financial leadership roles, ultimately serving as head of Finance with Future Shop, Best Buy's Canadian subsidiary. Mr. Norona is a member of the Certified General Accountants (CGA) of Canada and holds a Professional Accounting Designation (CPA, CGA).

Mr. Carter, Senior Vice President, Business Development and Integration, joined us in April 2011 and has served in his current role since December 2013.  From July 1, 2012 to December 2013, he served as Senior Vice President, Commercial and Operations Support. From July 2011 to July 1, 2012, he served as Senior Vice President, Commercial and Field Operations Support. From April 2011 to July 2011, Mr. Carter served as Senior Vice President, DIY and Commercial Operations Support. Prior to joining Advance, Mr. Carter served as a partner at Bain & Company, a global management consulting firm, where he worked for over 11 years. As a member of the firm's Global Industrial Goods and Retail practices, he led growth strategy, operations improvement and organizational projects. Prior to joining Bain, he served in the United States Navy.

Ms. Finley, Senior Vice President, Human Resources, joined us in 1998 and has served in her current position since March 2013. From March 2010 to March 2013, she served as Vice President, Employment Counsel and Government Affairs. From September 2007 to March 2010, she served as Vice President, Employment Counsel. From January 2003 to September 2007, she served as Vice President, Staffing and Team Member Relations. From March 1998 to January 2003, she served as Assistant Vice President, Human Resources. Prior to joining Advance, Ms. Finley served as a labor and employment attorney with The Center for Employment Law, PC, and as a Staff Attorney with the Virginia Supreme Court.

Ms. Livesay, Senior Vice President, Controller and Chief Accounting Officer, joined us in July 1995 and has served in her current position since December 2013. From July 2005 to December 2013, she served as Senior Vice President, Controller. During her tenure with us, she has served in several leadership roles in accounting and finance. In January 2002, she became Vice President, Accounting, a position she held until October 2004, when she became Vice President, Controller. Prior to joining Advance, Ms. Livesay worked for KPMG LLP, a public accounting firm. Ms. Livesay is a certified public accountant.

Ms. Powell, Senior Vice President, General Counsel and Corporate Secretary, joined us in September 2002 and has served as Senior Vice President, General Counsel and Corporate Secretary since April 2009. Ms. Powell is responsible for our legal and risk services functions. Prior to that, Ms. Powell served as Acting General Counsel from November 2007 to April 2009 and as Vice President, Real Estate Counsel from September 2007 to April 2009. She served as Senior Attorney from September 2002 to September 2007. Before joining Advance, Ms. Powell served as Assistant General Counsel for Food Lion, LLC, a grocery retailer in Salisbury, North Carolina. Prior to that, she was engaged in the private practice of law.

Mr. Tyson, Executive Vice President, Merchandising, Marketing and Supply Chain joined us in March 2008 and has served in his current position since April 2013. From August 2011 to April 2013, he served as Senior Vice President, Merchandising and Marketing. From March 2008 to August 2011, he served as Senior Vice President, Merchandising. Prior to joining Advance, Mr. Tyson served as Senior Vice President, Merchandising and Technology with OfficeMax, Inc., from March 2005 to February 2008. Prior to joining OfficeMax, Mr. Tyson was President of Diversitech Group, an importer of hand and power tools from September 2001 to March 2005. He worked for Office Depot, Inc., from October 1997 to September 2001 where he held multiple positions with increasing responsibilities, including Senior Vice President, Merchandising and General Merchandising Manager; Senior Vice President, World Wide Global Sourcing; and Vice President, Divisional Merchandise Manager.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the ownership of our common stock as of March 18, 2014 by:

•	each person or entity that beneficially owns more than five percent of our common stock;

•	each member of our Board;

•	each of our executive officers named in the "Summary Compensation Table" included in the Executive Compensation section of this Proxy Statement; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC.  In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 18, 2014 are deemed outstanding, while these shares are not deemed outstanding for computing percentage ownership of any other person.  The address of each beneficial owner for which an address is not otherwise indicated is: c/o Advance Auto Parts, Inc., 5008 Airport Road, Roanoke, Virginia 24012.  Unless otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.  We know of no agreements among our stockholders which relate to voting or investment power over our common stock or any arrangement that may at a subsequent date result in a change in control of the Company.

The percentages of common stock beneficially owned are based on 72,940,548 shares of our common stock outstanding at March 18, 2014.

	Shares beneficially owned
Name of Beneficial Owner	Number	Percentage
Lazard Asset Management LLC(a)	4,834,159	6.6%
30 Rockefeller Plaza
New York, NY 10112

BlackRock, Inc.(b)	4,782,598	6.5%
40 East 52nd Street
New York, NY 10022

The Vanguard Group(c)	3,986,306	5.4%
100 Vanguard Blvd.
Malvern, PA 19355

Wellington Management Company, LLP(d)	3,688,375	5.0%
280 Congress Street
Boston, MA 02210

Executive Officers, Directors and Others(e)
John F. Bergstrom	18,529	*
John C. Brouillard	29,904	*
William H. Carter	17,171	*
Fiona P. Dias	9,627	*
Kevin P. Freeland	—	*
Darren R. Jackson	417,293	*
Michael A. Norona	123,560	*
William S. Oglesby	17,009	*
J. Paul Raines	10,719	*
Gilbert T. Ray	26,272	*
Carlos A. Saladrigas	41,223	*
George E. Sherman	—	*
O. Temple Sloan, III	—	*
Charles E. Tyson	44,480	*
Jimmie L. Wade	27,925	*
All executive officers and directors as a group (18 persons)	822,697	1.1%

*    Less than 1%

(a)
Based solely on a Schedule 13G filed with the SEC on February 14, 2014 by Lazard Asset Management LLC, Lazard Asset Management LLC is the beneficial owner of 4,834,159 shares and has sole dispositive power of 4,834,159 shares and voting power of 1,154,568 shares.

(b)
Based solely on a Schedule 13G filed with the SEC on January 28, 2014 by BlackRock, Inc., BlackRock, Inc. has sole voting power and sole dispositive power with respect to all such shares and all shares are held by BlackRock, Inc., and its subsidiaries.

(c)
Based solely on a Schedule 13G filed with the SEC on February 10, 2014 by The Vanguard Group, The Vanguard Group is the beneficial owner of 3,986,306 shares and has sole dispositive power of 3,927,827 shares and voting power of 65,090 shares.

(d)
Based solely on a Schedule 13G filed with the SEC on February 14, 2014 by Wellington Management Company, LLP ("Wellington Management"), Wellington Management, in its capacity as investment advisor, may be deemed to beneficially own 3,688,375 shares which are held of record by clients of Wellington Management.

(e)	The following table provides further detail regarding the shares beneficially owned by our directors and executive officers:

	Shares beneficially owned
	Shares of our common stock issuable with respect to
Name of Beneficial Owner	Restricted common stock	DSUs	Options and/or SARS exercisable within 60 days of March 18, 2014

John F. Bergstrom	—	9,249	5,709
John C. Brouillard	—	13,856	5,709
William C. Carter	888	—	14,943
Fiona P. Dias	—	9,627	—
Kevin P. Freeland	—	—	—
Darren R. Jackson	1,667	3,283	226,906
Michael A. Norona	516	—	77,322
William S. Oglesby	—	14,131	—
J. Paul Raines	—	9,124	—
Gilbert T. Ray	—	12,892	5,709
Carlos A. Saladrigas	—	15,258	5,709
George E. Sherman	—	—	—
O. Temple Sloan, III	—	—	—
Charles E. Tyson	319	—	40,141
Jimmie L. Wade	1,758	—	—
All executive officers and directors as a group (18 persons)	5,634	87,420	412,141

STOCK OWNERSHIP GUIDELINES FOR DIRECTORS AND EXECUTIVE OFFICERS

Stock ownership guidelines are in place for our named executive officers and other key employees to further align the interests of members of management with the interests of our stockholders. The ownership requirement may be satisfied through beneficial ownership of our stock, DSUs and time-based restricted stock and RSUs. In order to further align the interests of directors with interests of our stockholders, each of our non-employee directors receives a portion of his or her annual retainer in the form of DSUs, which are deferred until his or her service as a director ceases.  The ownership requirement for our CEO is six times his annual base pay. The ownership requirement for our President and Executive Vice Presidents is two times their annual base pay and one times annual base pay for our Senior Vice Presidents.  Executives are expected to achieve their respective levels of stock ownership within five years of the date they enter the listed positions.  Individuals who do not achieve the required levels of ownership within the prescribed amount of time will be required to retain 50 percent of the net shares received upon the exercise of any stock options or SARs until the guideline ownership levels have been reached.  Shares or units held by a director or an executive officer in any deferral plan are included in calculating the value of ownership to determine whether the minimum ownership requirement has been met.  Directors and executive officers are subject to our insider trading policy, which prohibits hedging with our stock and prohibits the pledging of our stock unless certain specified requirements are met. The Committee reviews the stock ownership guidelines and reviews progress toward meeting ownership requirements at least annually.  As of the end of 2013, current ownership and anticipated future stock vesting of all executives are projected to satisfy the executives' respective stock ownership requirements by their requisite ownership requirement dates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires "insiders," including our executive officers, directors and beneficial owners of more than 10 percent of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE, and to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of copies of such forms received by us, or written representations from reporting persons that no Forms 5 were required for those persons, we believe that our insiders complied with all applicable Section 16(a) filing requirements during fiscal 2013, except that one Form 4 to report shares withheld to satisfy tax obligations upon the lapse of restrictions on a restricted stock grant was filed one day late for Sarah E. Powell.

PROPOSAL NO. 3

APPROVAL OF 2014 LONG-TERM INCENTIVE PLAN

The Board, the Compensation Committee and our management believe the effective use of stock-based long-term incentive compensation has been integral to our past success and is vital to our ability to achieve continued strong performance in the future. Subject to the approval of our stockholders, our Board has adopted the Advance Auto Parts Inc. 2014 Long-Term Incentive Plan (the "Plan") to succeed and replace our 2004 Long-Term Incentive Plan (the "2004 Plan"), which will expire on May 15, 2014. The Plan was approved by the Board on April 4, 2014 and will become effective upon approval by our stockholders at the Annual Meeting. If the Plan is approved by the stockholders, no further grants of awards will be made under the 2004 Plan. In the event that the required vote of the stockholders to approve the adoption of the Plan is not obtained, the Plan will not become effective and we will be unable to make future grants of stock-based awards.

Summary of the 2014 Long-Term Incentive Plan

The following is a summary of the principal provisions of the Plan. The full text of the Plan appears as Appendix A to this proxy statement and is incorporated herein by reference. We encourage you to read the Plan in its entirety. By voting in favor of this proposal, you will be voting to approve the adoption of the Plan and the material terms of the Plan for purposes of qualifying awards thereunder as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Purpose

The Plan is intended to encourage ownership of stock by employees, consultants and directors of the Company and its affiliates and to provide additional incentive for them to promote the success of our business through the grant of awards of or pertaining to shares of our common stock.

Administration

The Plan may be administered by the Compensation Committee of the Board, by the Board directly, or, in certain cases, by an executive officer or officers of the Company designated by the Compensation Committee. The Compensation Committee has the discretion, subject to the provisions of the Plan, to determine the employee, consultant or director to receive an award, and the form of award. Further, the Compensation Committee has complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Compensation Committee’s determinations made in good faith regarding Plan matters are final, binding and conclusive on all persons having or claiming any interest under the Plan or an award made thereunder.

Amendment and Termination

Generally, the Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable, subject to the rights of recipients of outstanding awards on the date of amendment or modification. Unless otherwise expressly determined by the Board, no amendment of the Plan shall affect the terms of any award outstanding on the date of the amendment. In addition, no amendment may, without the approval of the Company’s stockholders, (i) increase the number of shares of common stock which may be issued under the Plan, (ii) change the description of the persons eligible for awards, or (iii) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange. The Plan provides that, except in connection with a corporate transaction involving the Company, awards may not be “repriced”, that is, the terms of options and stock appreciation rights, or SARs, may not be amended to reduce their exercise or base price, and options and SARs may not be cancelled in exchange for cash, options or SARs with an exercise price that is less than the exercise price of the original options, SARs or other awards, without stockholder approval.

Term

The term of the Plan will commence May 14, 2014 (subject to approval by our stockholders on that date) and will expire on May 14, 2024.

Eligibility for Awards

The Compensation Committee may grant awards to employees of or consultants to the Company or its affiliates, or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any affiliate. As of December 28, 2013, approximately 54,000 employees and seven non-employee directors were eligible to participate in the Plan based on the participant’s position with us, and approximately 960 employees were eligible to participate in the Plan based on our current guidelines for granting equity awards. No consultants are currently eligible to participate.

Shares Subject to the Plan

Any shares of our common stock issued under the Plan, including in connection with substitute awards, may consist, in whole or in part, of authorized and unissued shares of our common stock, shares purchased in the open market or otherwise, treasury shares, or any combination of the foregoing as the Board or the Compensation Committee may from time to time determine.

The following table includes information regarding outstanding equity awards and shares available for future awards under the predecessor plans as of March 18, 2014 (and without giving effect to approval of the Plan under this Proposal No. 3):

Key Data re Grants Outstanding Under Predecessor Plans
Total shares underlying outstanding options and SARs	2,752,004
Weighted average exercise price of outstanding options and SARs	$75.13
Weighted average remaining contractual life of outstanding options and SARs (in years)	5.10
Total shares subject to outstanding, unvested shares of full-value awards	825,021
Total shares currently available for grant as full-value awards	5,662,973

No awards have been made under the 2004 Plan since March 18, 2014, and the shares of common stock available under the 2004 Plan that are not subject to an outstanding award as of May 15, 2014 will expire and no longer be available for grant as of that date. Any awards granted under the predecessor plans after March 18, 2014 will reduce the shares available under the Plan on a one-to-one ratio.

The maximum number of shares of stock which may be issued pursuant to or subject to awards under the Plan may not exceed four million seven hundred fifty thousand (4,750,000) shares, plus the number of shares of stock that are subject to awards outstanding under the 2004 Plan (including shares issued from the 2004 Plan pursuant to the Advance Auto Parts, Inc. Deferred Stock Unit Plan for Non-Employee Directors and Selected Executives, and the Advance Auto Parts, Inc. Deferred Compensation Plan) as of the effective date of the Plan and which become available for issuance under the Plan by reason of such 2004 Plan award expiring, terminating, being cancelled or forfeited for any reason without having been exercised in full, or settled for cash in whole or in part, or otherwise not resulting in the issuance of all or a portion of the stock subject to such award; or by reason of such 2004 Plan award being exercised through the tendering of shares of stock or by the withholding of shares of stock by the company; or by reason of the withholding tax liabilities arising from such awards being satisfied by the tendering of shares of stock. In each such case the shares of common stock so tendered or withheld shall be added to the shares of common stock available for grant under the Plan on a one-for-one basis. At no time shall the number of shares of common stock available for issuance pursuant to incentive stock options exceed four million seven hundred fifty thousand (4,750,000) shares of common stock.

For purposes of calculating shares of our common stock available under the Plan, any shares of our common stock issued in connection with awards will be counted against the limit on a one-for-one basis. The Board and the Compensation Committee carefully considered our compensation needs as well as our history of equity compensation grants to determine the number of shares required to continue making annual equity awards at levels consistent with prior practices and market conditions and the impact the requested shares will have on our dilution and overhang ratios. The Compensation Committee’s independent compensation consultant assisted the Compensation Committee with this analysis.

If an award under either the Plan or the 2004 Plan expires, or is cancelled, terminated, forfeited or otherwise settled without the issuance of shares of our common stock subject to such award, those shares will again be available for future grant or issuance under the Plan. Shares of our common stock that are delivered to us, either actually or by attestation, in payment of the exercise price for any option granted under the Plan or the 2004 Plan, any shares of our common stock that are not issued as a result of a cashless exercise, or any shares of our common stock that are delivered or withheld to satisfy tax withholding obligations arising from awards under the Plan or the 2004 Plan, will also be available for future grant under the Plan.

Awards granted or shares of our common stock issued in assumption of, or in exchange for, awards previously granted will not reduce the shares authorized for issuance under the Plan or authorized for grant to a participant in any calendar year (as described in the “Individual Limitations” discussion below).

The number of shares available for grants under the Plan or to a participant in any fiscal year will not be reduced by awards granted or shares issued by us through the assumption of, or in substitution or exchange for, awards or the right or obligation to make future grants of awards in connection with the acquisition of another corporation or business entity.

Individual Limitations

The maximum number of shares of common stock that may be subject to options or stock appreciation rights or any combination thereof granted to any one person during any single calendar year shall be seven hundred fifty thousand (750,000). The maximum number of shares of common stock that may be subject to all other awards granted to any one person during any single calendar year that are intended to be qualified performance-based awards shall be three hundred thousand (300,000). The maximum value of awards denominated in cash granted to any one person during any single calendar year and that are intended to be qualified performance-based awards shall be ten million dollars ($10,000,000). Each of the foregoing limitations shall be doubled with respect to awards granted to an individual during the first calendar year in which he or she commences employment.

The maximum aggregate grant-date fair value of awards granted to any non-employee director, who is not the non-executive Chairman of the Board, in his or her capacity as such during any single calendar year shall be three hundred fifty thousand dollars ($350,000); provided, however, that such limitation on awards to non-employee directors does not apply, if applicable, to any cash retainer fees, including cash retainer fees converted into equity awards at the election of the director.

Awards

The Plan provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance shares, performance units, dividend equivalents and stock grants, as such terms are defined in the Plan. Each award will be subject to all applicable terms and conditions of the Plan, and such other terms and conditions as the Compensation Committee may prescribe.

Stock Options. Nonstatutory stock options and incentive stock options, or stock options, are rights to purchase common stock of the Company. The exercise price of each stock option will be no less than the fair market value of a share of common stock on the date of grant of the stock option, and its term will be no longer than ten years from the date of grant. A stock option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Compensation Committee may determine. A stock option may be exercised by the recipient giving written notice to us, specifying the number of shares with respect to which the stock option is then being exercised, and accompanied by payment of an amount equal to the exercise price of the shares to be purchased. The purchase price may be paid by cash, check, by delivery to us of shares of common stock (with some restrictions), by surrender of the stock option as to all or part of the shares of common stock for which the stock option is then exercisable, delivery of a promissory note (to the extent permitted by applicable law), or through and under the terms and conditions of any formal cashless exercise program authorized by the Compensation Committee.

Incentive stock options may be granted only to employees of the Company, or any parent or subsidiary corporation, and must have an exercise price of not less than 100% of the fair market value of the common stock on the date of grant (110% for incentive stock options granted to any recipient holding more than 10% of the common stock of the Company immediately prior to the date of grant). In addition, the term of an incentive stock option may not exceed ten years (five years, if granted to any 10% stockholder). In the case of an incentive stock option, the amount of the aggregate fair market value of common stock (as of the date of grant of the stock option) exercisable for the first time by the recipient during any calendar year may not exceed $100,000, minus the aggregate fair market value of common stock then exercisable by the recipient for the first time under all incentive stock options previously granted to the recipient under all plans of the Company and its affiliates.

Stock Appreciation Rights (SARs). Stock appreciation rights, or SARs, are rights to receive any appreciation in the fair market value of shares of common stock over an exercise price specified in the SAR. SARs may be granted in tandem with a stock option, such that the recipient has the opportunity to exercise either the stock option or the SAR, but not both. Except for substitute awards, the base exercise price (above which any appreciation is measured) will not be less than 100% of the fair market value of the common stock on the date of grant of the SAR, or in the case of a SAR granted in tandem with an option, the exercise price of the related option. SARs are subject to terms and conditions substantially similar to those applicable to nonstatutory stock options, except as the Compensation Committee may deem inappropriate or inapplicable.

Restricted Stock. Awards of restricted stock are grants of shares of common stock which are subject to limitations on transferability and a risk of forfeiture arising on the basis of conditions related to the performance of services, company performance or otherwise as the Compensation Committee may determine. Awards of restricted stock will be subject to a risk of forfeiture during a restriction period established by the Compensation Committee. Prior to the lapse of the risk of forfeiture of an award of restricted stock, the recipient will have all of the rights of a stockholder, including the right to vote and receive any dividends with respect to the shares of restricted stock. Any dividends payable in shares of stock shall constitute additional restricted stock. The Compensation Committee may determine, at the time of the award, that payment of cash dividends, if any, be deferred and reinvested in additional restricted stock.

Restricted Stock Units and Deferred Stock Units. Awards of restricted stock units are grants of rights to receive shares of common stock arising on the basis of conditions relating to the performance of services, company performance or otherwise as the Compensation Committee may determine, which are issued at the close of the applicable restriction period. The applicable restriction period will be established by the Compensation Committee. Awards of deferred stock units are grants of rights to receive shares of common stock at a future date, and may be granted outright by the Compensation Committee or may be granted in exchange for cash compensation deferred by a participant. The recipient may be entitled to receive payments equivalent to any dividends declared with respect to the common stock referenced in the grant of the restricted stock units or deferred stock units, to be paid without interest or other earnings.

Performance Shares and Performance Units. Awards of performance shares are grants of rights to receive the appreciation over the initial value (if any, established by the Compensation Committee at the time of grant) of a specified number of shares of common stock, at the close of a specified performance period and subject to the achievement of specified business objectives, including performance goals, as set by the Compensation Committee. Awards of performance units are grants of rights to receive a designated amount of cash or property other than common stock at the close of a specified performance period and subject to the achievement of specified business objectives, including performance goals, as set by the Compensation Committee. The Compensation Committee may permit or require the recipient to defer receipt of payment that would otherwise be due by virtue of the satisfaction of any requirements or goals with respect to the performance shares or performance units. The recipient may be entitled to receive any dividends declared with respect to the common stock which have been earned in connection with the grant of the performance shares.

Dividend Equivalents. The Compensation Committee may also grant dividend equivalents either alone or in connection with another award, other than Options or SARs granted under the Plan. Participants may receive dividend equivalents in connection with performance-based awards only to the extent that the applicable performance goals have been satisfied. Dividend equivalents represent an amount equal to the regular cash dividends paid on one share and may be paid in cash or may be paid in additional shares or otherwise invested.

Stock Grants. A stock grant is a grant of shares of common stock not subject to restrictions or other forfeiture conditions. Stock grants may be awarded only in recognition of significant prior or expected contributions to the success of the business, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Compensation Committee deems appropriate.

Qualified Performance-Based Awards. Qualified performance-based awards are awards which include performance criteria intended to satisfy Section 162(m) of the Code. Section 162(m) of the Code limits our federal income tax deduction for compensation to certain specified senior executives to $1 million, but excludes from that limit “performance-based compensation.” Any form of award permitted under the Plan, other than a stock grant, may be granted as a qualified performance-based award, but in each case will be subject to satisfaction of performance goals or (in the case of stock options or stock appreciation rights) based on continued service. The performance criteria used to establish performance goals are limited to the following:

• cash flow (before or after dividends)	• market capitalization
• stock price	• debt leverage (debt to capital)
• stockholder return or total stockholder return	• sales, net sales or comparable store sales
• return on investment	• income, pre-tax income or net income
• operating profit, net operating profit or economic profit	• return on equity
• return on operating revenue or return on operating assets	• backlog
• operating ratio	• return on assets or net assets
• market share improvement	• economic value added
• customer service	• revenue
• earnings or earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization)	• return on capital (including without limitation return on total capital or return on invested capital)
• return on sales	• operating income or pre-tax profit
• cash flow return on investment	• gross margin, operating margin or profit margin
• synergies	• cash from operations
• cost to obtain synergies	• operating revenue
• selling, general and administrative expenses

The Compensation Committee has discretion to select the length of any applicable restriction or performance period, the kind and/or level of the applicable performance goal, and whether the performance goal is to apply to the Company or to a subsidiary or any division or business unit, or to the recipient, provided that any performance goals be objective and otherwise meet the requirements of Section 162(m) of the Code. The Compensation Committee will establish these performance goals within the first ninety (90) days of the performance period, or by such earlier time as is prescribed by Section 162(m) of the Code or the regulations thereunder in order for the level to be considered “pre-established.” Generally, a recipient will be eligible to receive payment under a qualified performance-based award only if the applicable performance goal or goals are achieved within the applicable performance period, as determined by the Compensation Committee. The Compensation Committee may, in its discretion, reduce the amount of any qualified performance-based award based on such criteria as it determines, including, but not limited to, individual merit.

Awards to Non-Employee Directors

The Plan provides that non-employee directors are eligible to receive awards under the Plan. To the extent deemed appropriate by the Compensation Committee, awards may be granted to non-employee directors upon commencement of service on the Board. In addition, non-employee directors are eligible to receive retainer awards for continued service on the Board. Retainer awards granted pursuant to the Plan shall be made annually, shortly after our annual shareholder meeting.

Adjustment for Corporate Actions

In the event of any change in the outstanding shares of common stock as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar distribution with respect to the shares of common stock, an appropriate and proportionate adjustment will be made in (1) the maximum numbers and kinds of shares subject to the Plan, (2) the numbers and kinds of shares or other securities subject to then outstanding awards, (3) the exercise price for each share or other unit of any other securities subject to then outstanding stock options or SARs (without change in the aggregate purchase price as to which such stock options or SARs remain exercisable), and (4) the repurchase price of each share of restricted stock then subject to a risk of forfeiture in the form of a repurchase right. Any such adjustment in awards will be determined and made by the Compensation Committee in its sole discretion.

Transactions

In the event of a transaction, including (i) the consummation of any merger or consolidation of the Company, (ii) any sale or exchange of all of the common stock of the Company, (iii) any sale, transfer or other disposition of all or substantially all of the Company’s assets, or (iv) any liquidation or dissolution of the Company, the Compensation Committee may, with respect to all or any outstanding stock options and SARS, (1) provide that such awards will be assumed, or substantially equivalent rights shall be provided in substitution therefore, (2) provide that the recipient’s unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised within a specified period following written notice to the recipient, (3) provide that outstanding awards shall become exercisable in whole or in part prior to or upon the transaction, (4) provide for cash payments, net of applicable tax withholdings, to be made to the recipients, (5) provide that, in connection with a liquidation or dissolution of the Company, awards shall convert into the right to receive liquidation proceeds net of the exercise price of the awards and any applicable tax withholdings, or (6) any combination of the foregoing. With respect to outstanding awards other than stock options or SARs, upon the occurrence of a transaction other than a liquidation or dissolution of the Company which is not part of another form of transaction, the repurchase and other rights of the Company under each such award will transfer to the Company’s successor. Upon the occurrence of such a liquidation or dissolution of the Company, all risks of forfeiture and performance goals applicable to such other awards will automatically be deemed terminated or satisfied, unless specifically provided to the contrary in the award. Any determinations required to carry out any of the foregoing will be made by the Compensation Committee in its sole discretion.

Change of Control

Unless the Compensation Committee shall provide otherwise with respect to any award under the Plan, upon the occurrence of a change of control, stock options and SARs will accelerate with respect to 50% of the shares not then exercisable; the risk of forfeiture applicable to restricted stock and restricted stock units not based on achievement of performance goals will lapse with respect to 50% of the restricted stock and restricted stock units still subject to such risk of forfeiture; and all outstanding awards of restricted stock, restricted stock units, performance shares and performance units conditioned on the achievement of performance goals will be deemed to have been satisfied as of the effective date of the change of control as to a pro rata number of shares of common stock based on assumed achievement of all relevant performance goals or other business objectives (at target level performance, if relevant) and the length of time within the restriction period or performance period which has elapsed prior to the change of control. A change of control is defined as the occurrence of any of the following: (1) a transaction, as described above, unless securities possessing more than 50% of the total combined voting power of the resulting entity or ultimate parent entity are held by a person who held securities possessing more than 50% of the total combined voting power of the Company immediately prior to the transaction; (2) any person or group of persons, excluding the Company and certain other related entities, directly or indirectly acquires beneficial ownership of securities possessing more than 25% of the total combined voting power of the Company, unless pursuant to a tender or exchange offer that the Company’s Board of directors recommends stockholders accept; (3) over a period of no more than 36 consecutive months there is a change in the composition of the Company’s Board such that a majority of the Board members ceases to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the remaining Board members who have been Board members continuously since the beginning of that period.

Other Key Provisions

Subject to the provisions of the Plan and any award agreement, the recipient of an award, including, without limitation, any deferred award may, if so determined by our Compensation Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares of our common stock covered by the award. Our Compensation Committee may provide that such amounts, if any, will be deemed to have been reinvested in additional shares of our common stock or otherwise reinvested.

In general, no award under the Plan may be transferred by the recipient, and during the life of the recipient all rights under an award may be exercised during the life of the recipient only by the recipient or his or her legal representative. However, the Compensation Committee may provide that an award of a nonstatutory option or shares of restricted stock may be transferred by the recipient, without consideration, to a family member.

Unless the Compensation Committee shall provide otherwise with respect to any award under the Plan, stock options and SARs will terminate not later than 30 days following the recipient’s termination of employment or other association, for any reason, with the Company or its affiliates. The effect of termination on other awards will depend on the terms specified in the applicable award agreement.

Stock options and restricted stock will be settled in accordance with their terms. All other awards under the Plan may be settled in cash, common stock or other awards, or a combination thereof, as determined by the Compensation Committee at or after the date of grant and subject to any contrary award agreement.

Market Value

The per share closing price of our common stock on the New York Stock Exchange on December 27, 2013, the last day that our common stock was traded during fiscal year 2013, was $109.92.

Federal Income Tax Consequences

The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the Plan. This summary is not comprehensive and is based upon laws and regulations in effect as of the date of this filing. Such laws and regulations are subject to change. This summary is intended for the information of shareholders considering how to vote and not as tax guidance to participants in the Plan. Participants in the Plan should consult their own tax advisors regarding the tax consequences of participation.

Nonstatutory stock options. Generally, there are no federal income tax consequences to a participant upon grant of a nonstatutory stock option. Upon the exercise of such an option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the common stock acquired upon the exercise of such option exceeds the exercise price, if any. A sale of common stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the common stock on the exercise and sale dates.

Incentive stock options. Except as noted at the end of this paragraph, there are no federal income tax consequences to a participant upon grant or exercise of an incentive stock option. If the participant holds shares of common stock purchased pursuant to the exercise of an incentive stock option for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of common stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to the Company. If the participant sells the shares of common stock within two years after the date an incentive stock option is granted or within one year after the exercise of an option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and any additional gain or loss will be a capital gain or loss. Some participants may have to pay alternative minimum tax in connection with the exercise of an incentive stock option, however.

Stock appreciation rights. A participant will generally recognize ordinary income on receipt of cash or other property pursuant to the exercise of an award of stock appreciation rights.

Restricted stock. A participant will generally recognize ordinary income on receipt of an award of restricted stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the common stock acquired exceeds the price he or she has paid for it, if any. Recipients of restricted stock may, however, within 30 days of receiving an award of restricted stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an “83(b) election.” If the participant makes an 83(b) election, he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the restricted stock.

Restricted stock units, deferred stock units, performance units, performance shares, dividend equivalents and stock grants. A participant will generally recognize ordinary income on receipt of any shares of common stock, cash or other property in satisfaction of any of these awards under the Plan.

Potential deferred compensation. For purposes of the foregoing summary of federal income tax consequences, we assumed that no award under the Plan will be considered “deferred compensation” as that term is defined for purposes of recent federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then any deferred compensation component of an award under the Plan will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20 percent additional tax.

Withholding taxes. Because the amount of ordinary income a participant recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and social security taxes, we may require the participant to pay the amount required to be withheld before delivering to the participant any shares or other payment to be received under the Plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the participant.

Certain limitations on deductibility of compensation. In general, whenever a recipient is required to recognize ordinary income in connection with an award, we will be entitled to a corresponding tax deduction. However, pursuant to Section 162(m) of the Code, the deductibility for federal corporate tax purposes of compensation paid to certain individual senior executive officers in excess of $1 million in any year may be restricted, subject to certain exceptions. One exception applies to certain “performance-based” compensation, such as equity awards granted under the Plan as described more fully in the description of “Qualified Performance-Based Awards,” provided that this compensation has been approved by stockholders in a separate vote and certain other requirements are met. We believe that, as a general rule, it is in the best interests of our stockholders to meet the requirements for deductibility of Section 162(m) while still maintaining the goals of our compensation programs. However, when it has been deemed necessary and in our best interests to continue to attract and retain the best possible executive talent, and to motivate such executives to achieve the goals inherent in our business strategy, the Compensation Committee may approve compensation to executive officers which exceeds the Section 162(m) limits of deductibility.

Equity Compensation Plan Information Table

The following table sets forth our shares authorized for issuance under our equity compensation plans on December 28, 2013.

	Number of shares to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights (a)	Number of securities remaining available for future issuance under equity compensation plans(b)
Equity compensation plans
approved by stockholders (c)	1,750,713	(d)	$53.70	5,817,080

Equity compensation plans
not approved by stockholders	—		—	—

Total	1,750,713		$53.70	5,817,080

(a)
Includes weighted average exercise price of outstanding stock options and SARs only based on management's estimate of the probable vesting outcome for performance-based awards. If all outstanding stock options and SARs were included at the maximum vesting outcome for performance-based awards, the weighted-average exercise price is $71.28.

(b)	Excludes shares reflected in the first column and is based on the maximum vesting outcome for outstanding performance-based awards.

(c)	Includes the 2004 LTIP.

(d)
Includes the shares that would be issued upon exercise of outstanding stock options, RSUs, restricted stock, performance-based RSUs and DSUs and the net shares that would be issued upon exercise of outstanding SARs and performance-based SARs and is based on the maximum vesting outcome for performance-based awards. The gross number of awards expected to vest based on the maximum vesting outcome for performance-based awards is 2,163,224.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE
THE ADVANCE AUTO PARTS, INC. 2014 LONG-TERM INCENTIVE PLAN

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2014

Our Audit Committee has selected Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for fiscal year 2014.  Deloitte also served as our independent registered public accounting firm for fiscal year 2013.  You are being asked to ratify the appointment by our Audit Committee of Deloitte as our independent registered public accounting firm for fiscal year 2014.

Members of Deloitte will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.  If Deloitte should decline to act or otherwise become incapable of acting, or if Deloitte’s engagement is discontinued for any reason, our Audit Committee will appoint another accounting firm to serve as our independent registered public accounting firm for fiscal year 2014.

 2013 and 2012 Audit Fees

The following table summarizes the aggregate fees billed by Deloitte for 2013 and 2012 for the following professional services:

	2013	2012
	($ in thousands)
Audit Fees (a)	$1,890	$1,443
Audit-Related Fees (b)	1,653
Tax Fees (c)	84	157
All Other Fees	—	—
Total	$3,627	$1,600

(a)	Fees for audit services billed for 2013 and 2012 consisted of:

•	audit of our annual financial statements;

•	reviews of our quarterly financial statements;

•	attestation of management’s assessment and effectiveness of internal controls as required by the Sarbanes-Oxley Act of 2002, Section 404; and

•	statutory and regulatory audits, consents and other services related to SEC matters and our $450 million unsecured notes offering.

(b)	Fees for audit-related services billed in 2013 consisted of due diligence services pertaining to our acquisition of GPI.

(c)	Tax fees billed in 2013 and 2012 were related to tax planning strategies as well as state tax related matters.

The Audit Committee is required by its charter to pre-approve audit services and permitted non-audit services to be performed by our independent registered public accounting firm.  The Audit Committee approved all services provided by Deloitte during 2013.

In considering the nature of the non-audit services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services.  The Audit Committee discussed these non-audit services with Deloitte and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2014.

AUDIT COMMITTEE REPORT

We are responsible for providing independent, objective oversight of Advance’s accounting functions and internal controls and operate pursuant to a written charter approved by Advance’s Board.  We are comprised entirely of three independent directors who meet independence, experience and other qualification requirements of the NYSE listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC.  Advance’s Board has determined the Audit Committee’s current chair, Mr. Saladrigas, is the Audit Committee "financial expert," as defined by SEC rules.
Management is responsible for Advance’s financial reporting process, including Advance’s system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States.  Advance’s independent registered public accounting firm, or "independent accountants," is responsible for auditing its consolidated financial statements and providing an opinion as to their conformity with accounting principles generally accepted in the United States as well as attesting and reporting on the effectiveness of its internal controls over financial reporting.  Our responsibility is to monitor and review these processes. It is not our duty or responsibility to conduct auditing or accounting reviews or procedures.  Consequently, in carrying out our oversight responsibilities, we shall not be charged with, and are not providing, any expert or special assurance as to Advance’s financial statements, or any professional certification as to the independent accountants’ work.  In addition, we have relied on management’s representation that the financial statements have been prepared with integrity and objectively in conformity with accounting principles generally accepted in the United States and on the representations of the independent accountants included in their report on Advance’s financial statements.
During 2013 we met eleven times, including seven times via conference call.  We schedule our meetings to ensure we have sufficient time to devote attention to all of our tasks.  During 2013 and subsequent to the end of the year, we:

•	appointed Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2013;

•	met with management and the independent accountants to review and discuss Advance’s critical accounting policies and significant estimates;

•	met with management and the independent accountants to review and approve the fiscal year 2013 audit plan;

•	met regularly with both the independent accountants and the Chief Internal Audit Executive outside the presence of management;

•
met with management and the independent accountants to review the audited financial statements for the year ended December 28, 2013, and internal controls over financial reporting as of December 28, 2013;

•	reviewed and discussed the quarterly and annual reports prior to filing with the SEC;

•	reviewed and discussed the quarterly earnings press releases;

•	met with the Chief Internal Audit Executive to review, among other things, the audit plan, test work, findings and recommendations, and staffing;

•	reviewed the processes by which risk is assessed and mitigated; and

•	completed all other responsibilities under the Audit Committee charter.
We have discussed with the independent accountants the matters required by PCAOB Auditing Standards and related Rules, including Auditing Standard No. 16, Communications with Audit Committees, and SEC Regulation S-X Rule 2-07, Communication With Audit and Finance Committees (Rule 2-07), which includes a review of significant accounting estimates and Advance’s accounting practices. In addition, we have received written disclosures and the letter from the independent accountants required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and discussed with the independent accountants their firm’s independence.
Based upon our discussion with management and the independent accountants, and our review of the representations of management and the independent accountants, we recommended to the Board that the audited consolidated financial statements be included in Advance’s annual report on Form 10-K for the year ended December 28, 2013.
We considered whether the independent accountants’ provision of non-audit services to Advance is compatible with maintaining the independent accountants’ independence and have determined the provision of the non-audit services are compatible with the independent accountants’ independence.  Accordingly, we have approved retention of Deloitte as Advance’s independent registered public accounting firm for fiscal year 2014.
We reviewed and reassessed the adequacy of the Audit Committee Charter and recommended no changes.

THE AUDIT COMMITTEE
Carlos A. Saladrigas, Chair
John C. Brouillard
Gilbert T. Ray

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL ENTITLED "RIGHT TO ACT BY WRITTEN CONSENT"

We have received a stockholder proposal from Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, a beneficial owner of at least 60 shares of our common stock (the “Proponent”). The Proponent has requested that the proposal set forth below in italics (the “Chevedden Proposal”) be presented for a vote at our Annual Meeting:

"Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with giving shareholders the fullest power to act by written consent in accordance with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

Wet Seal (WTSLA) shareholders successfully used written consent to replace certain underperforming directors in 2012. This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67% support at both Allstate and Sprint.

This proposal empowers shareholders by giving them the ability to effect change without being forced to wait until the annual meeting. Shareholders could replace a director using action by written consent. Shareholder action by written consent could save our company the cost of holding a meeting between annual meetings. Advance Auto Parts shareholders supported another shareholder-friendly governance change at our 2013 annual meeting by voting 99% in favor of a proposal for a simple majority vote standard.

This proposal should also be more favorably evaluated due to our company’s clearly improvable corporate governance performance as reported in 2013:

GMI Ratings, an independent investment research firm, rated our company D for executive pay -$16 million for Darren Jackson. Meanwhile shareholders had a potential 12% stock dilution. Our company could also give our CEO long-term incentive pay for below-median performance.

Chairman John Brouillard was negatively flagged because of his tenure on the Eddie Bauer Holdings board when it filed for bankruptcy. Gilbert Ray served on the boards of 4 companies which was an over-commitment concern. Mr. Brouillard and Mr. Ray were also on our audit committee and were the only two members of our nomination committee. GMI rated our company D for accounting. GMI said there were forensic accounting ratios related to revenue recognition that had extreme values either relative to industry peers or to our company’s own history.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Right to Act by Written Consent-Proposal 5."

BOARD OF DIRECTOR’S STATEMENT IN OPPOSITION TO PROPOSAL NO. 5:

Our Certificate of Incorporation prohibits action by written consent similar to what is being recommended in the Chevedden Proposal. After careful consideration, our Board has determined that the Chevedden Proposal would not enhance stockholder value and would not be in the best interests of the Company and its stockholders. The Board therefore recommends that you vote AGAINST the Chevedden Proposal.

Action by written consent can result in certain stockholders being denied the ability to vote or otherwise have a say on a proposed corporate action. The Board believes that all stockholders should have the opportunity to deliberate and vote on pending stockholder actions, and thus, the most appropriate forum to ensure such democratic protection is at an appropriately called annual or special meeting of stockholders. In fact, just last year, the Board proposed, and our stockholders adopted, amendments to our organizational documents to afford stockholders holding, continuously for at least one year, at least 25% of the outstanding common stock of the Company, in the aggregate, the ability to call a special meeting of stockholders. This stockholder right provides stockholders benefits similar to action by written consent, while also preserving stockholders’ rights to both vote and deliberate on a proposed course of action. For example, at stockholder meetings, stockholders are not only given the opportunity to discuss and interact among themselves, allowing all opinions to be heard, but stockholders also have the benefit of prior notice of such meetings, permitting time to deliberate before a vote is held. In addition, stockholder meetings afford stockholders the ability to consider the advice of directors who owe a fiduciary duty to all stockholders.

In contrast, the Chevedden Proposal would allow critical actions to be approved without any sort of advance notice to stockholders or to the Company and without the benefit of a discussion at a meeting of stockholders. In essence, permitting action by written consent would enable critical corporate action to be taken in secrecy by stockholders who do not owe a fiduciary duty to any other stockholder or to the Company. Passing the Chevedden Proposal, we believe, could have the effect of marginalizing smaller stockholders, depriving them of the rights special interest or short-term investors will be afforded to advance actions for written consent.

More specifically, the existing prohibition in our organizational documents against stockholder action by written consent also serves another critical function -- it is designed to persuade a party making an unsolicited bid for the Company to negotiate with the Board to reach terms that are fair and in the best interests of all stockholders. When a stockholder offers a takeover bid, the Board, being in the best position to negotiate and evaluate an offer, assesses the merits of the bid on behalf of all stockholders. The Company believes this is the best means to protect stockholders from abusive takeover tactics. If we were to implement the Chevedden Proposal, stockholders could utilize action by written consent to replace our directors, gaining control and approving a sale of the Company while potentially forfeiting a control premium to stockholders. This could result in stockholders receiving less return than they might otherwise have received had our carefully chosen Board had an opportunity to evaluate proposed actions or seek higher-return alternatives.

Moreover, the existing stockholder right to call a special meeting and its existing procedural protections set forth in our organizational documents safeguard against unnecessary expenses and disruptions to our stockholders. Action by written consent may waste valuable company resources and create confusion among stockholders. If a particular proposal for written consent is not in the best interests of all stockholders, the Company may have to spend valuable time and money to defend against such a proposal. In addition, since there is no limit on the amount of written consent proposals able to be proposed, multiple stockholders could solicit several written consent proposals, potentially resulting in unclear and contradictory proposals, which could cause confusion among stockholders.

The Company’s organizational documents, as revised in recent years to reflect best governance, allow our Board to be responsive to stockholder concerns, without the harms that could result from action by written consent. These governance practices include:

•
Elimination of supermajority voting -- In 2013, the Board recommended and the stockholders approved amendments to the Company’s Certificate of Incorporation to eliminate the sixty-six and two-thirds percent (66 2/3%) supermajority voting requirement for amending, altering, repealing or contradicting certain provisions of the Certificate of Incorporation.

•
Stockholders’ right to call a special meeting -- In 2013, the Board also recommended and the stockholders approved amendments to the Company’s Certificate of Incorporation and Bylaws to provide stockholders holding, continuously for at least one year, at least 25% of the outstanding common stock of the Company, in the aggregate, the ability to call a special meeting of stockholders.

•	Independent Board -- Our Board is primarily comprised of independent directors, with six out of ten directors being independent pursuant to the listing standards of the New York Stock Exchange.

•	Declassified Board -- The Company does not have a classified Board and instead provides for annual elections of directors.

•
Majority Voting of Directors -- In August 2008, upon the recommendation of the Nominating and Corporate Governance Committee, we proactively amended our organizational documents and implemented a majority vote standard for the election of directors in uncontested elections.

The Company’s good governance is further evidenced by its Institutional Shareholder Services Inc. QuickScore of 1 for governance on a scale of 1 to 10, with 1 being the lowest governance risk and 10 being the highest governance risk. Our Board and Nominating and Corporate Governance Committee regularly review our corporate governance practices and emerging trends in corporate governance. In addition, we have consistently reevaluated and modified our governance practices to align the interests of the Company with the interests of its stockholders.

As to the Chevedden Proposal’s criticisms of Messrs. Brouillard and Ray, with respect to Eddie Bauer Holdings, Mr. Brouillard joined the board of directors of Eddie Bauer shortly after that company had been spun off by its former parent company Spiegel, Inc. following Spiegel's emergence from bankruptcy in 2005, and after assuming a substantial portion of Spiegel's debt as well as Spiegel's pension and retirement benefits. Subsequently, the onset of the economic downturn in 2008 and 2009 and the related contraction in discretionary consumer spending severely impacted Eddie Bauer's sales results. Despite the challenging situation facing Eddie Bauer at the time, Mr. Brouillard agreed to join its board of directors and participate in efforts to turn around the retailer's business. Mr. Ray, who has served on our Board for eleven years, has extensive experience and knowledge related to corporate matters and corporate governance, and as Chair of the Nominating and Corporate Governance Committee, he has actively promoted the consideration and adoption of leading corporate governance practices by our Board. Mr. Brouillard and Mr. Ray received a favorable vote of more than 99 percent and 98 percent, respectively, of the shares voted at our 2013 annual meeting of stockholders.

As explained above, implementation of this Chevedden Proposal (and action by written consent), we believe, would not add value to the Company’s existing governance practices and could be used in a manner contrary to the best interests of our stockholders and our Company.

Therefore, for the reasons set forth above, the Board believes that implementation of the Chevedden Proposal is inappropriate and contrary to the best interests of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE AGAINST PROPOSAL NO. 5

OTHER MATTERS

A copy of our 2013 annual report to stockholders is being sent to each stockholder of record together with this Proxy Statement.  The annual report is not part of our proxy soliciting material, but it can be accessed at www.AdvanceAutoParts.com under the Investor Relations section.

By order of the Board of Directors,

Sarah E. Powell
Senior Vice President, General Counsel
and Corporate Secretary

Roanoke, Virginia
April 9, 2014

APPENDIX A
ADVANCE AUTO PARTS, INC.
2014 Long-Term Incentive Plan

1.	Purpose

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2.	Definitions

As used in this Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

2.1.    Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Stock or Units shall expire with respect to some or all of the shares of Restricted Stock or Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals or other business objectives shall be deemed to have been met as to some or all of the Units.

2.2.    Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.3.    Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Deferred Stock Units, or Stock Grants.

2.4.    Award Agreement means an agreement between the Company and the recipient of an Award, or other notice of grant of an Award, setting forth the terms and conditions of the Award.

2.5.    Board means the Company’s Board of Directors.

2.6.    Change of Control means the occurrence of any of the following after the date of the approval of the Plan by the Board:

(a) a Transaction (as defined in Section 8.4), unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction, or

(b) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 25% of the total combined voting power of the Company’s outstanding securities unless pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board recommends such stockholders accept, other than (i) the Company or any of its Affiliates, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or

(c) over a period of thirty-six (36) consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board.

2.7.    Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.8.    Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of this Plan. For any period during which no such committee is in existence, "Committee" shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.9.    Company means Advance Auto Parts, Inc., a corporation organized under the laws of the State of Delaware.

2.10.    Deferred Stock Unit or DSU means a bookkeeping entry that represents the right to receive one share of Stock at a future date. DSUs may be granted outright by the Committee or may be granted in exchange for cash compensation deferred by a Participant. To the extent the Company pays a dividend, DSUs will include the right to receive Dividend Equivalents which are credited in the form of additional DSUs.

2.11.    Dividend Equivalent means an amount equivalent to cash, stock or other property dividends on Stock.

2.12.    Forfeiture, forfeit, and derivations thereof, when used in respect of Restricted Stock purchased by a Participant, includes the Company’s repurchase of such Restricted Stock at less than its then Market Value as a means intended to effect a forfeiture of value.

2.13.    Grant Date means, with respect to Options, the date as of which an Option is granted, as determined under Section 7.1(a) and, with respect to other Awards, the date of the applicable Committee action providing for such Award or such other date as may be then specified by the Committee.

2.14.    Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15.    Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the New York Stock Exchange (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the first preceding date for which a closing price is reported.

2.16.    Nonstatutory Option means any Option that is not an Incentive Option.

2.17.    Option means an option to purchase shares of Stock.

2.18.    Optionee means an eligible individual to whom an Option shall have been granted under the Plan.

2.19.    Participant means any holder of an outstanding Award under the Plan.

2.20.    Performance Criteria and Performance Goals have the meanings given such terms in Section 7.7(f).

2.21.    Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives will be measured for purposes of determining a Participant’s right to, and the payment of, an Award.

2.22.    Performance Share means a right granted to a Participant under Section 7.5 of a unit valued by reference to a designated number of shares of Stock, the payment of which is contingent on achieving Performance Goals or other business objectives established by the Committee.

2.23.    Performance Unit means a right granted to a Participant under Section 7.5 of a unit value by reference to a designated amount of cash or property other than Stock, the payment of which is contingent on achieving Performance Goals or other business objectives established by the Committee.

2.24.    Plan means this 2014 Long-Term Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.25.    Prior Plan means the Company’s 2004 Long-Term Incentive Plan, including shares issued from such Prior Plan pursuant to the Advance Auto Parts, Inc. Deferred Stock Unit Plan for Non-Employee Directors and Selected Executives and the Advance Auto Parts, Inc. Deferred Compensation Plan.

2.26.    Qualified Performance-Based Awards means Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

2.27.    Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.28.    Restricted Stock Units means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.29.    Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.30.    Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right of the Company to reacquire shares of Restricted Stock at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.31.    Stock means common stock, par value $.0001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.32.    Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.

2.33.    Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.34.    Stockholders’ Agreement means any agreement by and among the holders of at least a majority of the outstanding voting securities of the Company and setting forth, among other provisions, restrictions upon the transfer of shares of Stock or on the exercise of rights appurtenant thereto (including but not limited to voting rights).

2.35.    Substitute Awards means Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.36.    Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.	Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board and approval of the Plan by the Company’s stockholders. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to stockholder approval of the Plan are expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

4.	Stock Subject to the Plan

4.1.    Number of Shares. (a) Subject to adjustment as provided in Section 8.1, the number of shares of Stock that may be issued pursuant to Awards under the Plan shall not exceed a total of four million seven hundred fifty (4,750,000) shares of Stock, plus that number of shares of Stock that are subject to awards outstanding under any Prior Plan as of the effective date of the Plan (“Prior Plan Awards”) which become available for issuance hereunder in accordance with paragraphs (b) and (c) below. After the effective date of the Plan, no awards may be granted under any Prior Plan.

(b) If, and to the extent, that an Award made under the Plan, or, after the effective date of the Plan, an award made under a Prior Plan, expires, terminates, is cancelled or forfeited for any reason without having been exercised in full, or is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the Stock subject to such Award (including on payment in Stock on exercise of a Stock Appreciation Right), the Stock associated with the expired, terminated, cancelled, forfeited, cash-settled, or non-issued portion of the Award shall again become available for issuance hereunder. If Options or Stock Appreciation Rights terminate for any reason without being wholly exercised, if Restricted Stock or Restricted Stock Units are forfeited prior to vesting or if shares of Stock are not issued under Performance Units, the number of shares of Stock underlying such Award shall not count towards the maximum aggregate number of shares of Stock that may be issued under the Plan.

(c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, then in each such case the shares of Stock so tendered or withheld shall be added to the shares of Stock available for grant under the Plan on a one-for-one basis. In the event that after the effective date of the Plan, (i) any option or award granted under any Prior Plan is exercised through the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, then in each such case the shares of Stock so tendered or withheld shall be added to the shares of Stock available for grant under the Plan on a one-for-one basis.

(d) Substitute Awards shall not reduce the number of shares of Stock authorized for grant under the Plan or the applicable limitations on grants to a Participant under Section 4.2, nor shall shares of Stock subject to a Substitute Award be added to the shares of Stock available for Awards under the Plan as provided in paragraphs (b) and (c) above. Additionally, in the event that a company acquired by the Company or any Affiliate with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock authorized for grant under the Plan (and shares of Stock subject to such Awards shall not be added to the shares of Stock available for Awards under the Plan as provided in paragraphs (b) and (c) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination.

(e) At no time shall the number of shares of Stock issued pursuant to Incentive Options exceed four million seven hundred fifty thousand (4,750,000) shares of Stock. Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

4.2.    Per Person Limitations.

(a)    In General. The maximum number of shares of Stock that may be subject to Options or Stock Appreciation Rights or any combination thereof granted to any one Participant during any single calendar year shall be seven hundred fifty thousand (750,000). The maximum number of shares of Stock that may be subject to all other Awards or any combination thereof granted to any one Participant during any single calendar year that are intended to be Qualified Performance-Based Awards shall be three hundred thousand (300,000). The maximum value of Awards denominated in cash granted to any one Participant during any single calendar year and that are intended to be Qualified Performance-Based Awards shall be ten million dollars ($10,000,000). Each of the limitations in this section shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company and its Affiliates. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this Section). The per Participant limits described in this subsection (a) shall be construed and applied consistent with Section 162(m) of the Code.

(b)    Directors. The maximum aggregate grant-date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of Awards granted to any non-employee director, who is not the non-executive Chair of the Board, in his or her capacity as such during any single calendar year shall be three hundred fifty thousand dollars

($350,000). Such limitation on Awards to non-employee directors does not apply, if applicable, to any cash retainer fees, including cash retainer fees converted into equity awards at the election of the director.

4.3.    Adjustment of Limitations. Each of the share limitations of this Section 4 shall be subject to adjustment pursuant to Section 8 of the Plan, but in the case of the limitation of Section 4.2(a), only if and to the extent consistent with Section 162(m) of the Code.

5.	Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, up to such maximum number and in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Any such delegation may not include the authority to grant Restricted Stock, unless the delegate is a committee of the Board, including a committee consisting solely of an executive officer who is a Board member. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.	Authorization of Grants

6.1.    Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option.

6.2.    General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering a fully executed copy of any agreement evidencing an Award to the Company).

6.3.    Effect of Termination of Employment, Etc. Unless the Committee shall provide otherwise with respect to any Award (including, but not limited to, in a Participant’s Award Agreement), if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Option or Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than thirty (30) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Cessation of the performance of services in one capacity, for example, as an employee, shall not result in termination of an Award while the Participant continues to perform services in another capacity, for example as a director. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of three (3) months or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant’s return from leave, if ever.

6.4.    Non-Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

7.	Specific Terms of Awards

7.1.    Options.

(a)    Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement.

(b)    Exercise Price. Except for Substitute Awards, the price at which shares of Stock may be acquired under each Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date in the case of an Incentive Option if the Optionee is a Ten Percent Owner.

(c)    Option Period. No Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date in the case of an Incentive Option if the Optionee is a Ten Percent Owner.

(d)    Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e)    Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 17, specifying the number of shares of Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Stock to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company:

(i) by delivery (either actually or by attestation) to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased,

(ii) by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option,

(iii) unless prohibited by applicable law, by delivery to the Company of the Optionee’s executed promissory note in the principal amount equal to the exercise price of the shares of Stock to be purchased and otherwise in such form as the Committee shall have approved,

(iv) through any other method specified in an Award Agreement (including same-day sales through a broker), or

(v) any combination of any of the foregoing.

Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates or shall cause the Stock to be held in book-entry position through the direct registration system of the Company’s transfer agent for the number of shares then being purchased. Such shares of Stock shall be fully paid and nonassessable.

(f)    Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year does not have an aggregate Market Value (as of the Grant Date of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the Grant Date of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g)    Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.2.    Stock Appreciation Rights.

(a)    Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b)    Exercise Price. Except for Substitute Awards, Stock Appreciation Rights shall have an exercise price of not less than 100% of the Market Value of the Stock on the Grant Date, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.

(c)    Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. Notwithstanding the foregoing, no Stock Appreciation Right may be exercised on or after the tenth anniversary of the Grant Date.

7.3.    Restricted Stock.

(a)    Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, if any, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b)    Issuance of Stock. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock or the shares shall be held in book-entry position through the direct registration system of the Company’s transfer agent. If a certificate is issued, such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The shares evidenced by this certificate are subject to the terms and conditions of the Advance Auto Parts, Inc. 2014 Long-Term Incentive Plan and an Award Agreement entered into by the registered owner and Advance Auto Parts, Inc., copies of which will be furnished by Advance Auto Parts, Inc., to the holder of the shares evidenced by this certificate upon written request and without charge.

If the Stock is in book-entry position through the direct registration system of the Company’s transfer agent, the restrictions will be appropriately noted.

(c)    Escrow of Shares. The Committee may require that any stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d)    Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any Risk of Forfeiture applicable to an Award of Restricted Stock may be waived or terminated, or the Restriction Period shortened, by the Committee in connection with such extraordinary circumstances as it deems appropriate.

(e)    Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, the Participant shall have all of the rights of a stockholder of the Company with respect to any outstanding shares of Restricted Stock, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock (but any dividends or other distributions payable in shares of Stock or other securities of the Company shall constitute additional Restricted Stock, subject to the same Risk of Forfeiture as the shares of Restricted Stock in respect of which such shares of Stock or other securities are paid). The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares of Stock are available under Section 4.

(f)    Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture, any certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

7.4.    Restricted Stock Units.

(a)    Character. Each Restricted Stock Unit shall entitle the recipient to a share of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any Risk of Forfeiture applicable to an Award of Restricted Stock Units may be waived or terminated, or the Restriction Period shortened, by the Committee in connection with such extraordinary circumstances as it deems appropriate.

(b)    Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made in a single lump sum promptly following the close of the applicable Restriction Period. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but, with respect to Restricted Stock Units which vest based on satisfaction of performance-based vesting criteria, only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

7.5.    Performance Shares and Performance Units.

(a)    Character. Each Performance Share shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified business objectives, including but not limited to Performance Goals, shall have been achieved. Each Performance Unit shall entitle the recipient to the value of a specified amount of cash or other property other than Stock established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified business objectives, including but not limited to Performance Goals, shall have been achieved.

(b)    Earning of Performance Shares and Performance Units. The Committee shall set Performance Goals or other business objectives in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Shares and/or Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Shares or Performance Units shall be entitled to receive payout on the number and value of Performance Shares or Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other business objectives have been achieved.

(c)    Form and Timing of Payment. Payment of earned Performance Shares or Performance Units shall be made in a single lump sum following the close of the applicable Performance Period. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock in connection with grants of Performance Shares which have been earned upon satisfaction of the applicable Performance Goals, but not yet distributed to Participants. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

7.6.    Stock Grants. Stock Grants shall be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

7.7.    Qualified Performance-Based Awards.

(a)    Purpose. The purpose of this Section 7.7 is to provide the Committee the ability to qualify Awards as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.7 will control over any contrary provision contained in the Plan. In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.7 and the requirements of Section 162(m) of the Code applicable to “performance-based compensation.”

(b)    Authority. All grants of Awards intended to qualify as Qualified Performance-Based Awards and the determination of the terms applicable thereto shall be made by the Committee. If not all of the members thereof qualify as “outside directors” within the meaning of Section 162 of the Code, however, all grants of Awards intended to qualify as Qualified Performance-Based Awards and the determination of the terms applicable thereto shall be made by a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any reference in this Section 7.7 to the Committee shall mean any such subcommittee if required under the preceding sentence, and any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(c)    Discretion of Committee with Respect to Qualified Performance-Based Awards. Any form of Award permitted under the Plan, other than a Stock Grant, may be granted as a Qualified Performance-Based Award. Options and Stock Appreciation Rights may be granted as Qualified Performance-Based Awards in accordance with Section 7.1 and 7.2, respectively, and may become exercisable based on continued service, on satisfaction of Performance Goals or other business objectives, or on a combination thereof. Each other Award intended to qualify as a Qualified Performance-Based Award, such as Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Units, shall be subject to satisfaction of one or more Performance Goals except as otherwise provided in this Section 7.7. The Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a subsidiary of the Company or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined for purposes of Section 162(m) of the Code) at the time established.

(d)    Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee, provided, that a Qualified Performance-Based Award may be deemed earned as a result of death, becoming disabled, or in connection with a change of control (within the meaning of Section 162(m) of the Code) if otherwise provided in the Plan or the applicable Award Agreement even if the Award would not constitute “performance-based compensation” under Section 162(m) of the Code following the occurrence of such an event. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

(e)    Limitation on Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

(f)    Definitions. For purposes of the Plan

(i)    Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: (i) cash flow (before or after dividends), (ii) earnings or earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) sales, net sales or comparable store sales, (xiv) backlog, (xv) income, pre-tax income or net income, (xvi) operating income or pre-tax profit, (xvii) operating profit, net operating profit or economic profit, (xviii) gross margin, operating margin or profit margin, (xix) return on operating revenue or return on operating assets, (xx) cash from operations, (xxi) operating ratio, (xxii) operating revenue, (xxiii) market share improvement, (xxiv) selling, general and administrative expenses; (xxv) customer service, (xxvi) return on sales, (xxvii) cash flow return on investment, (xxviii) synergies, and (xxix) cost to obtain synergies.

(ii)    Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon one or more of the Performance Criteria. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. The Committee will objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Performance Period for such Participant, including whether or to what extent there shall not be taken into account any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual, non-recurring or non-comparable items (A) as described in Accounting Standard Codification Section 225-20, (B) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (C) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

7.8.    Dividend Equivalents. Subject to the requirements of Section 7.5(c) applicable to Performance Shares and Performance Units, Dividend Equivalents may be granted hereunder to Participants either alone or in connection with another Award, other than Options or Stock Appreciation Rights, granted under the Plan. The provisions of Dividend Equivalents need not be the same with respect to each recipient. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or Dividend Equivalents with respect to the number of shares of Stock.

7.9.    Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, procedures, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be as comparable as practicable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements or sub-plans to, or amendments, restatements, or alternative versions of, the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, sub-plan, amendment, restatement or alternative version may increase the share limit of Section 4.

8.	Adjustment Provisions

8.1.    Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of April 4, 2014. If subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2.    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Section, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.3.    Related Matters. Any adjustment in Awards made pursuant to Section 8.1 or 8.2 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other business objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. The Committee, in its discretion, may determine that no fraction of a share of Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of shares of Stock covered by an Award would cause such number to include a fraction of a share of Stock, such number of shares of Stock shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to Sections 8.1 or 8.2 shall result in an exercise price which is less than the par value of the Stock.

8.4.    Transactions.

(a)    Definition of Transaction. In this Section 8.4, “Transaction” means (1) consummation of any merger or consolidation of the Company with or into another entity as a result of which the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (2) any sale or exchange of all of the Stock of the Company for cash, securities or other property, (3) any sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions or (4) any liquidation or dissolution of the Company.

(b)    Treatment of Options and Stock Appreciation Rights. In a Transaction, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Options and Stock Appreciation Rights (collectively, “Rights”).

(1)    Provide that such Rights shall be assumed, or substantially equivalent rights shall be provided in substitution therefore, by the acquiring or succeeding entity (or an affiliate thereof).

(2)    Upon written notice to the holders, provide that the holders’ unexercised Rights will terminate immediately prior to the consummation of such Transaction unless exercised within a specified period following the date of such notice.

(3)    Provide that outstanding Rights shall become exercisable in whole or in part prior to or upon the Transaction.

(4)    Provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of (A) the acquisition price times the number of shares of Stock subject to a Right (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares of Stock subject to the Right, in exchange for the termination of such Right; provided, that if the acquisition price does not exceed the exercise price of any such Right, the Committee may cancel that Right without the payment of any consideration therefore prior to or upon the Transaction. For this purpose, “acquisition price” means the amount of cash, and market value of any other consideration, received in payment for a share of Stock surrendered in a Transaction but need not take into account any deferred consideration unless and until received.

(5)    Provide that, in connection with a liquidation or dissolution of the Company, Rights shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings.

(6)    Any combination of the foregoing.

For purposes of paragraph (1) above, a Right shall be considered assumed, or a substantially equivalent right shall be considered to have been provided in substitution therefore, if following consummation of the Transaction the Right confers the right to purchase or receive the value of, for each share of Stock subject to the Right immediately prior to the consummation of the Transaction, the consideration (whether cash, securities or other property) received as a result of the Transaction by holders of Stock for each share of Stock held immediately prior to the consummation of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received as a result of the Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received upon the exercise of the Right to consist of or be based solely on common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Stock as a result of the Transaction.

(c)    Treatment of Other Awards. As to outstanding Awards other than Options or Stock Appreciation Rights, upon the occurrence of a Transaction other than a liquidation or dissolution of the Company which is not part of another form of Transaction, the repurchase and other rights of the Company under each such Award shall inure to the benefit of the Company’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property which the Stock was converted into or exchanged for pursuant to such Transaction in the same manner and to the same extent as they applied to the Award. Upon the occurrence of a Transaction involving a liquidation or dissolution of the Company which is not part of another form of Transaction, except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, all Risks of Forfeiture and Performance Goals or other business objectives, where otherwise applicable to any such Awards, shall automatically be deemed terminated or satisfied, as applicable.

(d)    Related Matters. In taking any of the actions permitted under this Section 8.4, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of this Section 8.4, including but not limited to the market value of other consideration received by holders of Stock in a Transaction and whether substantially equivalent Rights have been substituted, shall be made by the Committee acting in its sole discretion. In connection with any action or actions taken by the Committee in respect of Awards and in connection with a Transaction, the Committee may require such acknowledgments of satisfaction and releases from Participants as it may determine.

9.	Change of Control

Except as otherwise provided below, upon the occurrence of a Change of Control:

(a)    any and all Options and Stock Appreciation Rights not already exercisable in full shall Accelerate with respect to fifty percent (50%) of the shares for which such Options or Stock Appreciation Rights are not then exercisable;

(b)    any Risk of Forfeiture applicable to Restricted Stock and Restricted Stock Units which is not based on achievement of Performance Goals or other business objectives shall lapse with respect to fifty percent (50%) of the Restricted Stock and Restricted Stock Units still subject to such Risk of Forfeiture immediately prior to the Change of Control; and

(c)    all outstanding Awards of Restricted Stock and Restricted Stock Units conditioned on the achievement of Performance Goals or other business objectives and the payouts attainable under outstanding Performance Shares or Performance Units shall be deemed to have been satisfied as of the effective date of the Change of Control as to a pro rata number of shares based on the assumed achievement of all relevant Performance Goals or other business objectives (at target level performance, if relevant) and the length of time within the Restriction Period or Performance Period which has elapsed prior to the Change of Control.

A Stock Appreciation Right related to an Option which can only be exercised during limited periods following a Change of Control may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Change of Control or paid during the thirty (30) day period immediately preceding the occurrence of the Change of Control in any transaction reported in the stock market in which the Stock is normally traded. All Awards of Performance Units and Restricted Stock Units shall be paid to the extent earned to Participants in accordance with their terms within thirty (30) days following the effective date of the Change of Control. None of the foregoing shall apply, however, (i) in the case of any Award pursuant to an Award Agreement requiring other or additional terms upon a Change of Control (or similar event), (ii) if specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or (iii) as otherwise provided in Section 7.7, concerning Qualified Performance-Based Awards.

10.	Settlement of Awards

10.1.    In General. Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

10.2.    Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a)    the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or

(b)    the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

Furthermore, the inability of the Company to obtain or maintain, or the impracticability of it obtaining or maintaining, authority from any governmental agency having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue such Stock as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Stock, with or without consideration to the affected Participants.

10.3.    Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company. Whenever Stock is to be issued pursuant to an Award, if the Committee so directs at or after grant, the Company shall be under no obligation to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by the Stockholders’ Agreement, if any.

10.4.    Investment Representations. The Company shall be under no obligation to issue any shares of Stock covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations of any jurisdiction in which Participants may reside or primarily work, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

10.5.    Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 10.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

10.6.    Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representations made in accordance with Section 10.4 in addition to any other applicable restrictions under the Plan, and the terms of the Award and under the Stockholders’ Agreement and, if applicable, to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All shares of Stock or other securities issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions, or, if the Stock will be held in book-entry position through the direct registration system of the Company’s transfer agent, the restrictions will be appropriately noted.

10.7.    Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local, foreign or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates, held in book-entry position through the direct registration system of the Company’s transfer agent, for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to a Participant or to utilize any other withholding method prescribed by the Committee from time to time. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy their tax obligations. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate. If shares of Stock are withheld to satisfy an applicable withholding requirement, the shares of Stock withheld shall have a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction, provided, however, if shares of Stock are withheld to satisfy a withholding requirement imposed by a country other than the United States, the amount withheld may exceed such minimum, provided that it is not in excess of the actual amount required to be withheld with respect to the Participant under applicable tax law or regulations.

10.8.    Company Charter and By-Laws; Other Company Policies. This Plan and all Awards granted hereunder are subject to the charter and By-Laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Committee or any other committee of the Board and as in effect from time to time regarding the acquisition, ownership or sale of Stock by employees and other service providers, including, without limitation, policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.

11.	Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.	Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent, or the Stock shall be issued through the direct registration system of the Company’s transfer agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the certificate or articles of incorporation and the by-laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

13.	Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.	Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor any action taken in connection with the adoption or operation of the Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.	No Guarantee of Tax Consequences

It is intended that all Awards shall be granted and maintained on a basis which ensures they are exempt from, or otherwise compliant with, the requirements of Section 409A of the Code, pertaining to non-qualified plans of deferred compensation, and the Plan shall be governed, interpreted and enforced consistent with such intent. However, neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code will or will not apply and no person shall have any liability to a Participant or any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment fails to realize such intention or for any action taken by the Board or the Committee with respect to the Award.

16.	Termination and Amendment of the Plan

16.1.    Termination or Amendment of the Plan. Subject to the limitations contained in Section 16.3 below, including specifically the requirement of stockholder approval, if applicable, the Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

16.2.    Termination or Amendment of Outstanding Awards; Assumptions. Subject to the limitations contained in Section 16.3 below, including specifically the requirement of stockholder approval, if applicable, the Committee may at any time:

(a) amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan;

(b) within the limitations of the Plan, modify, extend or assume outstanding Awards or accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares of Stock and on the same or different terms and conditions (including but not limited to the exercise price of any Option); and

(c) offer to buy out for a payment in cash or cash equivalents an Award previously granted or authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

16.3.    Limitations on Amendments, Etc.

(a)    Without the approval of the Company’s stockholders, no amendment or modification of the Plan by the Board may (i) increase the number of shares of Stock which may be issued under the Plan, (ii) change the description of the persons eligible for Awards, or (iii) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange.

(b)    No action by the Board or the Committee pursuant to this Section 16 shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification of such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if the Board or Committee, as the case may be, (i)  determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, (ii) determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated, or (iii) reasonably determines on or after the date of Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code.

(c)    Except in connection with a corporate transaction involving the Company, the terms of outstanding Options or Stock Appreciation Rights may not be amended to reduce their exercise price, nor may outstanding Options or Stock Appreciation Rights be cancelled in exchange for cash, Options or Stock Appreciation Rights with exercise prices that are less than the exercise prices of the original Options or Stock Appreciation Rights, or other Awards, without stockholder approval.

17.	Notices and Other Communications

Any communication or notice required or permitted to be given under the Plan shall be in such form as the Committee may determine from time to time. If a notice, demand, request or other communication is required or permitted to be given in writing, then any such notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

18.	Governing Law

The Plan and all Award Agreements and actions taken hereunder and thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

Advance Auto Parts

Service is our best part.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 13, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 13, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If voting by Internet or telephone, there is NO need to mail back the attached proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M73645-P46262

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADVANCE AUTO PARTS, INC.

The Board of Directors recommends that you vote "FOR" all Nominees listed in Proposal 1.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John F. Bergstrom
02) John C. Brouillard
03) Fiona P. Dias
04) Darren R. Jackson
05) William S. Oglesby
06) J. Paul Raines
07) Gilbert T. Ray
08) Carlos A. Saladrigas
09) O. Temple Sloan, III
10) Jimmie L. Wade

The Board of Directors recommends that you vote "FOR" Proposals 2, 3 and 4.

	For	Against	Abstain
2. Approve, by advisory vote, the compensation of our named executive officers.	☐	☐	☐
3. Approve the Company's 2014 Long-Term Incentive Plan.	☐	☐	☐
4. Ratify the appointment of Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm for 2014.	☐	☐	☐

The Board of Directors recommends that you vote "AGAINST" Proposal 5.

	For	Against	Abstain
5. Advisory vote on Stockholder Proposal on the ability of Stockholders to act by written consent if presented at the annual meeting.	☐	☐	☐

Transact other business that may properly come before the meeting or any meetings held upon any adjournment of the meeting.

All proxies heretofore given or executed with respect to the shares of stock represented by this proxy are, by the filing of this proxy, expressly revoked.

Our Annual Report to Stockholders and Proxy Statement for the 2014 Annual Meeting can be viewed on the Internet at http://www.AdvanceAutoParts.com

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M73646-P46262

- PROXY - - PROXY -

Service is our best part.

This proxy is solicited by the Board of Directors of Advance Auto Parts, Inc.

The undersigned stockholder(s) hereby appoint(s) Sarah E. Powell and Michael A. Norona, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ADVANCE AUTO PARTS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 A.M., EDT on Wednesday, May 14, 2014, at Advance Auto Parts Inc., 5008 Airport Rd., Roanoke, VA 24012, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies named herein on any other matters as may properly come before the meeting or any postponement thereof. Receipt of Notice of the Annual Meeting and Proxy Statement for the 2014 Annual Meeting is hereby acknowledged.

Address Changes/Comments: ____

____

(If any Address Changes/Comments have been noted above, please mark corresponding box on the reverse side.)

PLEASE SIGN ON REVERSE SIDE and mail in the enclosed, postage pre-paid envelope.